Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-167489-01

Supplement to Prospectus Supplement dated July 27, 2010 to Prospectus dated July 23, 2010

$27,210,000 Class D 3.56% Asset Backed Notes

Ford Credit Auto Owner Trust 2010-B
Issuing Entity or Trust

Ford Credit Auto Receivables Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any Class D notes, be sure you understand the structure and the risks.  You should review carefully this supplement and the attached prospectus supplement and prospectus, especially the risk factors beginning on page S-13 of the prospectus supplement and on page 7 of the prospectus.

The Class D notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This supplement may be used to offer and sell the Class D notes only if accompanied by the prospectus supplement and the prospectus.

The Class D 3.56% Asset Backed Notes were issued by the trust on August 4, 2010 and are described in the attached prospectus supplement dated July 27, 2010 and the attached prospectus dated July 23, 2010.

●
The trust will pay interest and principal on the notes on the 15th day of each month (or if not a business day, the next business day).  The first payment date will be August 16, 2010.  The trust will pay the Class D notes in full on their final scheduled payment date, January 15, 2017 (or if not a business day, the next business day), if not paid in full prior to such date.

●	The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

●	The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

The pricing terms of the Class D notes are:

	Price to Public(1)	Underwriting Discount	Proceeds to the Depositor(2)
Class D notes	100.95313%	0.60%	100.35313%
Total	$27,469,346.67	$163,260.00	$27,306,086.67
_______________

(1)	Plus accrued interest from August 4, 2010.

(2)	Before deducting expenses estimated to be $25,000 and any selling concessions rebated to the depositor by the underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this supplement or the attached prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch
_________________________

The date of this supplement is August 6, 2010

Closing Date and Settlement Date

The Class D notes were issued on August 4, 2010.  The Class D notes will be delivered in book-entry form through DTC on or about August 10, 2010, the "Settlement Date."

Form and Minimum Denomination

The Class D notes will be available in minimum denominations of $100,000 and in multiples of $1,000.

Underwriting

The depositor and Banc of America Securities LLC have entered into an underwriting agreement for the Class D notes offered by this supplement.  Subject to certain conditions, the underwriter has agreed to purchase the principal amount of the Class D notes indicated in the following table:

Underwriter	Class D Notes
Banc of America Securities LLC	$ 27,210,000
Total	$ 27,210,000

The underwriter will resell the Class D notes to the public.  The selling concessions that the underwriter may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of the Class D notes, are indicated in the following table.  Due to sales to affiliates, the underwriter may be required to forego a minor portion of the selling concessions it would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class D notes	0.360%	0.240%

The Class D notes are recently issued securities with no established trading market. The depositor has been advised by the underwriter that it intends to make a market in the Class D notes purchased by it but it is not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the Class D notes will develop or about the liquidity of any trading market for the Class D notes.  If a secondary market for the Class D notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the Class D notes.

In the ordinary course of its business, the underwriter and its affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.

Upon request by an investor who has received an electronic supplement, prospectus supplement and prospectus from the underwriter within the period during which there is an obligation to deliver a supplement, prospectus supplement and prospectus, the underwriter will promptly deliver, without charge, a paper copy of the supplement, prospectus supplement and prospectus.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-167489-01

Prospectus Supplement to Prospectus dated July 23, 2010

$980,350,000
Ford Credit Auto Owner Trust 2010-B
Issuing Entity or Trust

Ford Credit Auto Receivables Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page S-13 of this prospectus supplement and on page 7 of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue:
	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes(1)	$353,000,000	0.50555%	August 15, 2011
Class A-2 notes	273,300,000	0.65%	December 15, 2012
Class A-3 notes	473,400,000	0.98%	October 15, 2014
Class A-4 notes	192,840,000	1.58%	September 15, 2015
Class B notes	40,810,000	2.54%	February 15, 2016
Class C notes(1)	27,210,000	2.77%	May 15, 2016
Class D notes(1)	27,210,000	3.56%	January 15, 2017
Total	$1,387,770,000
__________________

(1)       The Class A-1, Class C and Class D notes are not being offered by this prospectus supplement or the prospectus.

•	The notes will be backed by a pool of car, light truck and utility vehicle receivables purchased by Ford Credit from dealers.

•
The trust will pay interest and principal on the notes on the 15th day of each month (or if not a business day, the next business day).  The first payment date will be August 16, 2010.  The trust will pay each class of notes in full on its final scheduled payment date (or if not a business day, the next business day) if not paid in full prior to such date.

•	The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

•	The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

The pricing terms of the offered notes are:
	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-2 notes	99.99892%	0.200%	99.79892%
Class A-3 notes	99.98446%	0.250%	99.73446%
Class A-4 notes	99.99432%	0.300%	99.69432%
Class B notes	99.98257%	0.400%	99.58257%
Total	$980,255,415.51	$2,471,860.00	$977,783,555.51
_______________

(1)	Before deducting expenses estimated to be $1,100,000 and any selling concessions rebated to the depositor by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch
BNP PARIBAS
Credit Agricole Securities
Deutsche Bank Securities
Goldman, Sachs & Co.	HSBC	Scotia Capital	Wells Fargo Securities
_________________________

The date of this prospectus supplement is July 27, 2010

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus provide information about Ford Credit Auto Owner Trust 2010-B and the terms of the notes to be issued by the trust.  You should only rely on information provided or referenced in this prospectus supplement and the prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•	Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the credit enhancement available to the notes,

•	Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•	Summary — describes the main terms of the notes, the cash flows in this securitization transaction and the credit enhancement available to the notes, and

•	Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus supplement contain more detailed descriptions of the notes and the structure of this securitization transaction.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus.  The Table of Contents on the preceding page contains references to key topics.

An index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositor consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation.  Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes.  You should read this prospectus supplement and the prospectus in their entirety for a more detailed description of this securitization transaction.

_______________

(1)	The reserve account will be funded on the closing date at 1.00% of the initial pool balance.
(2)
Overcollateralization is the amount by which the pool balance or adjusted pool balance exceeds the principal amount of the notes.  The "adjusted pool balance" is the pool balance reduced by the yield supplement overcollateralization amount.  Initially, the Class A, Class B and Class C notes will be approximately fully collateralized on an adjusted pool balance basis and together with the Class D notes will be undercollateralized by approximately 2.00% on an adjusted pool balance basis.

(3)	The targeted overcollateralization amount will adjust each period and is calculated as described under "Credit Enhancement — Overcollateralization" in this prospectus supplement.
(4)
The yield supplement overcollateralization amount is a component of the targeted overcollateralization amount and is calculated as described under "Credit Enhancement — Overcollateralization" in this prospectus supplement.

(5)
Excess spread is available, as a component of available funds, to make required principal payment on the notes and, as a result, provides a source of funds to absorb losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.

(6)
All notes other than the Class D notes benefit from subordination of more junior classes to more senior classes.  The subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred.  For a more detailed description of subordination within the transaction, you should read "Description of the Notes — Priority of Payments," "— Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination" in this prospectus supplement.

(7)
All available funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of such remaining available funds that constitutes excess spread, will be used, first, to pay principal of the Class A-1 notes until paid in full and, thereafter, to pay principal on the remaining notes until the targeted overcollateralization amount is reached.

(8)
The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction.  Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

Ford Motor Credit Company LLC
(sponsor)
PURCHASE AGREEMENT
- the sponsor sells the receivables to the depositor
- the sponsor makes representations to the depositor about the receivables and repurchases ineligible receivables
Ford Credit Auto Receivables Two LLC
(depositor)
SALE AND SERVICING AGREEMENT
- the depositor sells the receivables to the trust
- the depositor makes representations to the trust about the receivables and repurchases ineligible receivables
- Ford Credit appointed servicer and receives the servicing fee
- the servicer purchases any servicer impaired receivables or servicer modified receivables
TRUST AGREEMENT
- Ford Credit Auto Owner Trust 2010-B established as a Delaware statutory trust
- U.S. Bank Trust National Association appointed owner trustee
- the rights of the holder of the residual interest in the trust established
ADMINISTRATION AGREEMENT
- Ford Credit appointed as administrator of the trust and performs administrative duties of the trust under the indenture
Ford Credit Auto Owner Trust 2010-B
(issuing entity or trust)
INDENTURE
- the trust issues the notes to the depositor and pledges the receivables to the indenture trustee to secure the notes
- the trust applies available funds to pay expenses of the trust and makes payments on the notes in the priorities specified
- The Bank of New York Mellon appointed indenture trustee
Ford Credit Auto Receivables Two LLC
(depositor)
UNDERWRITING AGREEMENT
- the depositor sells the offered notes to the underwriters
- the underwriters purchase the offered notes and offer them to investors
Underwriters
Investors

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available to the notes.  It does not contain all of the information that you should consider in making your investment decision.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus supplement, especially "Risk Factors" beginning on page S-13, and the prospectus completely.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase from Ford Credit a pool of retail installment sale contracts, or "receivables," that were purchased by Ford Credit from motor vehicle dealers.  The trust will issue the notes to the depositor in exchange for the receivables on the closing date.  The depositor will sell the offered notes to the underwriters who will sell them to investors.

Transaction Parties

Sponsor, Servicer and Administrator

Ford Motor Credit Company LLC, or "Ford Credit"

Depositor

Ford Credit Auto Receivables Two LLC

Issuing Entity or Trust

Ford Credit Auto Owner Trust 2010-B

Indenture Trustee

The Bank of New York Mellon.

Owner Trustee and Delaware Trustee

U.S. Bank Trust National Association

For more information about the transaction parties, you should read "Transaction Parties" in this prospectus supplement.

Closing Date

The trust expects to issue the notes on or about August 4, 2010, the "closing date."

Cutoff Date

The trust will be entitled to collections on the receivables applied on or after July 1, 2010, the "cutoff date."

Notes

The trust will issue the following classes of notes:

	Principal Amount	Interest Rate
Class A-1 notes(1)	$353,000,000	0.50555%
Class A-2 notes	$273,300,000	0.65%
Class A-3 notes	$473,400,000	0.98%
Class A-4 notes	$192,840,000	1.58%
Class B notes	$40,810,000	2.54%
Class C notes(1)	$27,210,000	2.77%
Class D notes(1)	$27,210,000	3.56%
_______________

(1)	The Class A-1, Class C and Class D notes are not being offered by this prospectus supplement or the prospectus.

The Class A-1, Class A-2, Class A-3 and Class A-4 notes are collectively referred to as the "Class A notes."  The Class A-2, Class A-3, Class A-4 and Class B notes are being offered by this prospectus supplement and the prospectus and are collectively referred to as the "offered notes" and, together with the Class A-1, Class C and Class D notes, the "notes."

The depositor initially will retain the Class C and Class D notes and residual interest in the trust.

Payment Dates

The trust will pay interest and principal on the notes on "payment dates" which will be the 15th day of each month (or if not a business day, the next business day).  The first payment date will be August 16, 2010.

The notes, except the Class A-1 notes, will accrue interest on a "30/360" basis from the 15th day of the preceding month to the 15th day of the current month (or from the closing date to August 15, 2010, for the first period).

The Class A-1 notes will accrue interest on an "actual/360" basis from the preceding payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.  It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

Final Scheduled Payment Date
Class A-1 notes	August 15, 2011
Class A-2 notes	December 15, 2012
Class A-3 notes	October 15, 2014
Class A-4 notes	September 15, 2015
Class B notes	February 15, 2016
Class C notes	May 15, 2016
Class D notes	January 15, 2017

For a more detailed description of the payment of interest and principal on each payment date, you should read "Description of the Notes — Payments of Interest" and "— Payments of Principal" in this prospectus supplement.

Optional Redemption or "Clean Up Call" Option

The servicer will have a "clean up call" option to purchase all of the receivables on any payment date that the pool balance is 5% or less of the initial pool balance.  The servicer may exercise its clean up call option only if the purchase price for the receivables will be sufficient to pay in full the notes and all fees and expenses of the trust.  Upon the servicer's exercise of its clean up call option, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read "Maturity and Prepayment Consideration — Optional Redemption or ‘Clean Up Call’ Option" in this prospectus supplement.

Form and Minimum Denomination

The notes will be issued in book-entry form.  The offered notes will be available in minimum denominations of $100,000 and in multiples of $1,000.

Receivables

The receivables that will be sold to the trust are retail installment sale contracts secured by new and used cars, light trucks and utility vehicles.  As of the cutoff date, the aggregate principal balance of the receivables was $1,538,327,921.38, the "initial pool balance."

Summary characteristics of the receivables as of the cutoff date:

Number of receivables	70,892
Average principal balance	$21,699.60
Weighted average(1) APR	4.44%
Weighted average(1) FICO® score	717
Weighted average(1) remaining term	55.7 months
Weighted average(1) original term	60.7 months
Original term over 60 months(2)	39.71%
Remaining term over 60 months(2)	35.37%
Percentage new vehicle(2)	87.19%
Percentage car(2)	26.38%
Percentage light truck(2)	37.82%
Percentage utility(2)	33.40%
Percentage other(2) (3)	2.39%
___________________

(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date.
(2)	As a percentage of initial pool balance.
(3)	Primarily non-Ford, Lincoln and Mercury vehicles, which Ford Credit does not categorize.

For more information about the characteristics of the receivables, you should read "Receivables — Composition of the Receivables" in this prospectus supplement.

Trust Assets

The trust assets will include:

•	the receivables and collections on the receivables applied on or after the cutoff date,

•	security interests in the financed vehicles,

•	proceeds from claims on any insurance policies covering the financed vehicles or the obligors,

•	rights in the reserve account and the collection account, and

•	rights under the transaction documents for the repurchase of ineligible receivables, and purchase of servicer impaired receivables and servicer modified receivables.

Servicer

Ford Credit will be the servicer of the receivables.

The trust will pay the servicer a servicing fee for each month equal to 1/12 of 1% of the pool balance at the beginning of the preceding month.

For more information about the servicer, you should read "Transaction Parties — Servicer" in this prospectus supplement.

Priority of Payments

On each payment date, the trust will apply available funds for the preceding month to make payments in the order of priority listed below.  Available funds generally will include all amounts collected on the receivables.  This priority will apply unless the notes are accelerated after an event of default:

(1)
Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $150,000 per year,

(2)	Servicing Fee — to the servicer, the servicing fee,

(3)	Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)
First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A notes, over (b) the adjusted pool balance,

(5)	Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)
Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A and Class B notes, over (b) the adjusted pool balance, which amount will be reduced by any first priority principal payment on that payment date,

(7)	Class C Note Interest — to the Class C noteholders, interest due on the Class C notes.

(8)
Third Priority Principal Payment — to the Class A, Class B and Class C noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A, Class B and Class C notes, over (b) the adjusted pool balance, which amount will be reduced by any first and second priority principal payments on that payment date,

(9)	Class D Note Interest — to the Class D noteholders, interest due on the Class D notes,

(10)
Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless such payment date is on or after the final scheduled payment date for the Class D notes,

(11)
Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the greater of (a) the principal amount of the Class A-1 notes and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the targeted overcollateralization amount, which amount will be reduced by any first, second and third priority principal payments on that payment date,

(12)	Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due to the extent not paid in (1) above, and

(13)	Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

The trust will not pay principal on any class of notes until the principal amount of all classes of notes senior in priority to that class are paid in full.

For a more detailed description of the priority of payments on each payment date, you should read "Description of the Notes — Priority of Payments" in this prospectus supplement.  For a more detailed description of the targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read "Credit Enhancement — Overcollateralization" in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the receivables and potential shortfalls in the amount of cash available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $15,383,279.21 in the reserve account, which is 1.00% of the initial pool balance.

If collections on the receivables and certain other amounts are insufficient to cover the fees and expenses of the trust, including interest payments and priority principal payments on the notes, the indenture trustee will withdraw funds from the reserve account to cover the shortfall.  The indenture trustee also will withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

If amounts are withdrawn from the reserve account, they will be replenished to the extent of available funds on subsequent payment dates occurring prior to the final scheduled payment date for the Class D notes after all higher priority payments are made.

For more information about the reserve account, you should read "Credit Enhancement — Reserve Account" in this prospectus supplement.

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.  The trust will not pay interest on the Class B, Class C or Class D notes until all interest due on the Class A notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (beginning with the Class A-1 notes).  The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

If a priority principal payment is required, the trust will pay principal to the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.

For a more detailed description of the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read "Description of the Notes — Priority of Payments," "— Post-Acceleration Priority of Payments" and "Credit Enhancement — Subordination" in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes.  Overcollateralization means there will be additional receivables generating collections that will be available to cover losses on the receivables and shortfalls in interest collections due to any low-APR receivables.  The initial amount of overcollateralization for the notes will be $150,557,921.38 or 9.79% of the initial pool balance.

Overcollateralization may also be expressed as a percentage of the "adjusted pool balance," which is the pool balance less the yield supplement overcollateralization amount.  The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the Class A, Class B and Class C notes.  On an adjusted pool balance basis, the initial amount of overcollateralization for the notes is actually negative, resulting in undercollateralization of approximately 2.00% of the adjusted pool balance, which is approximately the initial principal amount of the Class D notes.

This securitization transaction is structured to use all available funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of such remaining available funds that constitutes excess spread, to make principal payments on the notes until the targeted overcollateralization amount is reached.  After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level.  The targeted overcollateralization amount will adjust each month and generally will equal the sum of (a) the yield supplement overcollateralization amount for that month, plus (b) the excess, if any, of 1.50% of the current pool balance over 1.00% of the initial pool balance (the amount required to be on deposit in the reserve account).  When the pool balance has decreased to the point where 1.50% of the current pool balance is equal to or less than 1.00% of the initial pool balance, the targeted overcollateralization amount for each payment date will be the yield supplement overcollateralization amount for that payment date.  At that point, on an adjusted pool balance basis, the overcollateralization becomes zero.

For a more detailed description of the targeted overcollateralization amount, you should read "Credit Enhancement — Overcollateralization" in this prospectus supplement.

Yield Supplement Overcollateralization Amount

A substantial number of the receivables have an annual percentage rate or "APR" less than the highest interest rate paid on the notes.  To compensate for the low APRs on these receivables, this securitization transaction is structured with a type of overcollateralization known as yield supplement overcollateralization.  The yield supplement overcollateralization amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a specified rate are less than future payments would be on such receivables if their APRs were equal to the specified rate.  The specified rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes and will at least equal the highest interest rate on the notes plus the servicing fee.  The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date.

For a more detailed description of the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should read "Credit Enhancement — Overcollateralization" in this prospectus supplement.

Excess Spread

For any payment date, excess spread is equal to the excess of (a) the sum of the interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the preceding payment date (or the closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the interest on the notes and any required deposits in the reserve account.  Any excess spread will be applied on each payment date, as a component of available funds, to make principal payments on the Class A-1 notes until paid in full and then to make principal payments on the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, excess spread provides a source of funds to absorb losses on the receivables.  To the extent the amount of excess spread exceeds the amount of any losses, it is available to pay principal on the notes.  This causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described under "Description of the Notes — Payments of Principal" in this prospectus supplement.

For a more detailed description of the use of excess spread as credit enhancement for your notes, you should read "Credit Enhancement — Overcollateralization" and "— Excess Spread" in this prospectus supplement.

Repurchases of Receivables

Ford Credit will make representations about the origination, characteristics and transfer of the receivables.  If a representation is later discovered to be untrue and has a material adverse effect on any receivable then it was not eligible to be sold to the depositor or the trust.  Ford Credit must repurchase the ineligible receivable unless it cures the breach.  Similarly, if Ford Credit as servicer materially impairs any receivable, it must purchase the impaired receivable unless it cures the impairment.  In addition, Ford Credit as servicer will purchase a receivable from the trust if it makes certain modifications including if it grants payment extensions that extend the final payment date of the receivable beyond six months past the last scheduled payment date of any receivable in the securitized pool.  The servicer also will purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled payment due dates of the receivable.

For a more detailed description of the representations made about the receivables and the repurchase obligation if these representations are breached, you should read "Transfers of the Receivables" in this prospectus supplement.  For a more detailed description of servicer impaired and servicer modified receivables and the purchase obligation for these receivables, you should read "Servicing the Receivables and the Securitization Transaction — Servicer Modifications and Obligation to Purchase Certain Receivables" in the prospectus.

Controlling Class

Holders of the Controlling Class will control certain decisions regarding the trust, including whether to declare or waive events of default and events of servicing termination, or accelerate the notes, cause a sale of the receivables or direct the indenture trustee to exercise other remedies following an event of default.  Holders of notes that are not part of the Controlling Class will not have these rights.

The "Controlling Class" will be the outstanding classes of the Class A notes, voting as a single class, as long as any Class A notes are outstanding.  After the Class A notes are paid in full, the most senior class of notes outstanding will be the Controlling Class.

Ratings

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations, or "rating agencies."

The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms.  Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by the other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Dewey & LeBoeuf LLP will deliver its opinion that, for U.S. federal income tax purposes:

•	the notes will be treated as debt, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read "Tax Matters" in this prospectus supplement and the prospectus.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read "ERISA Considerations" in this prospectus supplement and in the prospectus.

Contact Information for the Depositor

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133

Contact Information for the Servicer
Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone number: (313) 206-5899
Fax number: (313) 390-4133
Website: www.fordcredit.com

CUSIP Numbers

CUSIP
Class A-2 notes	34529M AB8
Class A-3 notes	34529M AC6
Class A-4 notes	34529M AD4
Class B notes	34529M AE2
Class C notes	34529M AF9
Class D notes	34529M AG7

RISK FACTORS

In addition to the risk factors starting on page 7 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the notes.

The Class B, Class C and Class D notes will be subject to greater risk because of subordination
The Class B notes will bear greater risk than the Class A notes because no payment of interest will be made on the Class B notes until all interest on the Class A notes is paid in full, and no payment of principal will be made on the Class B notes until the principal amount of the Class A notes is paid in full.  The Class C and Class D notes bear even greater risk because of similar subordination to all more senior classes of notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes
An event of default may result in an acceleration of payments on your notes.  You will suffer losses if collections on the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes.  If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.  If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the Controlling Class until all interest and principal on the notes of the Controlling Class are paid in full.

For a more detailed description of events of default and acceleration of the notes, you should read "Description of the Notes — Events of Default and Acceleration" in this prospectus supplement and "Description of the Notes — Events of Default and Remedies" in the prospectus.  For a more detailed description of the change in the priority of payments following certain events of default and acceleration of the notes, you should read "Description of the Notes — Priority of Payments" and "— Post-Acceleration Priority of Payments" in this prospectus supplement.

Overcollateralization may not increase as expected
The overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the pool balance from the amortization of the receivables.  There can be no assurance that the targeted overcollateralization amount will be reached or maintained, or that the receivables will generate sufficient collections to pay your notes in full.

For a more detailed description of overcollateralization as a form of credit enhancement for your notes, you should read "Credit Enhancement — Overcollateralization" in this prospectus supplement.
The Class D notes will be undercollateralized on the closing date
The initial principal balance of the Class D notes will be approximately 2.00% of the adjusted pool balance on the cutoff date.  On the closing date, the aggregate principal balance of the Class A, Class B and Class C notes was approximately 100% of the adjusted pool balance.  Thus, because the Class D notes are subordinate to the other classes of notes, on an adjusted pool balance basis there will be no receivables supporting the Class D notes on the closing date.  Although overcollateralization is expected to increase to the targeted overcollateralization amount, there can be no assurance as to when or whether such targeted level of overcollateralization will be achieved or maintained.
Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes
Some of the receivables will have APRs that are less than the interest rate on your notes plus various fees.  Payments on receivables with higher APRs help compensate for the reduced payments made on receivables with lower APRs.  Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes by reducing the amounts available to make interest and principal payments on your notes.

Geographic concentration may result in more risk to you
As of the cutoff date, the billing addresses of the obligors of the receivables were concentrated in Texas (13.34%), California (8.34%), Michigan (6.98%) and Florida (6.18%).  No other state constituted more than 5% of the initial pool balance.  Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, credit loss or repossession experience of the trust and could result in delays in payments or losses on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes
Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities.  While conditions in the financial markets and the secondary markets have recently improved, there can be no assurance that future events will not occur that could have a similar adverse effect on the liquidity of the secondary market.  If the lack of liquidity in the secondary market reoccurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read "Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them" in the prospectus.

The continuing economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes
Over the past several years, the United States experienced a severe economic downturn that adversely affected the performance of the receivables.  During this downturn, high unemployment and a lack of availability of credit led to increased delinquency and default rates by obligors, as well as decreased consumer demand for cars, trucks and utility vehicles and reduced used vehicle prices, which increased the amount of losses on defaulted receivables.  While certain economic factors have improved recently, other factors, such as unemployment, have not yet improved.  If the economic downturn worsens or continues for a prolonged period of time, delinquencies and losses on the receivables could increase again, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit's portfolio of U.S. retail installment sales contracts, you should read "Transaction Parties — Servicer — Delinquency, Repossession and Credit Loss Experience" in this prospectus supplement.

Market factors may reduce the value of used vehicles, which could result in losses on your notes.
Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles.  The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands.  In addition, decisions by Ford with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models.  Any adverse impact on the resale value for repossessed vehicles could result in increased losses on the related receivables and losses on your notes.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability.  The ratings reflect the rating agency's assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes.  There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise.  None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes.  If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other nationally recognized statistical rating organization, or "NRSRO," to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under newly effective SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

TRANSACTION PARTIES

The following information identifies certain transaction parties for this securitization transaction.  For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read "Sponsor and Servicer," "Depositor," "Issuing Entity," "Indenture Trustee" and "Owner Trustee" in the prospectus.

Depositor

The depositor is Ford Credit Auto Receivables Two LLC.  Ford Credit is the sole member of the depositor.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Owner Trust 2010-B.  The trust's fiscal year is the calendar year.

On the closing date, the depositor will sell the receivables to the trust and make an initial deposit into a reserve account in exchange for the notes and the residual interest in the trust.  The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$353,000,000.00
Class A-2 notes	273,300,000.00
Class A-3 notes	473,400,000.00
Class A-4 notes	192,840,000.00
Class B notes	40,810,000.00
Class C notes	27,210,000.00
Class D notes	27,210,000.00
Residual Interest — Initial Overcollateralization	150,557,921.38
Subtotal — Initial Pool Balance	$1,538,327,921.38
Reserve Account	15,383,279.21
Total	$1,553,711,200.59

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the "indenture trustee" under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read "Indenture Trustee" in the prospectus.

Owner Trustee

U.S. Bank Trust National Association, or "U.S. Bank Trust," will act as the "owner trustee" under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or "U.S. Bank," the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $282 billion as of March 31, 2010, is the parent company of U.S. Bank.  As of March 31, 2010, U.S. Bancorp served approximately 15.8 million customers, operated over 3,000 branch offices in 24 states and had over 54,000 employees.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since 2000.  As of March 31, 2010, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto loan receivable-backed securities since 2000.  As of March 31, 2010, U.S. Bank Trust was acting as owner trustee on 75 issuances of auto loan receivable-backed securities.

For a description of the duties and responsibilities of the owner trustee, you should read "Owner Trustee" in the prospectus.

Sponsor

Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction.  The receivables were purchased by Ford Credit from motor vehicle dealers in the ordinary course of Ford Credit's business.

The following table contains information about the retail installment sale contracts purchased by Ford Credit from motor vehicle dealers during each of the periods indicated.

Originations Characteristics

Three Months Ended March 31,		Year Ended December 31,
2010	2009	2009	2008	2007	2006	2005

Number of receivables originated	141,361	112,177	519,452	754,633	845,660	1,200,165	1,181,917
Aggregate original principal balance (in millions)	$3,570	$2,434	$12,420	$17,138	$21,760	$29,647	$25,949
Weighted average(1) original term (in months)	60.4	61.2	60.3	61.8	60.8	62.8	58.5
Weighted average(1) FICO® score(2) at origination	722	704	719	710	706	703	711
_______________

(1)	Weighted averages are weighted by the original principal balance of each receivable.
(2)
This weighted average excludes receivables that have obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Purchasing and Underwriting" in the prospectus.

Material Changes to Origination, Purchasing and Underwriting Policies and Procedures

During the period covered in the table above, Ford Credit changed its origination and purchasing policies and procedures for retail installment sale contracts to respond to market conditions and competitive pressures and to pursue different business strategies.  Ford Credit's origination and purchasing policies are focused on supporting the sale of new Ford vehicles.  A substantial percentage of the contracts purchased by Ford Credit are originated under Ford-sponsored vehicle marketing incentive programs.  As a result, changes in origination volumes and the types of contracts purchased are caused primarily by changes in sales of Ford vehicles and changes in Ford-sponsored vehicle marketing incentive programs.  The relative cost and availability of funding sources also impact Ford Credit's willingness to purchase certain retail installment sale contracts and Ford Credit may limit purchases of certain types of contracts for risk management purposes.

In the third quarter of 2005, Ford ran a marketing incentive program that offered employee pricing to all customers.  This program caused the number of contracts purchased by Ford Credit to decrease during this time period because it did not require the use of Ford Credit financing to take advantage of employee pricing.  Special rate financing programs offered by Ford during the summer of 2006 caused the number of contracts purchased by Ford Credit to increase.

In 2007 and 2008, Ford Credit's origination volumes decreased due to the decline in Ford retail sales.  In addition, Ford's use of cash rebate marketing incentives and increased market competition in standard rate financing also contributed to a decrease in Ford Credit's retail originations during 2009.  In 2010, Ford has shifted back to low APR vehicle marketing programs and as retail sales have improved, Ford Credit's originations have increased.

In 2005, 72-month contracts represented approximately 24% of the principal balance of contracts purchased.  However, as a result of Ford Credit's expanded eligibility for 72-month financing combined with continued Ford-sponsored marketing incentive programs and strong market demand for 72-month financing, 72-month contracts increased to approximately 44% of the principal balance of contracts purchased in 2006, peaking at nearly 58% of the principal balance of contracts purchased in the third quarter of 2006.  In the summer of 2006, Ford launched a series of special rate financing programs, including a 0% APR program in August to clear out dealer inventories of 2006 vehicle models.  This 0% APR program applied to nearly all Ford vehicle brands and models, all contract terms and all qualified applicants.  These programs resulted in a higher volume of 72-month contracts and a higher proportion of lower credit quality customers.  Since the expiration of these programs, 72-month originations and contracts with lower credit quality customers have declined but remain higher than in the years before 2006.  Because these programs altered the typical contract term and credit quality composition of Ford Credit's portfolio, Ford Credit securitized the majority of the lower credit quality 72-month contracts originated under these programs to an investor in a private transaction in October of 2006.  In 2007, 72-month contracts represented approximately 35% of the principal balance of contracts purchased.  In 2008, 2009 and the first five months of 2010, 72-month contracts represented approximately 39% of the principal balance of contracts purchased.

In 2005, Ford's marketing incentive programs focused on cash rebates.  Starting in early 2006, Ford's marketing incentive programs emphasized special rate financing programs instead of cash rebates.  As a result, low APR contracts were a greater proportion of the principal balance of contracts purchased compared to 2005 and represented nearly 65% of the principal balance of contracts purchased in 2006, with a higher proportion during the summer 2006 special rate financing programs described above.  In 2007, Ford continued to emphasize special rate financing programs, and low APR contracts represented approximately 85% of the principal balance of contracts purchased.  In 2008, Ford shifted its marketing incentive programs from special rate financing to cash rebates, which resulted in a decrease in low APR contracts to approximately 55% of the principal balance of contracts purchased for the year.  In 2009, Ford offered both special rate financing programs and cash rebates.  Although Ford Credit's purchase of low APR contracts decreased as customers chose cash rebates over special rate financing, increased market competition in standard rate financing led to a more significant decrease in Ford Credit's purchase of standard APR contracts.  For 2009, low APR contracts have represented approximately 64% of the principal balance of contracts purchased, peaking at 76% in October 2009.  Through May 2010, Ford continued to offer special rate financing to compete with other manufacturers.  As a result, 67% of the principal balance of contracts purchased by Ford Credit were low APR contracts, peaking at 71% in April 2010.

During the annual periods covered in the table above, contracts to finance the purchase of used vehicles represented approximately 13% to 19% of the principal balance of contracts purchased each year.  Although Ford Credit's origination, underwriting and purchasing policies for used vehicle contracts have remained consistent, used vehicle contracts increased to approximately 25% of the principal balance of contracts purchased in late 2008 and early 2009 due to the sharp decline in Ford's new vehicle sales and a decrease in competition from other finance sources for used vehicle contracts.  Since the second quarter of 2009, as Ford's new vehicle sales have increased, the percentage of used vehicle contracts purchased by Ford Credit have decreased to approximately 12% to 13% of the principal balance of contracts purchased.

In February 2005, Ford Credit launched new credit bureau interface software that gives Ford Credit's credit analysts access to the most up-to-date data and analytical tools from the credit bureaus.  This software also supports the inclusion of new variables in Ford Credit's origination scoring models that enhance the models' ability to predict the likelihood of default on contracts offered to Ford Credit for purchase.  In the second quarter of 2007, Ford Credit launched a new advisory tool that provides the credit analyst with an analysis of each offered contract, including analysis of application and credit bureau information and an automated approval recommendation index based on factors not included in Ford Credit's scoring model to assist the analyst in making better credit decisions.

As part of its normal cycle plan, Ford Credit launched its latest generation origination scoring models for both commercial and consumer credit applications in the second quarter and third quarter of 2008, respectively, and a business entity's commercial credit risk score, if available, was added as a new variable in the origination scoring models for commercial credit applications.  In April 2009, Ford Credit adjusted its models to more accurately reflect actual portfolio performance and macroeconomic conditions.  In April 2010, a new scoring model for commercial lines of credit was launched to improve the performance and accuracy of the model.

Ford Credit launched enhanced electronic decisioning models in May 2005 and March 2007 that increased the percentage of credit applications approved or rejected through the models.  In the third quarter of 2008, Ford Credit adopted a more conservative electronic decisioning strategy that reduced the percentage of applications approved through the models.  This updated strategy resulted in the credit analysts reviewing a higher percentage of applications, which allows for increased scrutiny of various credit indicators and segments of the portfolio, including extended term contracts.

In the first half of 2006, Ford Credit completed a transformation of its U.S. sales and originations operations in which it reduced the number of its regional offices and local sales offices.  This transformation consolidated Ford Credit's separate sales and originations units into one unit for all Ford brands.  Also in 2006, Ford Credit integrated its commercial lending offices into these units.  Starting in September 2006 and during 2007, Ford Credit consolidated its remaining U.S. branches into six existing service centers, creating business centers that manage originations in addition to the servicing functions already performed at the six service centers.  All of these transformation and consolidation actions were implemented to provide cost efficiencies, ensure consistency and control in origination processes, increase dealer and customer satisfaction and make it easier to implement new technologies.

As part of the 2006 transformation, Ford Credit introduced new technologies that have improved Ford Credit's origination operations and increased operating efficiencies and dealer support.  These technologies include workforce scheduling software that better monitors staffing requirements, telephony upgrades and call monitoring software to improve accessibility for customers, and performance monitoring software to improve process discipline and consistency of loan originations.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its receivable portfolio.  The restructuring included the consolidation of its origination operations into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolio of receivables.

In October 2009, Ford Credit completed the consolidation of its underwriting for commercial customers and support for commercial lines of credit into two of its business centers, which improves process consistency and leverages the skills of personnel with commercial expertise.

For more information about Ford Credit's origination and underwriting policies and procedures, you should read "Sponsor and Servicer — Origination, Purchasing and Underwriting" in the prospectus.

Static Pool Information — Prior Securitized Pools

Static pool information about prior pools of retail installment sale contracts that were securitized by Ford Credit can be found in Annex A to this prospectus supplement.  The information in Annex A consists of cumulative losses and delinquency and prepayment data for prior securitized pools and summary information about the original characteristics of the prior pools.  Information about pools that were securitized before January 1, 2006 will not be deemed to be part of the prospectus, this prospectus supplement or the registration statement that includes the prospectus.  No assurance can be made that the loss, delinquency or prepayment experience of a particular pool of retail installment sale contracts will be similar to the information shown in Annex A for prior securitized pools of retail installment sale contracts.

Servicer

Ford Credit will be the servicer of the receivables for this securitization transaction.  Ford Credit will be responsible for all servicing functions except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer.

The following table shows Ford Credit's delinquency, repossession and credit loss experience for its portfolio of retail installment sale contracts.  The table includes contracts sold in securitizations and other transactions that Ford Credit continues to service.  Delinquency, repossession or credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  No assurance can be made that the delinquency, repossession and credit loss experience of a particular pool of retail installment sale contracts will be similar to the historical experience shown below or that any trends shown in the table will continue for any period.

Average net loss on contracts charged off has increased since the second quarter of 2008, reflecting primarily lower auction values, an increase in the amount financed due to the number of trucks and full-size SUVs in the portfolio and changes in portfolio composition, including an increase of 72-month contracts.  Although this trend reversed starting in the second quarter 2009 as auction values increased, auction values remain volatile.  Since midyear 2008, repossessions have increased due to the effects of macroeconomic conditions, largely high unemployment and personal bankruptcy filings, including an increase in customers who voluntarily surrender their vehicles to Ford Credit.  In 2009, aggregate net losses on contracts decreased due to lower severity and lower charge offs, offset partially by higher repossessions.  The net losses as a percentage of average portfolio outstanding increased in 2009, reflecting a combination of lower average receivables balances and higher repossessions.  Through May 2010, net losses as a percentage of average portfolio outstanding have decreased, primarily due to lower charge offs and lower severities resulting from improved auction values.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit's portfolio of retail installment sale contracts.  Over the periods shown, the portfolio size increases as new contracts are originated and decreases as existing receivables are paid down or liquidated.  The delinquency, repossession and credit loss percentages for a static pool of contracts originated in any period would differ from the portfolio experience shown in the following table.

Delinquency, Repossession and Credit Loss Experience

	Two Months Ended May 31,	Three Months Ended March 31,		Year Ended December 31,
	2010	2010	2009	2009	2008	2007	2006(6)	2005
Average number of contracts outstanding(1)	2,504,450	2,569,089	3,002,232	2,823,588	3,240,749	3,688,642	4,181,422	4,797,580
Average portfolio outstanding (in millions)(2)	$35,365	$36,283	$43,843	$40,575	$48,842	$55,238	$58,134	$64,969

Delinquencies
Average number of delinquencies(3)
31 - 60 days	47,658	59,092	67,602	66,788	69,537	74,783	81,924	91,048
61 - 90 days	2,919	4,081	7,789	6,518	7,413	6,976	6,385	7,246
Over 90 days	432	698	1,699	1,291	1,305	1,091	991	1,135
Average number of delinquencies as a percentage of average number of contracts outstanding
31 - 60 days	1.90%	2.30%	2.25%	2.37%	2.15%	2.03%	1.96%	1.90%
61 - 90 days	0.12%	0.16%	0.26%	0.23%	0.23%	0.19%	0.15%	0.15%
Over 90 days	0.02%	0.03%	0.06%	0.05%	0.04%	0.03%	0.02%	0.02%

Repossessions and Credit Losses
Repossessions as a percentage of average number of contracts outstanding(7)	2.18%	2.89%	3.09%	3.12%	2.39%	1.95%	2.01%	2.39%
Aggregate net losses (in millions)(4)	$30	$81	$198	$620	$709	$435	$398	$585
Net losses as a percentage of average portfolio outstanding(7)	0.51%	0.90%	1.80%	1.53%	1.45%	0.79%	0.68%	0.90%
Net losses as a percentage of gross liquidations(5)	0.98%	1.68%	3.54%	2.98%	2.96%	1.56%	1.27%	1.59%
Number of contracts charged off	12,014	24,430	30,598	118,189	109,385	111,732	129,898	165,074
Number of contracts charged off as a percentage of average number of contracts outstanding(7)	2.88%	3.80%	4.08%	4.19%	3.38%	3.03%	3.11%	3.44%
Average net loss on contracts charged off	$2,520	$3,332	$6,460	$5,249	$6,483	$3,892	$3,062	$3,544
_______________
(1)	Average of the number of contracts outstanding at the beginning and end of each month in the period.
(2)	Average of the aggregate principal balance of contracts outstanding at the beginning and end of each month in the period.
(3)	The period of delinquency is the number of days more than $49.99 of a scheduled payment is past due, excluding bankrupt accounts.
(4)
Net losses are equal to the aggregate balance (principal plus accrued finance and other charges) of all contracts that are determined by the servicer to be uncollectible in the period less any liquidation proceeds and other recoveries received in the period on contracts charged off in the period or any prior periods.  Net losses exclude all external costs associated with repossession and disposition of the vehicle prior to charge off and include all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off.  An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.  Realized losses for a securitized pool of receivables are equal to the aggregate principal balance of all contracts that are determined to be uncollectible in the period less any liquidation proceeds and other recoveries on contracts charged off in the period or any prior periods.  In addition, realized losses for a securitized pool of receivables include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs.  Therefore, realized losses for a securitized pool of receivables may be higher or lower than net losses for those receivables.

(5)	Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a receivable.
(6)	Beginning January 1, 2006, data on Volvo brand vehicles is included. Volvo data was not material to the pre-January 1, 2006 data.
(7)	For the non-annual periods, the percentages are annualized.

Material Changes to Servicing Policies and Procedures

In the fourth quarter of 2008, Ford Credit consolidated its account services and vehicle liquidations operations into two business centers.  This consolidation was done to eliminate variability and achieve greater efficiencies in these operations given lower portfolio levels.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its receivable portfolio.  As part of the restructuring plan, Ford Credit converted two of its business centers to loss prevention specialty centers, leveraging the skills of its seasoned loss prevention teams to address increased delinquencies and manage portfolio losses.

As part of its normal cycle plan, in the first quarter of 2008, Ford Credit launched an updated behavior scoring model used to predict the probability that an account will default.  This model was adjusted in March 2009 to improve its performance.  In December 2009, Ford Credit launched a new behavior scoring model for its commercial portfolio.  Consistent with its servicing practices, Ford Credit has modified its collection efforts and increased its collection activities in response to the macroeconomic conditions contributing to the increase in delinquencies since 2007.

For more information about Ford Credit's servicing policies and procedures, you should read "Sponsor and Servicer — Servicing and Collections" in the prospectus.

Ratings of the Servicer

As of the date of this prospectus supplement, Ford Credit's senior unsecured debt ratings are:

	DBRS	Fitch	Moody's	S&P
Short-term debt ratings	R4	B	NP	NR
Long-term debt ratings	B (high)	BB-	Ba3	B-
Outlook	Positive*	Positive	Stable	Positive

* The trend DBRS has assigned to the short-term ratings is Stable.

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit's debt ratings recently, the rating agencies had previously lowered Ford Credit's debt ratings and may change the rating or downgrade Ford Credit at any time.

Ford Credit, as servicer, will be required to remit collections on the receivables to the trust's collection account within two business days of applying collections to the obligor's account.

For more information about the deposit of collections, you should read "Servicing the Receivables and the Securitization Transaction — Deposit of Collections" in the prospectus.

Administrator

Ford Credit will be the administrator of the trust under an administration agreement.  The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.

For a description of the duties and responsibilities of the administrator, you should read "Issuing Entity" in the prospectus.

RECEIVABLES

On the closing date, Ford Credit will sell the receivables to the depositor and the depositor will sell the receivables to the trust effective as of the cutoff date.  The trust will pledge the receivables to the indenture trustee to secure the notes.

Criteria for Selecting the Receivables

The receivables were randomly selected by Ford Credit from its U.S. portfolio of retail installment sale contracts that meet the selection criteria.  The selection criteria include that, as of the cutoff date, each receivable:

•	is a simple interest receivable with level monthly payments,

•	has an original term of not greater than 72 months,

•	is secured by a car, light truck or utility vehicle,

•
is currently not more than 30 days delinquent (Ford Credit considers a receivable delinquent if more than $49.99 of a scheduled payment is overdue), although it may have been more than 30 days delinquent in the past,

•	has not been granted a payment extension or rewritten, and

•	is not subject to a bankruptcy proceeding.

Ford Credit has changed its selection criteria for securitization transactions over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices.  In June of 2002, Ford Credit expanded its selection criteria to allow 0.00% APR contracts instead of the previous lowest APR of 0.01%.  In June of 2005, Ford Credit changed its selection criteria to include receivables where no first payment has been applied (but the first payment is due within 30 days of the cutoff date), and with a current principal balance of not greater than $100,000, instead of $50,000.  Ford Credit's portfolio of retail installment sale contracts available for this securitization program changes over time as a result of changes in Ford Credit's origination, purchasing and underwriting policies, Ford-sponsored marketing incentive programs and Ford Credit's sales of receivables in securitization and other funding transactions and programs, some of which may use different selection criteria than this program.

Composition of the Receivables

The following tables show the characteristics or distributions of certain characteristics of the pool of receivables on the cutoff date.  The percentages in the tables below may not sum to 100.00% due to rounding.

Number of Receivables	70,892
Initial Pool Balance	$1,538,327,921.38
Principal Balance:
Average	$21,699.60
Highest	$97,286.37
Lowest	$251.66
Original Amount Financed:
Average	$25,827.81
Highest	$120,138.40
Lowest	$1,343.57
Annual Percentage Rate (APR):
Weighted average(1)	4.44%
Highest	29.49%
Lowest	0.00%
Original Term:
Weighted average(1)	60.7 months
Original term greater than 60 months (by principal balance)	39.71%
Longest	72 months
Shortest	6 months
Remaining Term:
Weighted average(1)	55.7 months
Remaining term greater than 60 months (by principal balance)	35.37%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(2)	2.46 years
Weighted Average Months After Origination (Seasoning)	5 months
Financed Vehicle — New:
Aggregate principal balance	$1,341,192,686.30
Percentage of initial pool balance	87.19%
Financed Vehicle — Used:
Aggregate principal balance	$197,135,235.08
Percentage of initial pool balance	12.81%
Financed Vehicle — Car:
Aggregate principal balance	$405,836,851.20
Percentage of initial pool balance	26.38%
Financed Vehicle — Light Truck:
Aggregate principal balance	$581,872,030.00
Percentage of initial pool balance	37.82%
Financed Vehicle — Utility:
Aggregate principal balance	$513,865,278.65
Percentage of initial pool balance	33.40%
Financed Vehicle — Other(3):
Aggregate principal balance	$36,753,761.53
Percentage of initial pool balance	2.39%
Credit Score:
Weighted average(1) FICO® score(4) at origination	717
Weighted average(1) FICO® score(4) at origination for receivables with original terms greater than 60 months	694
_______________
(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date.
(2)
The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(3)	Primarily non-Ford, Lincoln and Mercury vehicles, which Ford Credit does not categorize.
(4)
This weighted average excludes receivables representing 12.63% of the initial pool balance that have obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Purchasing and Underwriting" in the prospectus.  There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor's credit score would not be lower if obtained as of the cutoff date.

Distribution by Make, Model and Vehicle Type of the Receivables(1)

Make	Model	Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Ford	F-150	Light Truck	15,593	$325,353,713.27	21.15%
Ford	Escape	Utility	7,359	159,668,580.55	10.38
Ford	Edge	Utility	4,880	138,333,141.47	8.99
Ford	Fusion	Car	6,296	133,210,116.12	8.66
Ford	F-250	Light Truck	3,009	92,018,096.68	5.98
Ford	Focus	Car	6,004	88,174,553.94	5.73
Ford	Mustang	Car	3,642	87,036,178.25	5.66
Ford	F-350	Light Truck	1,997	63,447,312.71	4.12
Ford	Explorer	Utility	2,665	56,350,034.37	3.66
Ford	Expedition	Utility	1,749	51,827,012.91	3.37
Ford	Taurus	Car	2,018	42,523,260.43	2.76
Ford	Ranger	Light Truck	1,741	29,640,890.23	1.93
Ford	Flex	Utility	873	28,327,553.19	1.84
Mercury	Mariner	Utility	1,255	27,775,614.29	1.81
Lincoln	MKX	Utility	519	16,835,632.45	1.09
Ford	E-350	Light Truck	733	16,126,879.60	1.05
Mercury	Milan	Car	805	15,749,669.38	1.02
Other			9,754	165,929,681.54	10.79
Total			70,892	$1,538,327,921.38	100.00%
_______________
(1)	The table shows models representing greater than 1.00% of initial pool balance.

Geographic Distribution of the Receivables on the Cutoff Date(1)

State	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Texas	8,545	$205,197,606.92	13.34%
California	5,936	128,316,817.23	8.34
Michigan	4,963	107,382,894.99	6.98
Florida	4,569	94,991,884.28	6.18
Ohio	3,216	68,436,433.25	4.45
Illinois	3,178	66,196,947.62	4.30
New York	2,992	65,025,738.80	4.23
Pennsylvania	3,098	61,234,225.09	3.98
Georgia	2,213	49,867,877.31	3.24
North Carolina	2,166	47,943,519.61	3.12
New Jersey	2,223	47,827,236.45	3.11
Other	27,793	595,906,739.83	38.74
Total	70,892	$1,538,327,921.38	100.00%
_______________
(1)	The table shows the states with concentrations greater than 3.00% of the initial pool balance based on the billing addresses of the obligors.

Distribution by FICO® Score of the Receivables(1)

FICO® Score(2) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Greater than 749	25,804	$523,576,358.75	34.04%
700 – 749	11,268	250,552,290.59	16.29
650 – 699	12,091	275,658,607.39	17.92
600 – 649	7,834	175,016,090.56	11.38
250 – 599	5,420	119,294,919.79	7.75
Commercial(3)	7,520	180,467,965.69	11.73
No FICO score(4)	955	13,761,688.61	0.89
Total	70,892	$1,538,327,921.38	100.00%
_______________
(1)	The table shows the FICO® score of the receivables at their origination dates.
(2)
For a description of FICO® scores, you should read "Sponsor and Servicer – Origination, Purchasing and Underwriting" in the prospectus.  There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor's credit score would not be lower if obtained as of the cutoff date.

(3)
Represents receivables with obligors that are not individuals and that use financed vehicles for commercial purposes.  For a description of commercial accounts, you should read "Sponsor and Servicer – Commercial Accounts" in the prospectus.

(4)	Represents receivables with obligors who are individuals with minimal or no recent credit history.

Distribution by APR of the Receivables

APR Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0.00 – 0.99%	18,734	$463,211,124.70	30.11%
1.00 – 1.99	8,456	245,237,072.47	15.94
2.00 – 2.99	1,373	25,572,694.05	1.66
3.00 – 3.99	3,869	87,096,913.39	5.66
4.00 – 4.99	3,915	73,737,454.97	4.79
5.00 – 5.99	4,984	99,108,925.78	6.44
6.00 – 6.99	6,250	118,412,487.79	7.70
7.00 – 7.99	6,735	123,312,317.03	8.02
8.00 – 8.99	6,000	115,409,402.12	7.50
9.00 – 9.99	3,488	68,101,941.11	4.43
10.00 – 10.99	1,874	38,801,318.00	2.52
11.00 – 11.99	1,189	21,553,703.86	1.40
12.00 – 12.99	1,404	23,194,546.57	1.51
13.00 – 13.99	676	9,667,125.32	0.63
14.00 – 14.99	435	6,045,796.53	0.39
15.00 – 15.99	337	4,682,925.39	0.30
16.00 – 16.99	271	3,457,627.71	0.22
17.00 – 17.99	237	3,318,741.64	0.22
18.00 – 18.99	234	3,259,095.81	0.21
19.00 – 19.99	97	1,143,410.39	0.07
20.00 – 24.99	311	3,797,002.07	0.25
25.00 – 29.99	23	206,294.68	0.01
Total	70,892	$1,538,327,921.38	100.00%

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement.  Ford Credit determined these dates (a) for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period following the date of pricing of such notes, (b) for the Class A-2, Class A-3, Class A-4, Class B and Class C notes, by selecting the payment date that is three months after the date calculated assuming all receivables pay as scheduled with no delays, defaults or prepayments and (c) for the Class D notes, by selecting the payment date that is six months after the last scheduled maturity date of any receivable.  Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than such class's final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the obligors on the receivables.

Higher than anticipated rates of prepayment and defaults on the receivables will cause principal to be paid to the noteholders faster than expected.  Noteholders will bear the risk of not being able to reinvest any principal repaid to you faster than expected at a rate of return that is equal to or greater than the rate of return on the notes.  In the case of notes purchased at a discount, noteholders should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual rate of return that is less than the anticipated rate of return.

In addition, higher rates of prepayments and defaults on high APR receivables will reduce the amount of interest collected on the receivables and result in lower excess spread on subsequent payment dates.

Weighted Average Life of the Notes

Prepayments on the receivables can be measured relative to a prepayment standard or model.  This securitization transaction uses the Absolute Prepayment Model commonly referred to as "ABS," which uses an assumed rate of prepayment each month relative to the original number of receivables in a pool.  ABS assumes that all receivables are the same size and maturity and amortize at the same rate and that in each month each receivable will be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month.  ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.  Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by assuming the receivables will prepay at a 1.3% ABS rate.

The ABS tables below were prepared by (a) classifying the pool of receivables that will be sold to the trust into sub-pools based on APR, original term, and age, (b) determining a level monthly payment for each of the sub-pools that fully amortizes the pool by the end of its remaining term to maturity, assuming that each monthly payment is made on the last day of each month and each month has 30 days, and (c) making the following assumptions:

•	each sub-pool prepays at the specified constant monthly ABS rate, and otherwise pays as scheduled with no delays, defaults or repurchases,

•	payments on the notes are made on the 15th of each month, and

•	the servicer exercises its clean up call option on the first payment date that the option is available.

The sub-pools used in this analysis are shown in the table below.

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Original Term (In Months)	Weighted Average Remaining Term (In Months)
1	$129,147,042.99	1.758%	35	34
2	7,139,702.84	14.383	34	32
3	49,126,716.63	1.053	36	30
4	2,411,528.24	14.264	34	28
5	12,474,078.98	1.210	36	23
6	559,480.60	13.680	34	21
7	61,171,081.51	5.661	48	46
8	10,098,963.30	13.898	48	46
9	19,264,657.11	5.336	48	42
10	3,629,799.21	13.807	48	42
11	6,628,298.72	5.653	48	31
12	1,012,883.34	12.902	48	34
13	403,599,634.96	3.542	60	59
14	26,528,980.35	13.460	60	58
15	126,068,390.78	3.020	60	54
16	9,466,316.68	13.433	60	54
17	54,362,663.58	3.998	60	36
18	4,892,681.48	12.625	60	41
19	368,943,712.19	4.424	72	71
20	32,161,803.26	12.187	72	70
21	113,540,812.32	4.581	72	66
22	13,066,722.47	12.299	72	66
23	75,200,353.76	4.323	72	39
24	7,831,616.08	12.115	72	45
Total	$1,538,327,921.38

The results shown in the ABS tables should approximate the results that would be obtained if the analysis had been based on similar assumptions using the actual pool of receivables that will be sold to the trust, rather than on sub-pools.  The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS tables.  The ABS tables only give a general sense of how each class of notes may amortize at different assumed ABS rates with other assumptions held constant.  It is unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the hypothetical pools of receivables will prepay at the same ABS rate.  The diverse terms of the receivables within each hypothetical pool could produce slower or faster principal payments than indicated in the ABS tables.  Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-1						Class A-2
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2010	91.20	89.00	86.65	85.14	84.07	82.34	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2010	82.59	78.28	73.68	70.72	68.63	65.23	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2010	73.97	67.63	60.87	56.52	53.45	48.46	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2010	65.34	57.06	48.23	42.56	38.55	32.04	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2010	56.71	46.57	35.76	28.82	23.92	15.96	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2011	48.06	36.15	23.46	15.31	9.56	0.23	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2011	39.40	25.81	11.33	2.04	0.00	0.00	100.00	100.00	100.00	100.00	100.00	91.78
March 15, 2011	30.73	15.54	0.00	0.00	0.00	0.00	100.00	100.00	100.00	100.00	90.64	75.42
April 15, 2011	22.05	5.35	0.00	0.00	0.00	0.00	100.00	100.00	100.00	86.48	76.15	59.41
May 15, 2011	13.36	0.00	0.00	0.00	0.00	0.00	100.00	100.00	89.06	73.15	61.93	43.66
June 15, 2011	4.67	0.00	0.00	0.00	0.00	0.00	100.00	100.00	77.13	60.04	47.91	28.13
July 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	100.00	93.78	65.35	47.03	34.02	12.98
August 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	100.00	83.77	53.67	34.15	20.41	0.00
September 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	100.00	73.80	41.99	21.50	7.09	0.00
October 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	94.94	63.86	30.47	9.09	0.00	0.00
November 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	86.25	53.84	19.10	0.00	0.00	0.00
December 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	77.49	43.80	7.88	0.00	0.00	0.00
January 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	68.66	33.79	0.00	0.00	0.00	0.00
February 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	59.65	23.82	0.00	0.00	0.00	0.00
March 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	50.50	13.88	0.00	0.00	0.00	0.00
April 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	41.28	3.98	0.00	0.00	0.00	0.00
May 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	31.99	0.00	0.00	0.00	0.00	0.00
June 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	22.62	0.00	0.00	0.00	0.00	0.00
July 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	13.37	0.00	0.00	0.00	0.00	0.00
August 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	4.05	0.00	0.00	0.00	0.00	0.00
September 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	0.47	0.38	0.31	0.28	0.26	0.23	1.66	1.35	1.10	0.97	0.90	0.79
Weighted Average Life to Maturity (years)	0.47	0.38	0.31	0.28	0.26	0.23	1.66	1.35	1.10	0.97	0.90	0.79
_______________
(1)
The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)
The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-3						Class A-4
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2011	100.00	100.00	100.00	100.00	100.00	98.97	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2011	100.00	100.00	100.00	100.00	100.00	90.66	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2011	100.00	100.00	100.00	100.00	96.57	82.57	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2011	100.00	100.00	100.00	98.21	89.21	74.71	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2011	100.00	100.00	100.00	91.32	82.03	67.07	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2012	100.00	100.00	98.17	84.56	75.01	59.65	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	91.87	77.93	68.16	52.46	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2012	100.00	100.00	85.67	71.45	61.49	45.49	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2012	100.00	100.00	79.56	65.10	54.98	38.76	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2012	100.00	96.61	73.55	58.90	48.66	32.25	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2012	100.00	90.94	67.63	52.84	42.51	26.11	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2012	100.00	85.40	61.89	46.99	36.59	20.39	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2012	100.00	79.87	56.24	41.28	30.85	14.86	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2012	96.91	74.36	50.68	35.71	25.28	9.53	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2012	91.43	68.88	45.21	30.27	19.88	4.38	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2012	85.91	63.41	39.84	24.98	14.66	0.00	100.00	100.00	100.00	100.00	100.00	98.60
December 15, 2012	80.36	57.99	34.57	19.84	9.62	0.00	100.00	100.00	100.00	100.00	100.00	86.97
January 15, 2013	74.77	52.58	29.40	14.84	4.77	0.00	100.00	100.00	100.00	100.00	100.00	75.86
February 15, 2013	69.49	47.50	24.56	10.19	0.26	0.00	100.00	100.00	100.00	100.00	100.00	65.54
March 15, 2013	64.21	42.47	19.84	5.69	0.00	0.00	100.00	100.00	100.00	100.00	90.02	55.74
April 15, 2013	58.94	37.51	15.25	1.36	0.00	0.00	100.00	100.00	100.00	100.00	79.89	46.46
May 15, 2013	53.63	32.58	10.75	0.00	0.00	0.00	100.00	100.00	100.00	93.05	70.23	37.58
June 15, 2013	49.11	28.35	6.88	0.00	0.00	0.00	100.00	100.00	100.00	84.19	62.00	29.81
July 15, 2013	44.55	24.13	3.08	0.00	0.00	0.00	100.00	100.00	100.00	75.62	54.07	22.38
August 15, 2013	40.29	20.20	0.00	0.00	0.00	0.00	100.00	100.00	98.86	67.59	46.55	15.28
September 15, 2013	35.99	16.29	0.00	0.00	0.00	0.00	100.00	100.00	90.34	59.84	39.30	8.53
October 15, 2013	31.66	12.39	0.00	0.00	0.00	0.00	100.00	100.00	82.00	52.35	32.33	2.11
November 15, 2013	27.73	8.85	0.00	0.00	0.00	0.00	100.00	100.00	74.27	45.24	25.63	0.00
December 15, 2013	23.76	5.31	0.00	0.00	0.00	0.00	100.00	100.00	66.70	38.35	19.22	0.00
January 15, 2014	19.79	1.82	0.00	0.00	0.00	0.00	100.00	100.00	59.31	31.71	13.09	0.00
February 15, 2014	15.92	0.00	0.00	0.00	0.00	0.00	100.00	96.15	52.25	25.42	7.33	0.00
March 15, 2014	12.01	0.00	0.00	0.00	0.00	0.00	100.00	87.87	45.34	19.35	1.83	0.00
April 15, 2014	8.07	0.00	0.00	0.00	0.00	0.00	100.00	79.63	38.58	13.51	0.00	0.00
May 15, 2014	4.13	0.00	0.00	0.00	0.00	0.00	100.00	71.50	32.01	7.89	0.00	0.00
June 15, 2014	0.54	0.00	0.00	0.00	0.00	0.00	100.00	64.10	26.07	2.84	0.00	0.00
July 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	92.43	56.72	20.26	0.00	0.00	0.00
August 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	83.45	49.38	14.58	0.00	0.00	0.00
September 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	74.39	42.06	9.05	0.00	0.00	0.00
October 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	65.26	34.77	3.65	0.00	0.00	0.00
November 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	56.05	27.50	0.00	0.00	0.00	0.00
December 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	46.76	20.27	0.00	0.00	0.00	0.00
January 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	37.39	13.07	0.00	0.00	0.00	0.00
February 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	29.36	6.92	0.00	0.00	0.00	0.00
March 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	21.26	0.78	0.00	0.00	0.00	0.00
April 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	13.09	0.00	0.00	0.00	0.00	0.00
May 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	4.85	0.00	0.00	0.00	0.00	0.00
June 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	2.94	2.57	2.19	1.97	1.83	1.63	4.38	4.07	3.62	3.29	3.07	2.73
Weighted Average Life to Maturity (years)	2.94	2.57	2.19	1.97	1.83	1.63	4.38	4.07	3.62	3.29	3.07	2.73
____________
(1)
The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)
The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class B						Class C
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2013	100.00	100.00	100.00	100.00	100.00	81.27	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2013	100.00	100.00	100.00	100.00	100.00	54.18	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2014	100.00	100.00	100.00	100.00	100.00	28.72	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2014	100.00	100.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2014	100.00	100.00	100.00	100.00	83.92	0.00	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2014	100.00	100.00	100.00	100.00	60.45	0.00	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2014	100.00	100.00	100.00	100.00	39.44	0.00	100.00	100.00	100.00	100.00	100.00	0.00
July 15, 2014	100.00	100.00	100.00	90.52	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
August 15, 2014	100.00	100.00	100.00	68.55	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
September 15, 2014	100.00	100.00	100.00	47.55	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2014	100.00	100.00	100.00	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
November 15, 2014	100.00	100.00	92.37	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
December 15, 2014	100.00	100.00	68.18	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
January 15, 2015	100.00	100.00	44.66	0.00	0.00	0.00	100.00	100.00	100.00	0.00	0.00	0.00
February 15, 2015	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
March 15, 2015	100.00	100.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
April 15, 2015	100.00	74.85	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
May 15, 2015	100.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
June 15, 2015	85.22	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
July 15, 2015	65.52	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
August 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	4.99	4.76	4.45	4.12	3.85	3.42	5.03	4.78	4.53	4.20	3.95	3.53
Weighted Average Life to Maturity (years)	5.05	4.82	4.48	4.15	3.87	3.42	5.40	5.20	4.84	4.53	4.25	3.73
____________
(1)
The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)
The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class D
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00	0.00
March 15, 2014	100.00	100.00	100.00	100.00	100.00	0.00
April 15, 2014	100.00	100.00	100.00	100.00	100.00	0.00
May 15, 2014	100.00	100.00	100.00	100.00	100.00	0.00
June 15, 2014	100.00	100.00	100.00	100.00	100.00	0.00
July 15, 2014	100.00	100.00	100.00	100.00	0.00	0.00
August 15, 2014	100.00	100.00	100.00	100.00	0.00	0.00
September 15, 2014	100.00	100.00	100.00	100.00	0.00	0.00
October 15, 2014	100.00	100.00	100.00	0.00	0.00	0.00
November 15, 2014	100.00	100.00	100.00	0.00	0.00	0.00
December 15, 2014	100.00	100.00	100.00	0.00	0.00	0.00
January 15, 2015	100.00	100.00	100.00	0.00	0.00	0.00
February 15, 2015	100.00	100.00	0.00	0.00	0.00	0.00
March 15, 2015	100.00	100.00	0.00	0.00	0.00	0.00
April 15, 2015	100.00	100.00	0.00	0.00	0.00	0.00
May 15, 2015	100.00	0.00	0.00	0.00	0.00	0.00
June 15, 2015	100.00	0.00	0.00	0.00	0.00	0.00
July 15, 2015	100.00	0.00	0.00	0.00	0.00	0.00
August 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	5.03	4.78	4.53	4.20	3.95	3.53
Weighted Average Life to Maturity (years)	5.72	5.63	5.43	5.11	4.74	4.08
____________
(1)
The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)
The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee.  The following summary is not a complete description of all the provisions of the notes or the indenture.  For more information about the notes and the indenture, you should read "Description of the Notes" in the prospectus and the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.

Available Funds

Payments on the notes will be made from "Available Funds," which for any payment date generally will be equal to collections on the receivables for the preceding month, amounts paid to the trust by the depositor or Ford Credit to repurchase ineligible receivables or by the servicer to purchase servicer impaired receivables or receivables modified by the servicer for the preceding month and amounts withdrawn from the reserve account.  For each month, "collections" generally will consist of (a) all principal and interest collected on the receivables and applied by the servicer during the period, (b) all amounts received under physical damage, credit life and disability insurance on the financed vehicles or obligors, (c) rebates of cancelled service contracts, insurance and similar products, (d) proceeds from the liquidation of financed vehicles, or "liquidation proceeds," including net auction proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts, and (e) net recoveries on charged off accounts.

The following diagram shows the sources of Available Funds for each payment date.  Available Funds, including amounts withdrawn from the reserve account to cover shortfalls, are the only funds that will be used to make payments to the noteholders on each payment date.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class specified on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date.  The trust will make interest payments on each payment date to the noteholders of record on the day before the payment date.

Interest on the Class A-1 notes will accrue on an "actual/360" basis from the preceding payment date to the following payment date (or from the closing date to August 16, 2010, for the first period).  Interest on all other classes of notes will accrue on a "30/360" basis from the 15th day of the preceding month to the 15th day of the current month (or from the closing date to August 15, 2010, for the first period).

All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate.  Failure to pay interest that is due on the Controlling Class that continues for five days will be an Event of Default.  Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.

The trust will make interest payments on the notes on each payment date from Available Funds.  Interest payments will not be made on any subordinated class of notes until all interest payments due on all more senior classes of notes are paid in full.

If the amount of Available Funds, including the amount withdrawn from the reserve account, is insufficient to pay all interest due on any class of notes on any payment date, each holder of notes of that class will receive its pro rata share of the amount that is available.  Any priority principal payments on all more senior classes of notes will be made before the payment of interest due on the Class B, Class C or Class D notes.

For a more detailed description of the priority of payments made from Available Funds on each payment date, including priority payments of principal on senior classes of notes, you should read

"— Priority of Payments" in this prospectus supplement.

If the notes are accelerated after an Event of Default, interest due on the Class B notes will not be paid until interest and principal on the Class A notes are paid in full.  Thereafter, interest due on any subordinated classes of notes will not be paid until both interest and principal on all more senior classes of notes are paid in full.

For a more detailed description of the payment priorities following an acceleration of the notes, you should read "— Post-Acceleration Priority of Payments" in this prospectus supplement.

Payments of Principal

The trust will make principal payments on the notes on each payment date in the amounts described below.  Principal payments will be made sequentially to each class in order of seniority, starting with the Class A-1 notes.  The trust will not make principal payments on any class of notes until the principal amounts of all more senior classes are paid in full.  The principal amount of each class of notes is expected to be repaid by that class's final scheduled payment date.  On the final scheduled payment date for each class of notes, no interest will be paid on any subordinated class of notes until both interest and principal on the maturing class of notes are paid in full.  If the principal amount of any class of notes is not repaid in full by its final scheduled payment date, an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The Class A-1 notes benefit from a "turbo" feature that will apply all Available Funds remaining after payment of the senior fees and expenses of the indenture trustee, the owner trustee and the trust, the servicing fee, the interest on the notes and any required deposits in the reserve account, including the portion of such remaining Available Funds that constitutes excess spread, to pay principal of the Class A-1 notes until paid in full.  After the Class A-1 notes have been paid in full, Available Funds remaining after payment of such amounts are applied to pay principal of the other classes of notes until the Targeted Overcollateralization Amount is reached before any funds will be distributed to the holder of the residual interest.

After the Targeted Overcollateralization Amount is reached, principal generally will be paid on the notes on each payment date in an amount equal to the excess of (a) the principal amount of the notes as of the end of the preceding payment date over (b) the excess of the pool balance as of the last day of the preceding month over the Targeted Overcollateralization Amount for the current payment date.  In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the pool balance for the preceding month less the decrease in the Targeted Overcollateralization Amount for the current payment date, unless the actual amount of overcollateralization is greater than the Targeted Overcollateralization Amount.  All Available Funds, including collections of interest on the receivables, will be used to make these principal payments.

Unless a priority principal payment is required, principal will be paid to noteholders on each payment date only after all interest due on the notes is paid in full and any required deposit to the reserve fund is made.  Priority principal payments are required when the Adjusted Pool Balance is less than the principal amount of one or more classes of notes.  Priority principal payments are also required when any class of notes is not paid in full before its final scheduled payment date.  These priority principal payments will be made on all more senior classes of notes before payments of interest on subordinated classes of notes.  The "priority principal payments" are:

•
a "First Priority Principal Payment" payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes as of the end of the preceding payment date over the Adjusted Pool Balance, except that on and after the final scheduled payment date for each class of Class A notes, this amount will be the principal amount of that class of Class A notes until paid in full,

•
a "Second Priority Principal Payment" payable to the Class A and Class B noteholders, equal to (1) the excess of the principal amount of the Class A and Class B notes as of the end of the preceding payment date over the Adjusted Pool Balance, minus (2) the amount of any First Priority Principal Payment, except that on and after the final scheduled payment date for the Class B notes, this amount will be the principal amount of the Class B notes until paid in full, and

•
a "Third Priority Principal Payment" payable to the Class A, Class B and Class C noteholders, equal to (1) the excess of the principal amount of the Class A, Class B and Class C notes as of the end of the preceding payment date over the Adjusted Pool Balance, minus (2) the amount of any First Priority Principal Payment and Second Priority Principal Payment, except that on and after the final scheduled payment date for the Class C notes, this amount will be the principal amount of the Class C notes until paid in full.

The Regular Principal Payment will be paid to the notes after all interest due on the notes is paid in full.  The Regular Principal Payment includes the "turbo" feature described above that pays the Class A-1 notes in full and then pays principal on the other classes of notes to the extent required to reach the Targeted Overcollateralization Amount before any funds are distributed to the holder of the residual interest.  The "Regular Principal Payment" is equal to:

•
the greater of (a) the principal amount of the Class A-1 notes as of the end of the preceding payment date and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the Targeted Overcollateralization Amount, minus

•	the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment,

except that on and after the final scheduled payment date for the Class D notes, the Regular Principal Payment will be the principal amount of the Class D notes until paid in full.

Until the Targeted Overcollateralization Amount is reached, the amount of the Regular Principal Payment will be limited by the remaining Available Funds after all more senior payments are made.

Priority of Payments

On each payment date, the servicer will instruct the indenture trustee to apply Available Funds for the preceding month to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due.  This priority will apply unless the notes are accelerated after an Event of Default:

(1)	to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $150,000 per year,

(2)	to the servicer, any servicing fees due,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes as of the end of the preceding payment date,

(4)	to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the First Priority Principal Payment, if any,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class A and Class B noteholders, sequentially by class, principal in an amount equal to the Second Priority Principal Payment, if any,

(7)	to the Class C noteholders, interest due on the Class C notes,

(8)	to the Class A, Class B and Class C noteholders, sequentially by class, principal in an amount equal to the Third Priority Principal Payment, if any,

(9)	to the Class D noteholders, interest due on the Class D notes,

(10)
to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless such payment date is on or after the final scheduled payment date for the Class D notes,

(11)	to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(12)	to the indenture trustee and the owner trustee and to or at the direction of the trust, all amounts due but not paid under item (1), and

(13)	to the holder of the residual interest in the trust, any remaining Available Funds.

If Available Funds on any payment date are insufficient to cover all amounts payable under items (1) through (9) (including to pay the Class A, Class B and Class C notes in full on their final scheduled payment dates), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay items (1) through (9) (including to pay the Class A, Class B and Class C notes in full on their final scheduled payment dates).  Amounts on deposit in the reserve account will also be available to pay the Class D notes in full on their scheduled final payment date under item (11).

The following diagram shows how payments from Available Funds are made on each payment date.  This priority will apply unless the notes are accelerated after an Event of Default.

Available Funds for the Payment Date
Indenture trustee, owner trustee and trust amounts due subject to maximum
Servicing fees
Interest due on the Class A notes, pro rata based on the principal amount
First Priority Principal Payment, if any
Interest due on the Class B notes
Second Priority Principal Payment, if any
Interest due on the Class C notes
Third Priority Principal Payment, if any
Interest due on the Class D notes
Amount, if any, required to replenish the reserve account
Regular Principal Payment
Indenture trustee, owner trustee and trust amounts due, to the extent not paid above
Remaining Available Funds to the holder of the residual interest in the trust
Principal payments on the notes will be made in the following order of priority:
First, to pay principal on the Class A-1 notes until paid in full
Second, to pay principal on the Class A-2 notes until paid in full
Third, to pay principal on the Class A-3 notes until paid in full
Fourth, to pay principal on the Class A-4 notes until paid in full
Fifth, to pay principal on the Class B notes until paid in full
Sixth, to pay principal on the Class C notes until paid in full
Seventh, to pay principal on the Class D notes until paid in full

Events of Default and Acceleration

Each of the following will be an "Event of Default" under the indenture:

•	failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•	failure to pay the principal amount of any class of notes in full on its final scheduled payment date,

•	breach by the trust of its covenants or representations, not cured within 60 days after being notified of the breach, and

•	a bankruptcy or dissolution of the trust.

Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.  Upon any other Event of Default, the notes may be accelerated by the holders of a majority of the note balance of the Controlling Class.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will not pay interest on notes that are not part of the Controlling Class until both interest and principal on the Controlling Class are paid in full.

For a more detailed description of Events of Default and the rights of noteholders following an Event of Default, you should read "Description of the Notes — Events of Default and Remedies" in the prospectus.

Post-Acceleration Priority of Payments

If the notes are accelerated after an Event of Default, on each payment date, the servicer will instruct the indenture trustee to apply all amounts on deposit in the collection account for the preceding month and all amounts on deposit in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due:

(1)	to the indenture trustee and the owner trustee, all amounts due, and to or at the direction of the trust any expenses incurred in accordance with the transaction documents,

(2)	to the servicer, all unpaid servicing fees,

(3)	to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes as of the end of the preceding payment date,

(4)	to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)	to the Class B noteholders, interest due on the Class B notes,

(6)	to the Class B noteholders, principal of the Class B notes until paid in full,

(7)	to the Class C noteholders, interest due on the Class C notes,

(8)	to the Class C noteholders, principal of the Class C notes until paid in full,

(9)	to the Class D noteholders, interest due on the Class D notes,

(10)	to the Class D noteholders, principal of the Class D notes until paid in full, and

(11)	to the holder of the residual interest in the trust, any remaining amounts.

For a more detailed description of Events of Default and your rights following Events of Default, you should read "Description of the Notes — Events of Default and Remedies" in the prospectus.

Residual Interest; Issuance of Additional Securities

The depositor will hold the residual interest in the trust initially and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits into the reserve account.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if certain conditions are satisfied.  The depositor may register those additional securities and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

For more information about the issuance of additional securities and the conditions to an additional issuance, you should read "Description of the Notes — Residual Interest; Issuance of Additional Securities" in the prospectus.

Optional Redemption or "Clean Up Call" Option

The servicer will have a "clean up call" option to purchase the receivables from the trust on any payment date that the pool balance as of the end of the preceding month is 5% or less of the initial pool balance.  The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised.  The servicer will exercise the option by depositing the purchase price for the receivables in the collection account on the business day preceding the payment date on which the option is exercised, and the trust will transfer the receivables to the servicer.  The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes.  The servicer may exercise its clean up call option only if the purchase price for the receivables plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the trust.  The purchase price paid by the servicer for the receivables will be the remaining principal balance of the receivables.  It is expected that the clean up call option will become available to the servicer when the Class B, Class C and Class D notes are still outstanding.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payment of interest and principal on the notes and decrease the likelihood that losses on the receivables will impair the trust's ability to do so.  The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances.  The noteholders will have no recourse to the depositor or the servicer as a source of payment.

Reserve Account

The depositor will establish the reserve account with the indenture trustee for the benefit of the noteholders.  On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $15,383,279.21, which is 1.00% of the initial pool balance.

If, on any payment date, collections on the receivables and amounts, if any, paid by the sponsor, the depositor or the servicer to purchase any receivables are insufficient to pay specified fees and expenses of the indenture trustee and owner trustee, the servicing fee, interest payments and any priority principal payments on the notes, the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfalls.  In addition, if any class of notes would not otherwise be paid in full on its final scheduled payment date, the servicer will direct the indenture trustee to withdraw from the reserve account the amount required to pay such notes in full, to the extent available.  It is not expected that any withdrawals from the reserve account will be required.  If the amount in the reserve account is less than this shortfall, payments due on the notes will be delayed.  Depletion of the reserve account ultimately could result in losses on the notes.

If a withdrawal from the reserve account is made on any payment date, other than the final scheduled payment date for the Class D notes, the trust will deposit Available Funds into the reserve account on future payment dates after making all more senior payments until the reserve account is replenished to its initial level.

Upon payment of the notes in full, the trust will withdraw any funds remaining in the reserve account and distribute them to the holder of the residual interest.  Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date as described under "Servicing the Receivables and the Securitization Transaction — Servicing Fees" in the prospectus and will not be available to the trust.

For more information about how amounts in the reserve account may be invested, you should read "Servicing the Receivables and the Securitization Transaction — Trust Bank Accounts" in the prospectus.

Subordination

This securitization transaction is structured so that the trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amount of all more senior classes of notes is paid in full.  In addition, if a priority principal payment is required on any payment date, the trust will pay principal to the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will pay interest and principal sequentially by class, beginning with the Class A notes (paying interest on the Class A notes, pro rata, and principal on the Class A notes sequentially, beginning with the Class A-1 notes), and will not pay interest or principal on the Class B, Class C and Class D notes until all more senior classes of notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes.  The initial amount of overcollateralization will be $150,557,921.38, or 9.79% of the initial pool balance.  Overcollateralization may also be expressed as a percentage of the Adjusted Pool Balance, in order to identify the overcollateralization exclusive of the Yield Supplement Overcollateralization Amount.  The Adjusted Pool Balance as of the closing date will be approximately equal to the aggregate initial principal amount of the Class A, Class B and Class C notes.  On an Adjusted Pool Balance basis, the initial amount of overcollateralization for the notes is actually negative, resulting in undercollateralization of approximately 2.00% of the Adjusted Pool Balance, which is approximately the principal amount of the Class D notes.  Overcollateralization expressed as a percentage of initial pool balance will vary among the depositor's securitization transactions as a result of changes in interest rates on the notes, the APRs of the underlying receivables and the specified rate used to determine the yield supplement overcollateralization amount.  Overcollateralization expressed as a percentage of initial Adjusted Pool Balance, however, is expected to stay the same.

The following table shows the notes as a percentage of the initial pool balance and as a percentage of the initial Adjusted Pool Balance.  The percentages may not sum due to rounding.

	Percentage of Initial Pool Balance	Percentage of Adjusted Pool Balance
Class A notes	84.02%	95.00%
Class B notes	2.65	3.00
Class C notes	1.77	2.00
Class D notes	1.77	2.00
Total	90.21%	102.00%

This securitization transaction is structured to use all Available Funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any Priority Principal Payments and any required deposits in the reserve account, including the portion of such remaining Available Funds that constitutes excess spread, to make principal payments on the notes until the Targeted Overcollateralization Amount is reached.

The "Targeted Overcollateralization Amount" for each payment date will be equal to the sum of:

•	the Yield Supplement Overcollateralization Amount, plus

•	the excess, if any, of (a) 1.50% of the current pool balance over (b) 1.00% of the initial pool balance (the amount required to be deposited in the reserve account).

Thus, the Targeted Overcollateralization Amount will generally adjust each month based on (a) decreases in the pool balance due to actual payments (including prepayments) of principal made on the receivables and losses on charged off receivables, and (b) the scheduled decrease in the Yield Supplement Overcollateralization Amount for that month.

To increase the amount of overcollateralization on any payment date and reach the Targeted Overcollateralization Amount, the trust must make principal payments on the notes in an amount greater than the decline in the pool balance for the preceding month.  The use of excess spread to make Regular Principal Payments and priority principal payments is expected to increase overcollateralization as a percentage of each class's principal amount.  The class of notes receiving principal payments will experience the greatest increase in overcollateralization.  When the actual amount of overcollateralization is less than the Targeted Overcollateralization Amount, principal payments will be made to the noteholders from Available Funds until the Targeted Overcollateralization Amount is reached.

When the pool balance has decreased to the point where 1.50% of the current pool balance is equal to or less than 1.00% of the initial pool balance, the Targeted Overcollateralization Amount will be equal to the Yield Supplement Overcollateralization Amount for that payment date.  Therefore, after that point, the principal payable on the notes on each payment date will be equal to the decrease in the pool balance for the preceding month less the scheduled decrease in the Yield Supplement Overcollateralization Amount for the current payment date, unless the actual amount of overcollateralization is greater than the Targeted Overcollateralization Amount.

Because the pool of receivables includes a substantial number of low APR receivables, the pool could generate less collections of interest than the sum of the senior fees and expenses of the trust, the interest payments on the notes and any required deposits in the reserve account if the low APR receivables are not adequately offset by high APR receivables in the pool.  The Yield Supplement Overcollateralization Amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a specified rate are less than future payments would be on such receivables if their APRs were equal to the specified rate.  The specified rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes, and will at least equal the highest interest rate on the notes plus the servicing fee.  The inclusion of the Yield Supplement Overcollateralization Amount in the Targeted Overcollateralization Amount and thus in the Regular Principal Payment has the effect of supplementing interest collections for low APR receivables with principal collections.

The "Yield Supplement Overcollateralization Amount" for the closing date and any payment date is equal to the sum of the excess, if any, for each receivable of (a) the present value of all future payments due on the receivable discounted at the APR of the receivable over (b) the present value of all future payments due on the receivable discounted at a specified rate of 10.00%.  For purposes of this calculation, future payments on each receivable are assumed to be equal monthly payments made over the remaining scheduled term regardless of any prepayments prior to the cutoff date and without any delays, defaults or prepayments.  The Yield Supplement Overcollateralization Amount is calculated as of the cutoff date for all future payment dates and will not be recalculated to give effect to delays, defaults or prepayments.  Thus, if a low APR receivable prepays, the related portion of the Yield Supplement Overcollateralization Amount will continue to provide credit enhancement for the notes and yield enhancement for other low APR receivables as a component of the Targeted Overcollateralization Amount.

The Yield Supplement Overcollateralization Amount for the closing date and each payment date will be:

Closing Date	$177,766,551.93	July 2013	$30,633,682.75
August 2010	171,823,095.53	August 2013	28,513,077.62
September 2010	165,981,022.85	September 2013	26,471,758.70
October 2010	160,241,389.20	October 2013	24,509,860.40
November 2010	154,604,386.98	November 2013	22,627,635.61
December 2010	149,070,017.60	December 2013	20,825,480.36
January 2011	143,638,298.77	January 2014	19,104,027.95
February 2011	138,309,178.63	February 2014	17,463,674.48
March 2011	133,082,787.24	March 2014	15,904,515.66
April 2011	127,959,411.51	April 2014	14,426,949.99
May 2011	122,939,960.43	May 2014	13,031,174.81
June 2011	118,025,334.68	June 2014	11,716,955.45
July 2011	113,216,349.90	July 2014	10,483,870.54
August 2011	108,513,636.07	August 2014	9,331,223.34
September 2011	103,917,654.54	September 2014	8,258,024.06
October 2011	99,428,931.34	October 2014	7,264,540.34
November 2011	95,047,902.78	November 2014	6,350,562.40
December 2011	90,775,289.65	December 2014	5,515,855.30
January 2012	86,611,757.55	January 2015	4,760,339.14
February 2012	82,557,556.15	February 2015	4,082,309.07
March 2012	78,613,193.70	March 2015	3,476,964.66
April 2012	74,779,477.35	April 2015	2,942,079.78
May 2012	71,057,383.07	May 2015	2,474,702.82
June 2012	67,447,830.35	June 2015	2,069,180.81
July 2012	63,951,745.65	July 2015	1,716,323.13
August 2012	60,569,817.45	August 2015	1,405,432.46
September 2012	57,302,387.10	September 2015	1,126,970.61
October 2012	54,149,832.15	October 2015	881,007.25
November 2012	51,111,180.02	November 2015	667,462.15
December 2012	48,182,343.51	December 2015	486,285.55
January 2013	45,363,312.09	January 2016	337,313.91
February 2013	42,652,629.11	February 2016	219,177.41
March 2013	40,046,744.65	March 2016	128,925.39
April 2013	37,544,316.12	April 2016	65,147.87
May 2013	35,143,230.72	May 2016	25,763.88
June 2013	32,841,077.49	June 2016	6,301.72

Excess Spread

For any payment date, excess spread is equal to the excess of (a) the sum of the interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the preceding payment date (or closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the interest on the notes and any required deposits in the reserve account.  Any excess spread will be applied on each payment date, as a component of Available Funds, to make principal payments on the Class A-1 notes until paid in full and then to make principal payments on the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, having excess spread available to pay principal on the notes provides a source of funds to absorb losses on the receivables.  To the extent the amount of excess spread used to pay principal exceeds the amount of any losses, it causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described under "Description of the Notes — Payments of Principal" in this prospectus supplement.

TRANSACTION FEES AND EXPENSES

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee and the servicer.  On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, from Available Funds in the order and priority described under "Description of the Notes — Priority of Payments" in this prospectus supplement.  These fees will not change during the term of this securitization transaction.  The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount
Indenture trustee fee	1/12 of $7,500
Owner trustee fee	1/12 of $3,500
Servicing fee	1/12 of 1.00% of the pool balance

The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee's duties under the indenture.  The owner trustee fee is paid to the owner trustee for performance of the owner trustee's duties under the trust agreement.  The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator.  The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator.  For information regarding indemnities applicable to the indenture trustee and the owner trustee you should read "Indenture Trustee" and "Owner Trustee" in the prospectus.  The servicing fee is paid to the servicer for the servicing of the receivables under the sale and servicing agreement.  The servicer will be responsible for its own expenses under the servicing agreement except that the servicer may net from collections the costs and expenses of the repossession and disposition of financed vehicles and external costs of collection on charged off accounts.

MONTHLY INVESTOR REPORTS

On or about the 10th day of each month before the payment date, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies.  Each investor report will contain information about payments to be made on the notes on the payment date, the performance of the receivables during the preceding month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  For so long as the trust is required to file reports under the Securities Exchange Act of 1934, the servicer will file the investor reports with the SEC on Form 10-D within 15 days after each payment date.  The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.  The investor report will contain the following information for each payment date:

•	collections on the receivables for the preceding month allocated by interest and principal,

•	fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•	servicing fee payable to the servicer,

•	amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•	the Regular Principal Payment and any priority principal payments,

•
the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•	the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•
information on the performance of the receivables for the preceding month, including the pool balance, collections and the aggregate amount paid by Ford Credit or the depositor to repurchase ineligible receivables, servicer impaired receivables or receivables modified by the servicer, the number of receivables remaining in the pool and the pool factor,

•	delinquency, repossession and credit loss information on the receivables for the preceding month,

•	the Targeted Overcollateralization Amount and the Yield Supplement Overcollateralization Amount, and

•	the amount of Available Funds released to the holder of the residual interest.

If any required payments are past due and unpaid, the investor report will indicate any changes to the amount unpaid.  The servicer will use the investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date.  The indenture trustee will have no obligation to verify calculations made by the servicer.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare a number of reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year (or April 30 if the trust is no longer reporting under the Securities Exchange Act of 1934), the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies:

•
Compliance Certificate:  a certificate stating that the servicer has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•
Assessment of Compliance:  a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer, and

•
Attestation Report:  a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

For so long as the trust is required to report under the Securities Exchange Act of 1934, the servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust's annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.

TRANSFERS OF THE RECEIVABLES

Representations About the Receivables

Ford Credit will make representations about the receivables to the depositor.  Generally, these representations relate to legal standards for origination and transfer of the receivables, terms of the contracts, and the security interest in the receivables.  Ford Credit also will represent that the receivables satisfy the criteria described under "Receivables — Criteria for Selecting the Receivables" in this prospectus supplement and that the data relating to the characteristics of the receivables described under "Receivables — Composition of the Receivables" in this prospectus supplement are true and correct in all material respects.

In addition, Ford Credit will represent that:

•	it did not use selection procedures believed to be adverse to the noteholders in selecting the receivables from Ford Credit's portfolio of receivables that meet the selection criteria,

•	the receivables are enforceable payment obligations of the obligors and no obligor has asserted any right of rescission, setoff or defenses against the receivable,

•	immediately before the sale of the receivables to the depositor, Ford Credit had good title to each receivable, free and clear of any liens not permitted by the transaction documents,

•
it has a first priority perfected security interest or has commenced procedures that will result in the perfection of a first priority security interest in the related financed vehicles in favor of Ford Credit, and

•	the receivables were originated and have been serviced in compliance with applicable federal, state and local laws in all material respects.

The depositor will make similar representations to the trust.  The depositor also will represent that the trust will own the receivables free and clear of any liens not permitted by the transaction documents and have a perfected security interest in the receivables following the transfer of the receivables by the depositor to the trust.

Obligation to Repurchase Ineligible Receivables Upon Breach

If any of the representations made by Ford Credit about a receivable was untrue when made, the receivable was not eligible to be sold to the depositor or the trust.  If Ford Credit has actual knowledge, or receives notice from the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on the receivable, Ford Credit will be allowed to cure the breach.  If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must repurchase the receivable on or before the payment date following the end of the cure period.  Ford Credit must deposit in the collection account an amount equal to the remaining principal balance of the receivable plus 30 days of interest at the applicable APR.

The depositor will be subject to the same repurchase requirement if any of its representations about a receivable was untrue when made and the breach has a material adverse effect on the receivable.

Ford Credit and the depositor will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a "responsible person,"  learns of the breach.  Ford Credit and the depositor will designate to the indenture trustee its responsible persons for this purpose.  A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.

These repurchase obligations for ineligible receivables will be the sole remedy of the trust, the indenture trustee and the noteholders for any losses resulting from a breach of the representations of Ford Credit or the depositor.  None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to investigate whether any receivable may be an ineligible receivable.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the receivables originated by motor vehicle dealers that are being securitized and the servicer of the receivables.  As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions.  Ford Credit is the sole member of the depositor.  Ford Credit has caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust.  The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm's length terms and conditions.

TAX MATTERS

Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion under "Tax Matters" in the prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect.  This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor to noteholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

In the opinion of Dewey & LeBoeuf LLP, tax counsel to the depositor:

•	the notes will be treated as debt for U.S. federal income tax purposes, and

•
assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the notes with any original issue discount, as described under "Tax Matters — Tax Characterization and Treatment of the Notes — Original Issue Discount" in the prospectus.

If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder's adjusted tax basis in the note, as described under "Tax Matters — Tax Characterization and Treatment of the Notes — Disposition of Notes" in the prospectus.

ERISA CONSIDERATIONS

Employee benefit plans and other retirement plans and arrangements, or "plans," that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes.

Although no assurance can be given, the notes are expected to be treated as "debt" and not as "equity interests" for purposes of the plan assets regulation issued by the U.S. Department of Labor because the notes:

•	are expected to be treated as debt for U.S. federal income tax purposes, and

•	should not be deemed to have any "substantial equity features."

Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code that purchases and holds the notes will be deemed to have represented that its purchase and holding of the notes does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.  Any plan subject to laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases and holds the notes will be deemed to represent that its purchase and holding of the notes does not constitute and will not result in a violation of such similar laws or regulations.

For more information about the treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement.  Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Banc of America Securities LLC	$61,492,500	$106,515,000	$43,389,000
BNP Paribas Securities Corp.	61,492,500	106,515,000	43,389,000
Credit Agricole Securities (USA) Inc.	61,492,500	106,515,000	43,389,000
Deutsche Bank Securities Inc.	61,492,500	106,515,000	43,389,000
Goldman, Sachs & Co.	6,832,500	11,835,000	4,821,000
HSBC Securities (USA) Inc.	6,832,500	11,835,000	4,821,000
Scotia Capital (USA) Inc.	6,832,500	11,835,000	4,821,000
Wells Fargo Securities, LLC	6,832,500	11,835,000	4,821,000
Total	$273,300,000	$473,400,000	$192,840,000

Underwriters	Class B Notes
Banc of America Securities LLC	$10,202,500
BNP Paribas Securities Corp.	10,202,500
Credit Agricole Securities (USA) Inc.	10,202,500
Deutsche Bank Securities Inc.	10,202,500
Total	$40,810,000

The Class C and Class D notes will initially be retained by the depositor.  Such notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of such notes.  If such notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions.  Such notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-2 notes	0.120%	0.080%
Class A-3 notes	0.150%	0.100%
Class A-4 notes	0.180%	0.120%
Class B notes	0.240%	0.160%

Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL OPINIONS

Dewey & LeBoeuf LLP will review or provide opinions on legal matters relating to the notes and certain federal income tax and other matters for the trust, the depositor and the servicer.  Bingham McCutchen LLP will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.  Bingham McCutchen LLP has from time to time represented Ford Credit and its affiliates in connection with other matters.

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

ABS	S-28
adjusted pool balance	S-9
APR	S-10
Available Funds	S-34
Class A notes	S-6
clean up call	S-7, S-40
closing date	S-6
collections	S-34
Controlling Class	S-11
cutoff date	S-6
Event of Default	S-39
First Priority Principal Payment	S-36
Ford Credit	S-6
indenture trustee	S-17
initial pool balance	S-7
liquidation proceeds	S-34
notes	S-6
NRSROS	S-15
offered notes	S-6
owner trustee	S-17
payment dates	S-6
priority principal payments	S-36
rating agencies	S-11
receivables	S-6
Regular Principal Payment	S-36
responsible person	S-46
Second Priority Principal Payment	S-36
Targeted Overcollateralization Amount	S-42
Third Priority Principal Payment	S-36
turbo	S-35
Yield Supplement Overcollateralization Amount	S-42

Annex A

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

Footnotes:

(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date for the prior securitized pool.

(2)	Percentage of initial pool balance.

(3)
The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that all payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(4)
The “car” category includes sedans, hatchbacks and coupes.  The “light truck” category includes vans, mini-vans and light pick-up trucks.  The “utility” category includes wagons, SUVs and cross-overs.  The “other” category includes primarily non-Ford, Lincoln and Mercury vehicles which Ford Credit does not categorize.

(5)	Based on the billing addresses of the obligors on the cutoff date for the prior securitized pool.

(6)
This weighted average excludes receivables with obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.

(7)
End-of-Month Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the month, after giving effect to all payments received from obligors, liquidation proceeds, purchase amounts to be deposited by the servicer, the sponsor or the depositor, and all realized losses.

(8)
Cumulative Net Losses are the aggregate principal balance of all receivables that are determined by the servicer to be uncollectible less any liquidation proceeds (primarily auction proceeds) and other recoveries.  Net Losses include all external costs associated with repossession and disposition of the financed vehicle and with continued collection efforts after charge off.

(9)	Prepayments are the aggregate principal balance of all receivables prepaid in full during the month.

(10)
The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due.  The dollar amounts represent the aggregate outstanding principal balances of the delinquent accounts as of the end of the month.

Ford Credit Auto Owner Trust 2002-A
Original Pool Characteristics
Closing Date	January 16, 2002	Original Term
Cutoff Date	January 1, 2002	Weighted average(1)	57.5 months
Number of Receivables	367,333	Original term greater than 60 months(2)	9.13%
Initial Pool Balance	$5,999,999,848	Longest	72 months
Principal Balance		Shortest	6 months
Average	$16,334	Remaining Term
Highest	$49,989	Weighted average(1)	50.5 months
Lowest	$250	Remaining term greater than 60 months(2)	5.89%
Original Amount Financed		Longest	72 months
Average	$20,021	Shortest	2 months
Highest	$100,000	Scheduled Weighted Average Life(3)	2.26 years
Lowest	$500	Percentage New Vehicle(2)(4)	76.65%
Annual Percentage Rate (APR)		Percentage Car(2)	29.90%
Weighted average(1)	6.92%	Percentage in Top 5 States(2)(5)	39.90%
Highest	29.99%	Weighted average(1) FICO® score(6) at
Lowest	0.01%	origination	689
APR greater than or equal to 20 percent(2)	2.03%
_______________
(1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-02	$5,815,776,583	$101,912	$53,799,103	$43,603,719	$282,721	$ —	$14,577
2	Feb-02	5,645,391,230	524,593	47,557,859	46,049,969	5,662,295	104,082	28,984
3	Mar-02	5,464,128,145	1,270,524	51,893,774	46,449,357	5,888,238	1,886,727	28,969
4	Apr-02	5,273,918,307	2,801,846	60,344,899	43,130,096	6,145,405	2,008,555	1,085,866
5	May-02	5,091,052,747	4,928,257	56,861,290	49,528,454	6,718,173	2,495,554	1,382,405
6	Jun-02	4,924,944,712	7,464,820	50,549,018	63,558,290	8,941,358	2,618,115	2,035,578
7	Jul-02	4,735,122,376	10,202,361	63,390,684	59,579,031	10,225,648	3,428,476	2,793,493
8	Aug-02	4,555,790,138	13,535,876	63,973,878	60,717,133	10,545,373	3,998,374	3,242,472
9	Sep-02	4,382,213,682	16,937,822	60,592,645	65,786,729	11,632,807	3,649,744	4,046,470
10	Oct-02	4,208,996,866	21,967,991	58,889,715	59,727,975	10,788,460	3,992,314	3,659,071
11	Nov-02	4,055,340,874	27,047,867	49,323,988	67,267,532	10,975,118	4,084,444	4,174,232
12	Dec-02	3,895,565,087	31,647,027	52,084,626	75,670,420	12,424,212	4,207,354	4,261,082
13	Jan-03	3,733,654,037	36,221,691	55,989,055	73,074,206	13,076,837	3,489,863	4,628,254
14	Feb-03	3,583,332,067	40,905,496	49,563,830	58,591,264	10,879,700	3,697,162	4,615,183
15	Mar-03	3,415,711,877	45,527,048	59,455,577	63,872,025	9,287,231	3,129,751	5,143,635
16	Apr-03	3,259,480,630	49,233,924	58,660,464	57,782,657	10,493,588	3,112,773	4,668,986
17	May-03	3,107,045,838	53,466,690	56,253,178	62,983,278	9,925,095	2,954,667	4,452,731
18	Jun-03	2,950,492,869	57,305,199	61,353,296	61,618,089	10,552,085	3,022,807	4,529,259
19	Jul-03	2,797,419,815	61,064,492	61,568,809	62,359,831	10,153,290	2,901,651	4,587,743
20	Aug-03	2,658,112,582	64,918,751	55,680,481	62,601,839	9,891,177	2,934,195	4,512,838
21	Sep-03	2,513,168,742	69,437,723	56,933,470	55,879,825	9,792,915	2,886,157	4,408,929
22	Oct-03	2,375,421,896	73,322,306	52,344,881	50,611,461	7,372,454	2,777,390	4,277,972
23	Nov-03	2,263,523,712	77,284,604	38,204,272	51,608,726	7,588,966	2,111,979	4,573,051
24	Dec-03	2,140,976,805	81,650,695	40,433,015	56,099,173	7,726,913	2,342,608	4,303,141
25	Jan-04	2,025,230,562	85,281,124	39,860,537	49,542,646	7,621,284	2,037,419	4,296,669
26	Feb-04	1,918,637,659	88,550,785	35,592,682	41,161,450	5,313,619	1,946,382	4,013,354
27	Mar-04	1,791,580,342	91,866,866	45,931,607	36,390,436	4,562,445	1,436,493	3,774,083
28	Apr-04	1,683,124,223	94,238,729	39,708,934	34,723,991	4,503,915	1,453,731	3,283,766
29	May-04	1,584,655,199	96,122,313	36,126,009	35,224,869	4,778,040	1,524,993	3,132,966
30	Jun-04	1,477,740,345	98,122,949	39,362,584	37,417,833	5,355,920	1,482,940	3,243,469
31	Jul-04	1,378,633,969	100,184,983	37,131,311	38,111,552	4,884,941	1,441,799	3,056,740
32	Aug-04	1,282,674,514	102,285,572	35,359,861	35,489,775	4,530,633	1,378,146	2,932,091
33	Sep-04	1,194,982,509	104,250,916	31,080,439	33,421,709	4,296,344	1,486,256	2,912,015
34	Oct-04	1,112,875,683	106,098,022	28,820,732	30,022,687	4,169,604	1,258,531	3,002,123
35	Nov-04	1,035,400,692	107,841,675	24,105,346	31,479,407	4,375,998	1,427,160	3,021,099
36	Dec-04	960,021,452	109,852,100	22,453,865	31,280,278	3,476,732	1,040,942	2,998,166
37	Jan-05	888,679,353	111,576,822	20,971,886	26,596,588	3,296,822	917,093	3,108,383
38	Feb-05	823,188,437	112,749,600	17,957,259	20,331,405	2,356,534	913,818	3,051,896
39	Mar-05	751,593,743	113,868,086	21,833,526	22,115,993	2,144,596	597,048	2,725,793
40	Apr-05	690,338,442	114,405,963	18,492,242	19,736,078	2,486,549	571,308	2,789,811
41	May-05	629,814,560	115,269,751	17,317,951	21,142,577	2,407,024	701,828	2,795,985
42	Jun-05	572,692,316	115,815,359	17,003,782	18,864,540	2,596,895	658,715	3,028,017

Final Payment Date:  July 15, 2005
____________________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2002-B
Original Pool Characteristics
Closing Date	March 27, 2002	Original Term
Cutoff Date	March 1, 2002	Weighted average(1)	57.9 months
Number of Receivables	219,404	Original term greater than 60 months(2)	8.82%
Initial Pool Balance	$3,649,997,983	Longest	72 months
Principal Balance		Shortest	6 months
Average	$16,636	Remaining Term
Highest	$49,939	Weighted average(1)	50.9 months
Lowest	$251	Remaining term greater than 60 months(2)	5.75%
Original Amount Financed		Longest	71 months
Average	$20,101	Shortest	2 months
Highest	$97,535	Scheduled Weighted Average Life(3)	2.28 years
Lowest	$621	Percentage New Vehicle(2)	74.40%
Annual Percentage Rate (APR)		Percentage Car(2)(4)	29.51%
Weighted average(1)	7.07%	Percentage in Top 5 States(2)(5)	40.51%
Highest	29.99%	Weighted average(1) FICO® score(6) at
Lowest	0.01%	origination	686
APR greater than or equal to 20 percent(2)	2.04%
_______________
(1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Mar-02	$3,539,950,966	$ 63,689	$32,301,929	$25,838,311	$88,891	$ —	$5,180
2	Apr-02	3,427,540,442	268,211	35,350,258	23,217,456	3,118,037	—	—
3	May-02	3,318,330,476	874,159	33,824,399	28,996,600	3,166,901	1,185,834	—
4	Jun-02	3,219,244,745	1,750,424	30,122,918	35,485,050	4,149,147	1,112,878	605,267
5	Jul-02	3,103,921,372	3,206,311	38,618,694	35,753,990	5,424,776	1,995,699	1,029,431
6	Aug-02	2,996,008,565	4,882,834	37,694,232	35,858,610	6,166,092	2,414,491	1,715,101
7	Sep-02	2,891,731,264	6,620,104	35,345,680	39,024,747	6,209,082	2,493,204	2,276,612
8	Oct-02	2,786,633,609	9,251,251	35,670,342	38,917,963	5,307,337	2,401,578	2,513,800
9	Nov-02	2,691,517,623	11,997,250	31,261,977	43,445,469	6,749,617	2,045,354	2,870,109
10	Dec-02	2,594,093,353	14,805,845	30,673,758	51,394,008	7,669,785	2,665,079	2,520,433
11	Jan-03	2,491,443,136	17,748,239	36,651,252	47,165,118	8,508,461	2,428,220	2,710,842
12	Feb-03	2,396,415,665	20,318,262	32,187,915	39,745,095	7,008,992	2,261,630	2,710,093
13	Mar-03	2,290,930,445	23,471,397	36,986,779	40,824,623	6,418,414	2,130,557	2,666,244
14	Apr-03	2,189,554,562	26,210,611	39,566,310	39,098,932	6,838,718	1,764,550	2,913,716
15	May-03	2,093,827,970	28,840,596	35,739,440	42,462,563	6,589,131	1,961,529	2,736,014
16	Jun-03	1,995,262,292	31,332,750	38,372,683	40,514,043	8,453,132	1,998,409	2,734,148
17	Jul-03	1,897,797,490	33,740,781	39,187,493	41,989,425	7,604,318	2,455,867	2,688,986
18	Aug-03	1,807,510,419	36,266,990	36,197,862	40,729,466	6,736,127	2,154,902	2,840,044
19	Sep-03	1,715,703,297	38,963,586	35,563,848	37,512,318	6,041,289	2,319,378	2,977,229
20	Oct-03	1,627,575,230	41,759,819	33,116,241	36,025,796	5,333,365	1,632,221	3,116,199
21	Nov-03	1,554,635,665	44,061,232	25,623,102	35,718,046	5,108,956	1,933,395	3,328,259
22	Dec-03	1,474,289,220	47,112,985	27,436,260	39,391,900	5,708,617	1,670,281	3,071,071
23	Jan-04	1,398,662,361	49,717,000	25,747,469	33,801,503	5,176,110	1,452,927	2,905,134
24	Feb-04	1,327,187,939	52,248,148	24,733,224	27,001,240	3,581,192	1,402,257	2,752,162
25	Mar-04	1,243,749,664	54,409,489	31,242,591	25,206,320	3,163,394	927,948	2,595,789
26	Apr-04	1,171,443,453	56,191,427	27,361,740	22,511,366	3,113,422	998,615	2,462,140
27	May-04	1,107,281,941	57,480,374	23,378,246	22,970,685	3,610,196	778,731	2,285,213
28	Jun-04	1,034,886,192	58,863,690	27,855,089	24,046,478	3,297,885	985,272	2,306,749
29	Jul-04	967,989,539	60,404,135	26,080,124	25,523,080	3,113,950	1,038,236	2,140,196
30	Aug-04	904,192,243	61,964,161	23,581,173	23,355,394	3,110,184	767,314	2,191,697
31	Sep-04	845,353,370	63,282,152	21,260,714	22,573,432	2,752,690	979,679	2,014,166
32	Oct-04	790,061,719	64,652,838	20,057,275	20,317,768	2,583,071	927,034	1,804,428
33	Nov-04	737,131,358	66,061,960	16,915,304	22,053,500	2,639,724	898,746	1,794,317
34	Dec-04	684,503,127	67,547,492	16,918,716	21,712,668	2,375,387	759,519	1,794,731
35	Jan-05	636,741,453	68,827,649	14,124,161	17,252,012	2,512,489	762,414	1,938,307
36	Feb-05	591,195,990	69,699,302	13,642,014	13,794,704	1,795,315	777,104	1,812,093
37	Mar-05	542,179,855	70,511,048	15,391,789	14,290,447	1,254,942	581,156	1,959,577
38	Apr-05	500,432,436	70,992,441	12,992,463	13,416,383	1,616,145	406,778	2,006,471
39	May-05	459,408,802	71,408,743	11,911,663	14,663,990	1,506,488	491,889	2,048,753
40	Jun-05	420,084,979	71,940,853	11,922,639	13,416,530	1,586,567	494,068	2,122,583
41	Jul-05	383,176,910	72,361,582	11,677,936	13,078,941	1,817,619	560,558	2,237,982
42	Aug-05	344,657,694	72,932,449	11,934,828	12,941,778	1,575,849	507,401	2,487,837

Final Payment Date:  September 15, 2005
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2002-C
Original Pool Characteristics
Closing Date	June 26, 2002	Original Term
Cutoff Date	June 1, 2002	Weighted average(1)	53.9 months
Number of Receivables	122,838	Original term greater than 60 months(2)	6.25%
Initial Pool Balance	$2,119,999,957	Longest	72 months
Principal Balance		Shortest	7 months
Average	$17,259	Remaining Term
Highest	$49,944	Weighted average(1)	46.7 months
Lowest	$252	Remaining term greater than 60 months(2)	4.09%
Original Amount Financed		Longest	72 months
Average	$20,932	Shortest	2 months
Highest	$85,649	Scheduled Weighted Average Life(3)	2.07 years
Lowest	$950	Percentage New Vehicle(2)	80.75%
Annual Percentage Rate (APR)		Percentage Car(2)(4)	32.27%
Weighted average(1)	5.17%	Percentage in Top 5 States(2)(5)	40.03%
Highest	29.99%	Weighted average(1) FICO® score(6) at
Lowest	0.00%	origination	697
APR greater than or equal to 20 percent(2)	1.49%
_______________
(1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-02	$2,057,159,878	$21,817	$13,753,960	$11,960,684	$68,225	$37,390	$ —
2	Jul-02	1,988,069,844	79,602	16,158,983	12,508,612	1,673,817	—	37,390
3	Aug-02	1,921,757,926	420,763	17,304,899	14,022,534	1,927,511	487,532	37,390
4	Sep-02	1,855,683,769	868,575	16,564,120	15,212,470	2,043,070	762,898	250,156
5	Oct-02	1,788,807,667	1,766,342	16,739,968	14,216,714	1,985,343	852,343	463,098
6	Nov-02	1,729,206,274	2,587,159	13,981,279	16,737,163	2,596,321	863,914	731,501
7	Dec-02	1,664,932,856	3,864,774	15,341,983	20,915,752	2,849,882	1,146,389	828,713
8	Jan-03	1,600,438,807	4,911,717	19,016,872	18,269,638	3,103,380	900,105	967,335
9	Feb-03	1,539,157,241	6,051,546	17,123,451	16,894,775	2,763,951	1,036,661	955,661
10	Mar-03	1,471,914,540	7,083,021	19,971,205	17,376,902	2,785,586	639,528	1,223,388
11	Apr-03	1,407,876,589	8,235,999	20,551,870	17,264,915	3,151,653	827,657	1,009,373
12	May-03	1,344,930,768	9,474,067	19,539,414	18,390,442	2,766,965	986,075	1,066,559
13	Jun-03	1,281,076,106	10,576,192	20,581,861	17,954,857	3,356,548	979,687	1,296,687
14	Jul-03	1,218,295,751	11,537,692	21,265,503	18,298,246	2,874,806	1,187,658	1,355,903
15	Aug-03	1,159,693,671	12,727,851	19,863,457	17,566,911	3,208,228	845,796	1,638,955
16	Sep-03	1,097,706,598	14,063,888	20,841,369	16,745,293	2,504,551	1,087,569	1,486,410
17	Oct-03	1,038,120,665	15,395,607	19,115,662	15,297,134	2,261,928	517,048	1,671,729
18	Nov-03	987,814,747	16,496,202	15,354,380	15,968,276	2,334,557	874,937	1,401,802
19	Dec-03	932,581,047	17,764,192	16,133,301	18,057,142	2,572,846	717,231	1,517,137
20	Jan-04	880,930,984	18,920,324	14,908,717	14,918,870	2,373,227	802,203	1,432,448
21	Feb-04	832,563,385	20,162,653	14,040,225	12,774,595	1,612,272	712,486	1,475,093
22	Mar-04	776,352,923	21,188,487	17,348,056	11,353,266	1,393,551	382,236	1,337,501
23	Apr-04	726,957,954	22,116,829	15,481,235	11,147,021	1,487,530	449,150	1,104,455
24	May-04	682,026,833	22,723,536	13,743,069	11,823,969	1,544,541	482,720	957,034
25	Jun-04	633,084,144	23,433,467	14,969,558	12,922,106	1,490,026	515,255	1,065,454
26	Jul-04	588,511,716	24,074,008	13,640,571	12,973,932	1,514,289	511,857	1,154,559
27	Aug-04	544,414,971	24,937,861	13,312,517	11,992,314	1,436,453	520,748	1,172,227
28	Sep-04	503,185,633	25,665,780	12,543,457	10,762,445	1,476,522	569,032	1,058,164
29	Oct-04	464,120,464	26,440,679	12,099,683	10,852,614	1,349,957	526,961	1,134,394
30	Nov-04	428,300,110	27,105,262	10,201,054	10,983,353	1,338,637	575,270	1,157,973
31	Dec-04	395,714,976	27,854,478	9,152,899	10,360,566	1,260,426	292,853	1,100,976
32	Jan-05	366,299,726	28,333,375	9,022,306	8,958,514	1,097,806	454,227	1,073,969
33	Feb-05	340,570,642	28,831,616	7,380,608	7,282,047	709,002	352,949	1,119,985
34	Mar-05	313,566,280	29,212,065	8,490,107	7,021,977	647,345	290,716	1,027,498
35	Apr-05	291,029,034	29,500,082	7,025,360	6,372,283	865,167	199,644	1,090,781
36	May-05	268,833,904	29,898,979	6,661,667	7,453,345	841,369	231,255	1,112,781
37	Jun-05	247,284,693	30,235,202	7,040,678	6,967,621	852,917	364,235	1,128,608
38	Jul-05	227,213,193	30,496,468	6,616,604	7,154,243	923,222	211,065	1,240,757
39	Aug-05	206,257,789	30,858,870	6,826,463	6,765,689	968,846	218,805	1,305,808

Final Payment Date:  September 15, 2005
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2002-D
Original Pool Characteristics
Closing Date	August 29, 2002	Original Term
Cutoff Date	August 1, 2002	Weighted average(1)	54.4 months
Number of Receivables	184,733	Original term greater than 60 months(2)	6.31%
Initial Pool Balance	$3,157,996,400	Longest	72 months
Principal Balance		Shortest	9 months
Average	$17,095	Remaining Term
Highest	$49,990	Weighted average(1)	46.7 months
Lowest	$252	Remaining term greater than 60 months(2)	4.17%
Original Amount Financed		Longest	72 months
Average	$20,836	Shortest	2 months
Highest	$79,929	Scheduled Weighted Average Life(3)	2.08 years
Lowest	$777	Percentage New Vehicle(2)	79.44%
Annual Percentage Rate (APR)		Percentage Car(2)(4)	31.59%
Weighted average(1)	5.46%	Percentage in Top 5 States(2)(5)	40.75%
Highest	29.99%	Weighted average(1) FICO® score(6) at
Lowest	0.00%	origination	694
APR greater than or equal to 20 percent(2)	1.60%
_______________
(1)(2)(3)(4)(5)(6)                                See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Aug-02	$3,054,360,509	$46,851	$27,334,379	$16,929,822	$115,304	$ —	$ —
2	Sep-02	2,955,406,806	176,823	24,690,028	20,519,112	2,398,254	33,374	—
3	Oct-02	2,856,184,802	508,228	25,157,955	19,869,980	2,216,638	803,376	16,087
4	Nov-02	2,765,253,663	1,407,902	22,490,673	24,316,999	3,283,718	1,002,656	423,305
5	Dec-02	2,669,390,284	2,882,290	22,082,078	31,245,141	3,364,053	1,061,795	551,912
6	Jan-03	2,572,225,435	4,164,279	27,995,499	30,539,802	4,915,131	983,685	924,561
7	Feb-03	2,480,477,559	5,552,795	25,031,720	27,024,151	4,380,425	1,272,859	1,071,877
8	Mar-03	2,378,046,931	7,305,433	30,137,929	28,791,076	4,096,352	1,279,818	1,306,318
9	Apr-03	2,281,484,510	8,970,227	29,891,080	26,481,135	4,259,346	1,135,298	1,367,365
10	May-03	2,185,828,238	10,906,954	29,349,401	30,592,030	3,941,209	1,384,250	1,588,417
11	Jun-03	2,088,975,508	12,582,135	30,988,384	29,426,131	5,825,603	1,356,608	1,773,335
12	Jul-03	1,992,063,849	14,036,854	32,808,369	30,933,617	5,025,639	1,641,395	1,906,001
13	Aug-03	1,901,459,616	16,044,250	30,575,897	30,032,335	4,626,523	1,308,729	2,101,621
14	Sep-03	1,804,486,416	17,980,274	33,678,358	27,771,185	4,610,440	1,725,880	2,178,640
15	Oct-03	1,711,622,230	20,065,792	30,544,538	26,144,425	3,703,217	1,165,750	2,437,805
16	Nov-03	1,633,672,325	21,738,943	23,873,611	28,101,679	3,914,295	1,118,661	2,580,952
17	Dec-03	1,549,337,212	23,839,463	23,992,534	31,258,550	4,177,931	1,145,988	2,326,392
18	Jan-04	1,467,353,813	25,914,651	24,766,206	25,761,817	3,992,954	1,441,772	2,111,221
19	Feb-04	1,392,064,672	28,139,364	21,360,485	22,883,825	2,755,344	901,903	2,280,387
20	Mar-04	1,303,905,023	29,636,445	27,345,657	19,721,893	2,581,839	745,134	2,061,563
21	Apr-04	1,225,647,917	31,219,669	25,157,199	18,670,648	2,454,306	775,508	1,734,445
22	May-04	1,153,050,300	32,673,454	23,472,619	19,915,466	2,398,090	721,859	1,788,489
23	Jun-04	1,075,148,400	33,852,277	24,606,765	21,338,272	2,782,797	906,307	1,644,814
24	Jul-04	1,002,619,922	35,141,135	23,943,718	21,863,645	2,748,706	793,841	1,780,196
25	Aug-04	931,376,271	36,465,102	23,461,216	19,758,988	2,741,097	661,935	1,919,756
26	Sep-04	865,347,475	37,833,566	20,690,188	19,414,457	2,491,963	825,261	1,806,403
27	Oct-04	803,939,983	39,093,855	19,111,705	18,666,482	2,290,811	956,812	1,668,891
28	Nov-04	745,580,358	40,226,290	17,585,953	19,590,073	2,226,317	793,674	1,860,353
29	Dec-04	691,850,095	41,495,420	16,062,378	18,235,775	1,958,879	567,394	1,782,696
30	Jan-05	644,401,288	42,478,590	13,551,314	15,911,632	1,798,765	508,755	1,796,898
31	Feb-05	600,854,710	43,222,434	13,003,171	12,255,928	1,468,534	653,333	1,667,033
32	Mar-05	554,431,962	44,030,492	15,055,645	12,674,135	1,221,262	413,190	1,582,466
33	Apr-05	515,534,344	44,358,429	12,597,320	12,109,994	1,466,150	448,103	1,668,810
34	May-05	476,967,315	44,810,373	12,400,346	12,721,815	1,477,132	417,411	1,735,201
35	Jun-05	440,789,485	45,347,871	11,922,101	11,845,754	1,627,997	351,315	1,710,082
36	Jul-05	407,356,613	45,892,336	11,241,763	12,457,978	1,656,455	500,580	1,774,643
37	Aug-05	371,796,655	46,396,008	12,390,332	12,421,133	1,637,123	692,622	1,923,107
38	Sep-05	341,100,047	46,969,584	9,429,428	11,573,126	1,391,888	386,875	2,195,617
39	Oct-05	312,869,954	47,443,070	7,783,749	11,656,221	1,528,842	445,716	2,269,488

Final Payment Date:  November 15, 2005
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2003-A
Original Pool Characteristics
Closing Date	January 22, 2003	Original Term
Cutoff Date	January 1, 2003	Weighted average(1)	56.4 months
Number of Receivables	175,985	Original term greater than 60 months(2)	8.42%
Initial Pool Balance	$3,149,999,805	Longest	72 months
Principal Balance		Shortest	6 months
Average	$17,899	Remaining Term
Highest	$49,972	Weighted average(1)	49.0 months
Lowest	$253	Remaining term greater than 60 months(2)	6.44%
Original Amount Financed		Longest	72 months
Average	$21,355	Shortest	2 months
Highest	$80,637	Scheduled Weighted Average Life(3)	2.17 years
Lowest	$797	Percentage New Vehicle(2)	79.34%
Annual Percentage Rate (APR)		Percentage Car(2)(4)	29.89%
Weighted average(1)	5.20%	Percentage in Top 5 States(2)(5)	38.07%
Highest	29.99%	Weighted average(1) FICO® score(6) at
Lowest	0.00%	origination	690
APR greater than or equal to 20 percent(2)	1.47%
_______________
(1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-03	$3,058,333,332	$29,697	$24,606,354	$22,845,788	$107,737	$ —	$ —
2	Feb-03	2,970,551,427	155,578	22,732,632	19,578,578	2,677,447	—	—
3	Mar-03	2,870,674,530	653,528	28,458,646	23,042,941	2,691,944	756,494	—
4	Apr-03	2,775,841,918	1,575,697	28,564,817	20,995,451	3,158,859	594,961	362,703
5	May-03	2,681,848,544	2,743,244	28,256,185	25,698,889	2,969,714	1,240,348	652,194
6	Jun-03	2,585,384,402	3,891,573	30,067,027	27,331,769	4,036,095	999,477	1,285,277
7	Jul-03	2,488,096,781	5,227,584	31,059,620	29,357,411	4,349,513	1,461,104	1,281,483
8	Aug-03	2,395,997,668	7,155,666	30,513,669	31,081,294	4,393,798	1,401,014	1,494,774
9	Sep-03	2,297,646,286	9,005,332	32,843,623	28,916,808	4,413,906	1,093,807	1,726,977
10	Oct-03	2,202,274,471	10,896,045	30,368,859	27,756,503	4,065,009	1,140,395	1,668,881
11	Nov-03	2,120,241,106	12,672,714	24,888,416	28,473,799	3,843,955	1,222,999	1,762,222
12	Dec-03	2,029,024,837	15,165,823	27,064,664	34,297,817	4,331,437	1,324,866	1,741,548
13	Jan-04	1,943,623,729	17,474,067	24,743,405	28,737,789	4,226,694	1,162,243	1,949,300
14	Feb-04	1,861,276,713	19,741,724	24,652,251	24,242,491	3,055,978	1,103,560	1,801,084
15	Mar-04	1,762,956,480	21,988,826	32,370,677	22,301,642	2,826,740	753,155	1,684,827
16	Apr-04	1,677,458,767	23,601,780	28,585,008	21,534,974	2,544,819	848,893	1,628,462
17	May-04	1,598,005,797	24,997,908	26,966,878	21,571,316	3,029,806	436,208	1,730,984
18	Jun-04	1,509,773,847	26,661,657	30,447,344	24,325,955	2,937,721	1,119,435	1,566,948
19	Jul-04	1,429,068,363	28,267,180	27,599,694	24,975,996	3,267,059	865,377	1,811,474
20	Aug-04	1,348,207,089	30,083,323	27,740,792	22,911,007	3,132,466	984,621	1,606,565
21	Sep-04	1,272,333,826	31,647,749	25,667,049	22,677,759	2,716,858	958,339	1,680,403
22	Oct-04	1,200,616,629	33,098,407	24,253,701	20,822,055	2,792,433	786,496	1,818,506
23	Nov-04	1,133,084,764	34,346,596	20,808,749	22,764,348	3,015,723	959,667	1,960,450
24	Dec-04	1,068,016,357	36,194,485	19,630,202	22,396,164	2,171,896	746,874	1,910,038
25	Jan-05	1,007,270,624	37,923,084	18,384,796	19,154,353	2,493,500	755,340	1,719,254
26	Feb-05	951,186,096	38,998,621	17,017,645	14,750,357	2,106,840	678,383	1,709,496
27	Mar-05	890,597,308	39,848,577	19,835,624	15,076,209	1,546,750	613,754	1,738,344
28	Apr-05	837,617,145	40,670,875	17,522,983	14,847,127	1,798,373	513,639	1,788,047
29	May-05	785,166,194	41,424,792	16,721,890	16,219,275	1,822,412	616,207	1,903,358
30	Jun-05	734,635,551	41,773,518	17,624,587	15,262,928	2,028,141	755,390	1,891,638
31	Jul-05	685,017,793	42,458,740	18,382,963	15,714,232	2,054,361	695,954	2,006,071
32	Aug-05	633,007,799	43,268,689	19,367,309	16,116,783	2,150,957	697,261	2,055,295
33	Sep-05	589,347,932	44,050,574	14,300,323	14,532,274	2,350,578	682,907	2,242,914
34	Oct-05	549,438,102	44,818,510	11,457,324	16,069,422	1,918,279	782,983	2,370,974
35	Nov-05	512,505,603	45,524,184	10,355,129	14,638,312	2,180,875	727,969	2,587,080
36	Dec-05	477,836,743	46,425,898	9,330,526	15,315,759	1,808,710	776,690	2,761,151
37	Jan-06	442,034,955	46,991,279	9,837,671	11,936,879	1,767,314	703,404	2,908,968
38	Feb-06	410,364,733	47,433,328	7,754,096	10,604,051	1,188,334	674,920	2,961,011
39	Mar-06	375,186,981	47,814,022	9,543,147	10,281,747	946,854	268,441	2,860,707
40	Apr-06	346,472,770	48,115,384	7,560,704	10,097,000	1,031,623	261,678	2,638,980
41	May-06	315,137,711	48,407,171	8,317,932	10,206,020	1,143,249	288,727	2,547,309
42	Jun-06	286,293,904	48,668,671	7,652,682	9,563,565	1,091,261	226,910	2,568,142

Final Payment Date:  July 17, 2006
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2003-B
Original Pool Characteristics
Closing Date	March 20, 2003	Original Term
Cutoff Date	March 1, 2003	Weighted average(1)	56.7 months
Number of Receivables	160,387	Original term greater than 60 months(2)	10.96%
Initial Pool Balance	$2,849,999,946	Longest	72 months
Principal Balance		Shortest	6 months
Average	$17,770	Remaining Term
Highest	$49,999	Weighted average(1)	49.0 months
Lowest	$256	Remaining term greater than 60 months(2)	8.18%
Original Amount Financed		Longest	71 months
Average	$21,305	Shortest	2 months
Highest	$121,546	Scheduled Weighted Average Life(3)	2.17 years
Lowest	$704	Percentage New Vehicle(2)	80.25%
Annual Percentage Rate (APR)		Percentage Car(2)(4)	30.09%
Weighted average(1)	4.99%	Percentage in Top 5 States(2)(5)	37.99%
Highest	29.99%	Weighted average(1) FICO® score(6) at
Lowest	0.00%	origination	690
APR greater than or equal to 20 percent(2)	1.29%
_______________
(1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Mar-03	$2,760,551,822	$19,067	$24,668,503	$19,744,316	$49,274	$ —	$ —
2	Apr-03	2,674,781,108	186,097	25,610,519	16,912,042	2,256,230	11,901	—
3	May-03	2,589,372,492	625,429	25,039,526	21,426,344	2,378,502	795,711	11,901
4	Jun-03	2,501,339,397	1,399,699	26,419,658	22,674,430	3,672,521	737,225	399,227
5	Jul-03	2,413,285,551	2,199,636	27,819,870	23,489,987	3,773,904	1,316,962	830,067
6	Aug-03	2,328,489,766	3,452,457	28,003,047	25,329,948	3,083,010	1,219,593	1,092,802
7	Sep-03	2,237,701,465	5,029,817	30,019,303	24,818,761	3,579,338	1,136,003	1,153,138
8	Oct-03	2,148,892,004	6,922,603	28,203,522	25,578,103	2,941,212	700,492	1,251,277
9	Nov-03	2,072,463,808	8,463,771	23,304,771	25,020,629	3,644,579	879,346	1,287,431
10	Dec-03	1,988,232,600	10,347,442	24,068,146	29,573,849	3,193,626	1,054,105	1,373,604
11	Jan-04	1,907,552,214	12,360,778	23,943,757	26,139,956	3,483,697	952,117	1,432,781
12	Feb-04	1,831,843,731	14,272,457	22,189,950	21,759,080	2,819,300	961,588	1,355,394
13	Mar-04	1,742,164,192	16,177,079	28,104,091	20,149,612	2,073,211	924,409	1,665,502
14	Apr-04	1,662,130,302	17,556,517	26,701,008	19,678,037	2,141,034	720,157	1,741,636
15	May-04	1,586,422,111	18,841,638	26,270,225	19,625,129	2,888,547	614,980	1,548,926
16	Jun-04	1,503,216,359	20,334,821	28,837,697	21,941,154	2,758,618	1,054,621	1,556,115
17	Jul-04	1,426,991,519	21,729,109	26,087,780	23,993,018	2,761,635	1,158,310	1,447,703
18	Aug-04	1,351,312,146	23,146,167	25,693,823	22,680,018	3,267,560	719,544	1,768,094
19	Sep-04	1,280,201,816	24,411,921	24,004,299	21,232,431	3,148,803	1,088,068	1,533,200
20	Oct-04	1,211,945,372	26,055,740	22,901,896	19,368,397	2,438,395	1,071,265	1,668,522
21	Nov-04	1,146,695,642	27,551,915	19,968,396	20,184,297	3,122,658	894,905	1,830,920
22	Dec-04	1,083,548,000	29,333,039	19,097,189	19,922,758	2,376,151	666,777	1,762,739
23	Jan-05	1,023,705,840	30,824,470	18,566,277	17,325,032	2,119,615	756,973	1,760,642
24	Feb-05	968,890,116	32,041,254	16,403,288	13,057,058	1,941,659	708,444	1,682,617
25	Mar-05	909,581,617	32,830,092	19,644,133	14,871,852	1,306,821	583,850	1,633,753
26	Apr-05	856,683,299	33,537,425	18,198,065	13,433,991	1,748,169	350,583	1,809,045
27	May-05	805,145,379	34,155,179	16,687,964	14,999,990	1,857,358	495,609	1,857,072
28	Jun-05	754,407,826	34,611,250	17,893,409	14,096,785	1,822,524	592,765	1,838,020
29	Jul-05	706,052,332	35,252,939	17,625,366	15,103,838	1,949,032	607,452	1,944,304
30	Aug-05	654,515,076	36,018,365	19,215,063	14,991,253	1,974,018	551,498	2,025,725
31	Sep-05	610,961,290	36,698,218	14,478,015	13,802,353	1,954,245	646,757	2,108,906
32	Oct-05	571,539,180	37,523,223	11,203,645	15,675,554	1,633,825	596,167	2,334,899
33	Nov-05	534,481,786	38,015,829	10,901,370	13,410,046	1,864,912	574,116	2,464,164
34	Dec-05	499,423,584	38,630,361	9,759,439	15,235,755	1,647,942	713,666	2,553,540
35	Jan-06	463,918,255	39,198,429	10,005,525	12,297,529	1,456,475	676,819	2,758,162
36	Feb-06	432,551,289	39,742,144	8,297,080	9,576,179	1,291,061	453,122	2,771,188
37	Mar-06	397,963,854	40,158,266	9,675,576	9,816,264	741,001	331,577	2,674,203
38	Apr-06	368,975,610	40,488,304	8,488,664	9,749,679	831,644	272,002	2,443,607
39	May-06	337,752,865	40,795,037	8,844,894	10,979,600	1,100,746	270,723	2,396,652
40	Jun-06	309,331,986	40,962,968	7,706,238	9,055,031	1,095,120	255,232	2,284,989
41	Jul-06	282,398,366	41,185,446	7,428,815	10,254,853	893,413	350,059	2,224,865

Final Payment Date:  August 15, 2006
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2004-A
Original Pool Characteristics
Closing Date	May 25, 2004	Original Term
Cutoff Date	May 1, 2004	Weighted average(1)	60.2 months
Number of Receivables	106,519	Original term greater than 60 months(2)	25.44%
Initial Pool Balance	$1,996,532,847	Longest	72 months
Principal Balance		Shortest	6 months
Average	$18,743	Remaining Term
Highest	$49,987	Weighted average(1)	52.0 months
Lowest	$252	Remaining term greater than 60 months(2)	19.46%
Original Amount Financed		Longest	71 months
Average	$22,374	Shortest	2 months
Highest	$87,239	Scheduled Weighted Average Life(3)	2.28 years
Lowest	$843	Percentage New Vehicle(2)	84.32%
Annual Percentage Rate (APR)		Percentage Car(2)(4)	22.91%
Weighted average(1)	4.95%	Percentage in Top 5 States(2)(5)	40.03%
Highest	29.95%	Weighted average(1) FICO® score(6) at
Lowest	0.00%	origination	693
APR greater than or equal to 20 percent(2)	0.57%
_______________
(1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-04	$1,936,868,289	$ 1,778	$22,513,742	$7,263,547	$24,678	$ —	$ —
2	Jun-04	1,870,278,613	142,166	24,764,926	9,580,144	818,078	—	—
3	Jul-04	1,808,663,831	454,996	22,443,467	11,967,994	1,083,968	221,289	—
4	Aug-04	1,746,552,576	978,686	22,308,234	11,655,589	1,270,890	485,372	114,938
5	Sep-04	1,686,575,064	1,794,466	21,472,780	11,952,075	1,463,792	453,200	329,103
6	Oct-04	1,629,426,152	2,544,947	20,178,369	11,875,326	1,341,719	371,452	378,048
7	Nov-04	1,571,909,643	3,324,252	19,292,879	13,961,481	1,656,383	378,849	516,639
8	Dec-04	1,514,670,063	4,474,551	18,755,110	13,940,577	1,841,073	560,796	585,950
9	Jan-05	1,458,726,970	5,239,689	19,709,961	13,138,011	1,136,986	592,335	854,827
10	Feb-05	1,405,594,273	6,084,414	17,673,641	10,377,828	1,096,557	440,285	934,366
11	Mar-05	1,345,229,045	6,831,429	22,582,288	10,942,151	863,129	336,377	1,073,399
12	Apr-05	1,289,640,373	7,319,677	22,443,974	10,862,075	1,643,356	372,894	1,081,185
13	May-05	1,235,116,819	7,865,456	20,310,987	12,830,055	1,900,070	665,768	1,256,600
14	Jun-05	1,180,653,851	8,674,674	21,544,737	12,739,104	1,655,877	703,266	1,349,875
15	Jul-05	1,129,123,460	9,378,491	20,795,199	13,799,227	1,669,333	733,513	1,608,512
16	Aug-05	1,072,820,931	10,293,008	22,803,769	14,046,223	2,200,950	609,537	1,890,050
17	Sep-05	1,025,117,137	11,191,113	16,739,481	12,668,307	1,642,576	864,884	1,946,102
18	Oct-05	981,157,762	11,892,884	13,973,376	15,299,916	1,699,592	737,181	2,196,855
19	Nov-05	938,663,048	12,436,479	13,940,486	13,938,125	2,198,554	737,516	2,279,039
20	Dec-05	896,167,612	13,158,115	13,945,155	14,693,513	1,810,395	954,493	2,314,813
21	Jan-06	852,378,267	13,800,275	14,438,085	12,401,480	1,535,326	755,547	2,735,615
22	Feb-06	812,913,684	14,406,747	12,533,730	10,217,055	1,338,283	506,839	2,674,318
23	Mar-06	767,250,208	15,018,564	16,095,833	10,913,026	1,033,024	364,872	2,548,059
24	Apr-06	729,433,308	15,309,007	13,523,642	10,422,088	1,079,265	415,598	2,296,624
25	May-06	687,567,373	15,728,400	15,009,471	11,539,321	1,262,373	575,642	2,237,281
26	Jun-06	649,010,569	16,160,982	13,435,646	10,713,029	1,130,269	500,543	2,257,084
27	Jul-06	611,732,628	16,547,356	13,315,493	11,833,825	1,137,987	478,355	2,287,460
28	Aug-06	574,315,193	17,027,381	13,481,096	10,966,098	978,257	500,139	2,235,929
29	Sep-06	540,133,214	17,436,547	12,135,858	11,028,587	987,064	423,801	2,286,572
30	Oct-06	506,963,431	17,868,197	10,507,844	10,321,717	1,118,279	278,956	2,412,426
31	Nov-06	477,286,978	18,257,211	8,455,061	8,947,213	1,208,058	358,327	2,313,288
32	Dec-06	449,919,799	18,626,248	7,654,546	10,166,959	970,529	296,418	2,331,657
33	Jan-07	419,950,227	19,091,262	8,539,657	8,891,824	1,134,929	236,206	2,220,036
34	Feb-07	394,565,828	19,362,249	6,535,540	7,402,627	770,227	287,698	2,123,194
35	Mar-07	366,744,812	19,574,696	8,113,453	7,457,083	623,688	258,844	2,052,088
36	Apr-07	341,300,009	19,857,701	7,306,957	7,911,737	794,666	239,579	1,955,464
37	May-07	316,438,566	19,968,650	7,132,206	7,968,302	923,001	296,702	1,906,897
38	Jun-07	292,791,843	20,146,738	7,090,910	7,694,411	824,253	375,150	1,901,649
39	Jul-07	269,262,218	20,397,607	6,416,810	7,870,217	853,794	230,939	1,880,864
40	Aug-07	247,015,870	20,553,178	6,273,610	6,777,975	869,708	201,706	1,818,476
41	Sep-07	228,011,714	20,740,001	4,830,683	7,181,881	947,222	272,499	1,809,370
42	Oct-07	207,785,067	20,980,267	4,849,634	6,983,905	840,394	236,171	1,828,722
43	Nov-07	189,982,596	21,204,334	3,879,930	6,813,281	985,409	189,361	1,800,899

Final Payment Date:  December 17, 2007
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2005-A
Original Pool Characteristics
Closing Date	January 13, 2005	Remaining Term
Cutoff Date	January 1, 2005	Weighted average(1)	52.2 months
Number of Receivables	254,927	Remaining term greater than 60 months(2)	18.51%
Initial Pool Balance	$4,811,414,708	Longest	71 months
Principal Balance		Shortest	2 months
Average	$18,874	Scheduled Weighted Average Life(3)	2.31 years
Highest	$50,000	Percentage New Vehicle(2)	86.14%
Lowest	$252	Percentage Car(2)(4)	20.35%
Original Amount Financed		Percentage of Top 10 Makes/Models(2)	72.09%
Average	$22,553	Ford F-150	20.20%
Highest	$147,220	Ford Explorer	13.66%
Lowest	$1,000	Ford Expedition	9.19%
Annual Percentage Rate (APR)		Ford F-250	7.23%
Weighted average(1)	5.27%	Ford F-350	5.00%
Highest	28.50%	Ford Ranger	3.89%
Lowest	0.00%	Ford Taurus	3.73%
APR greater than or equal to 20 percent(2)	0.39%	Ford Focus	3.50%
Original Term		Ford Escape	2.93%
Weighted average(1)	60.6 months	Ford Mustang	2.76%
Original term greater than 60 months(2)	26.82%	Percentage in Top 5 States(2)(5)	38.22%
Longest	72 months	Weighted average(1) FICO® score(6) at
Shortest	3 months	origination	704
_______________
(1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-05	$4,630,925,955	$16,585	$85,827,565	$18,483,751	$23,835	$ —	$ —
2	Feb-05	4,463,916,461	219,515	74,848,896	16,956,888	852,669	—	—
3	Mar-05	4,287,262,210	830,336	76,773,431	18,190,643	1,375,163	290,019	8,612
4	Apr-05	4,132,749,272	1,522,713	65,735,611	18,230,277	1,510,096	639,538	237,362
5	May-05	3,979,765,079	2,415,415	60,446,564	22,123,318	2,167,417	758,271	428,171
6	Jun-05	3,831,587,201	3,416,467	59,739,068	21,931,102	2,268,269	865,305	797,269
7	Jul-05	3,689,776,672	4,515,199	57,732,004	26,632,782	3,108,825	822,968	1,001,413
8	Aug-05	3,538,043,773	5,972,470	61,308,958	27,767,527	4,015,192	1,129,683	1,237,038
9	Sep-05	3,404,229,332	7,752,424	50,005,689	29,068,195	3,298,308	1,467,212	1,602,902
10	Oct-05	3,277,129,986	9,324,185	43,683,792	36,580,271	4,285,778	1,543,507	2,066,994
11	Nov-05	3,157,041,485	10,568,640	40,863,160	32,799,833	4,450,681	2,124,339	2,549,296
12	Dec-05	3,037,314,542	12,446,382	39,711,201	35,148,919	4,248,008	1,814,176	3,289,220
13	Jan-06	2,910,867,807	14,011,785	44,258,751	30,657,298	3,829,142	1,717,774	3,590,742
14	Feb-06	2,795,730,916	15,563,668	39,236,495	27,836,010	2,930,077	1,386,246	3,746,022
15	Mar-06	2,664,106,317	17,029,918	48,108,701	28,732,487	2,389,932	697,625	3,517,694
16	Apr-06	2,551,081,556	18,249,212	43,204,946	27,330,260	2,475,436	794,048	3,076,290
17	May-06	2,426,539,791	19,495,008	47,174,849	30,382,159	3,052,588	761,251	2,981,581
18	Jun-06	2,309,446,997	20,683,851	45,352,291	27,429,050	2,774,506	1,094,616	2,932,726
19	Jul-06	2,198,652,649	21,570,766	42,068,731	32,781,673	3,159,693	1,057,313	3,080,241
20	Aug-06	2,086,901,226	23,004,457	42,513,719	29,282,531	3,215,673	855,862	3,051,431
21	Sep-06	1,982,311,878	24,373,885	40,239,835	30,247,347	3,083,221	809,276	2,901,475
22	Oct-06	1,883,042,315	25,658,608	31,000,078	27,768,102	2,981,691	1,020,401	2,902,030
23	Nov-06	1,791,594,855	26,975,312	28,951,379	26,238,973	2,874,981	935,730	2,969,744
24	Dec-06	1,706,796,028	28,099,543	26,186,367	28,380,530	2,845,557	946,110	3,014,577
25	Jan-07	1,614,153,443	28,910,685	29,283,070	26,064,605	2,808,046	831,567	3,070,800
26	Feb-07	1,531,591,773	30,002,520	24,837,735	22,424,497	2,387,060	922,088	2,890,731
27	Mar-07	1,442,141,620	30,838,632	28,275,978	22,399,738	2,479,320	813,161	3,158,327
28	Apr-07	1,358,444,081	31,427,168	27,899,308	23,352,010	3,051,579	753,209	3,365,684
29	May-07	1,275,094,151	32,149,126	27,596,542	23,900,842	2,603,182	944,958	3,334,177
30	Jun-07	1,196,772,437	32,755,038	26,456,753	23,232,908	2,592,384	846,293	3,505,657
31	Jul-07	1,118,899,376	33,419,969	25,184,578	23,992,621	2,549,740	645,540	3,586,710
32	Aug-07	1,044,413,594	34,311,571	23,819,410	22,166,241	2,352,317	778,622	3,500,156
33	Sep-07	981,487,473	34,849,795	18,847,166	21,580,807	2,769,295	775,770	3,605,546
34	Oct-07	912,922,926	35,638,374	19,707,225	21,453,636	2,603,697	716,305	3,512,351
35	Nov-07	853,723,610	36,452,676	15,253,182	21,922,883	2,439,746	847,723	3,534,357
36	Dec-07	797,998,472	37,351,834	13,221,559	26,512,699	2,855,396	603,407	3,802,780
37	Jan-08	740,790,312	38,083,515	14,396,347	19,797,944	2,639,967	885,330	3,589,955
38	Feb-08	686,856,671	38,791,489	12,887,426	17,398,283	1,552,615	792,474	3,724,258
39	Mar-08	632,274,140	39,404,505	14,168,485	17,546,568	1,707,354	461,687	3,726,179
40	Apr-08	581,986,107	39,754,212	12,948,505	15,030,712	1,968,419	630,293	3,488,012
41	May-08	534,851,745	40,125,572	11,287,892	15,272,244	1,749,060	625,054	3,512,925
42	Jun-08	489,801,731	40,710,138	10,218,017	15,247,909	2,023,379	499,422	3,510,757
43	Jul-08	445,970,901	41,164,216	9,922,976	13,162,868	1,791,201	625,166	3,388,653

Final Payment Date:  August 15, 2008
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2005-B
Original Pool Characteristics
Closing Date	April 14, 2005	Remaining Term
Cutoff Date	April 1, 2005	Weighted average(1)	51.8 months
Number of Receivables	169,768	Remaining term greater than 60 months(2)	17.52%
Initial Pool Balance	$3,199,999,975	Longest	71 months
Principal Balance		Shortest	2 months
Average	$18,849	Scheduled Weighted Average Life(3)	2.26 years
Highest	$49,988	Percentage New Vehicle(2)	85.42%
Lowest	$254	Percentage Car(2)(4)	20.20%
Original Amount Financed		Percentage of Top 10 Makes/Models(2)	70.49%
Average	$22,508	Ford F-150	20.44%
Highest	$99,645	Ford Explorer	12.54%
Lowest	$1,000	Ford Expedition	8.88%
Annual Percentage Rate (APR)		Ford F-250	7.11%
Weighted average(1)	5.54%	Ford F-350	5.36%
Highest	28.00%	Ford Ranger	3.61%
Lowest	0.00%	Ford Focus	3.36%
APR greater than or equal to 20 percent(2)	0.30%	Ford Taurus	3.09%
Original Term		Ford Escape	3.09%
Weighted average(1)	60.2 months	Ford Mustang	3.01%
Original term greater than 60 months(2)	28.67%	Percentage in Top 5 States(2)(5)	38.14%
Longest	72 months	Weighted average(1) FICO® score(6) at
Shortest	5 months	origination	705
_______________
(1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Apr-05	$3,076,648,554	$ 60,193	$ 60,829,814	$9,232,452	$23,466	$ —	$ —
2	May-05	2,955,887,794	238,133	55,999,348	13,646,432	854,604	—	12,482
3	Jun-05	2,846,638,468	581,794	47,528,472	12,923,229	1,279,161	149,717	—
4	Jul-05	2,743,512,971	1,036,879	44,273,502	16,194,925	1,423,616	408,714	122,123
5	Aug-05	2,634,645,080	1,695,769	46,126,416	19,020,965	2,084,171	475,491	284,876
6	Sep-05	2,538,697,093	2,630,072	37,520,050	18,994,794	1,860,575	754,243	552,094
7	Oct-05	2,447,814,045	3,636,019	32,234,157	23,753,740	2,626,238	803,950	890,512
8	Nov-05	2,361,882,530	4,469,615	29,948,687	21,709,555	2,701,927	1,162,880	1,090,636
9	Dec-05	2,277,825,315	5,531,049	28,532,948	23,929,986	2,426,331	1,382,120	1,363,858
10	Jan-06	2,188,017,980	6,694,543	31,806,850	21,289,726	2,206,088	1,357,766	1,873,525
11	Feb-06	2,105,998,706	7,652,930	28,484,662	16,739,072	1,719,261	697,583	2,200,753
12	Mar-06	2,012,286,421	8,518,298	34,819,286	18,111,420	1,737,851	541,847	1,746,339
13	Apr-06	1,930,875,852	9,362,661	31,720,922	19,404,760	1,483,590	635,777	1,611,850
14	May-06	1,842,184,812	10,325,685	34,035,892	21,498,194	2,184,890	671,825	1,494,227
15	Jun-06	1,758,481,777	11,278,631	32,180,688	19,993,670	2,053,810	629,103	1,540,802
16	Jul-06	1,679,581,339	12,030,941	29,880,581	24,247,292	2,780,111	559,215	1,656,105
17	Aug-06	1,598,907,619	12,902,693	31,501,578	20,114,063	1,897,649	774,855	1,721,031
18	Sep-06	1,521,885,840	13,903,982	31,036,952	21,386,202	1,964,640	470,706	1,766,233
19	Oct-06	1,449,510,315	14,938,429	23,677,431	21,412,762	2,413,209	604,052	1,832,596
20	Nov-06	1,382,707,995	15,696,783	22,090,132	20,930,330	2,159,645	663,460	1,861,439
21	Dec-06	1,320,325,046	16,789,870	19,809,135	20,414,826	2,108,757	621,917	1,951,308
22	Jan-07	1,253,088,572	17,574,203	21,169,405	19,345,967	2,265,458	730,154	2,094,411
23	Feb-07	1,192,778,457	18,373,925	18,783,351	15,725,216	1,622,638	605,209	2,180,886
24	Mar-07	1,126,958,120	19,041,687	21,453,217	17,525,473	1,544,847	404,091	1,999,791
25	Apr-07	1,064,304,035	19,508,750	21,534,326	17,819,717	2,208,537	545,163	1,983,056
26	May-07	1,003,499,403	20,018,862	20,318,918	18,902,861	1,847,103	731,707	1,995,611
27	Jun-07	946,214,860	20,566,401	19,367,269	17,559,692	1,810,206	596,903	2,188,245
28	Jul-07	888,922,537	21,182,608	18,297,087	17,717,774	1,994,260	758,636	2,158,998
29	Aug-07	832,946,751	21,622,799	18,923,561	16,448,963	2,007,307	605,475	2,158,814
30	Sep-07	785,875,357	22,054,899	14,232,462	17,048,314	2,368,264	582,493	2,203,852
31	Oct-07	734,449,656	22,804,508	14,657,866	16,969,024	2,311,733	765,550	2,222,649
32	Nov-07	689,226,460	23,293,705	12,250,677	17,669,819	1,982,084	905,015	2,391,904
33	Dec-07	646,100,127	24,045,330	11,051,439	19,752,335	2,583,695	651,304	2,580,797
34	Jan-08	602,578,975	24,560,793	11,962,824	15,824,304	2,189,398	881,333	2,510,086
35	Feb-08	561,789,202	25,162,951	10,855,833	14,205,808	1,447,762	944,544	2,474,460
36	Mar-08	521,417,441	25,539,673	11,104,792	13,827,843	1,723,818	621,349	2,678,072
37	Apr-08	483,219,112	25,947,736	10,564,580	11,700,737	1,844,800	367,107	2,655,275
38	May-08	447,394,558	26,409,405	9,017,794	13,499,898	1,604,174	703,084	2,536,290
39	Jun-08	412,755,072	27,000,686	8,379,074	12,017,363	1,955,553	506,840	2,679,705
40	Jul-08	379,368,379	27,551,399	7,818,730	10,968,705	1,763,311	685,145	2,624,119
41	Aug-08	350,512,760	27,911,018	6,195,634	10,763,849	1,431,934	574,703	2,669,337
42	Sep-08	321,226,978	28,369,459	5,977,324	10,588,815	1,478,090	590,182	2,682,802
43	Oct-08	293,519,779	28,895,635	5,224,604	9,830,955	1,542,565	540,061	2,527,947

Final Payment Date:  November 17, 2008
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2005-C
Original Pool Characteristics
Closing Date	September 28, 2005	Remaining Term
Cutoff Date	September 1, 2005	Weighted average(1)	52.6 months
Number of Receivables	111,210	Remaining term greater than 60 months(2)	18.13%
Initial Pool Balance	$2,149,999,792	Longest	72 months
Principal Balance		Shortest	2 months
Average	$19,333	Scheduled Weighted Average Life(3)	2.34 years
Highest	$99,061	Percentage New Vehicle(2)	85.08%
Lowest	$251	Percentage Car(2)(4)	23.68%
Original Amount Financed		Percentage of Top 10 Makes/Models(2)	64.65%
Average	$22,790	Ford F-150	19.26%
Highest	$212,847	Ford Explorer	10.00%
Lowest	$1,000	Ford Expedition	6.93%
Annual Percentage Rate (APR)		Ford F-250	6.60%
Weighted average(1)	5.92%	Ford F-350	5.50%
Highest	28.99%	Ford Escape	3.70%
Lowest	0.00%	Ford Focus	3.67%
APR greater than or equal to 20 percent(2)	0.28%	Ford Ranger	3.48%
Original Term		Ford Five Hundred	2.86%
Weighted average(1)	59.9 months	Ford Mustang	2.65%
Original term greater than 60 months(2)	23.90%	Percentage in Top 5 States(2)(5)	38.41%
Longest	72 months	Weighted average(1) FICO® score(6) at
Shortest	3 months	origination	708
_______________
(1)(2)(3)(4)(5)(6) See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Sep-05	$2,067,350,035	$ 3,047	$40,541,326	$8,565,495	$ —	$ —	$ —
2	Oct-05	1,990,543,586	122,511	34,898,117	13,093,379	746,407	—	—
3	Nov-05	1,923,545,491	340,588	27,212,239	12,621,868	1,270,505	285,221	—
4	Dec-05	1,860,302,799	722,841	23,582,790	15,299,978	1,299,099	421,861	214,918
5	Jan-06	1,795,058,962	1,256,953	23,671,630	13,645,690	1,772,361	419,497	366,218
6	Feb-06	1,734,743,076	1,688,493	22,331,795	11,935,965	1,296,372	617,839	440,578
7	Mar-06	1,668,279,986	2,260,998	24,131,957	12,301,130	736,219	338,234	620,389
8	Apr-06	1,610,848,545	2,728,480	21,527,200	12,636,111	1,000,919	152,200	601,148
9	May-06	1,547,626,755	3,163,175	23,528,081	16,202,986	1,285,380	479,391	502,863
10	Jun-06	1,486,710,441	3,688,070	23,368,276	14,144,247	1,469,210	359,195	699,497
11	Jul-06	1,427,141,552	4,316,387	23,492,697	16,852,371	1,578,698	515,370	773,225
12	Aug-06	1,367,370,483	4,869,956	23,694,870	16,070,295	1,379,807	639,161	747,195
13	Sep-06	1,312,610,916	5,533,620	20,945,055	16,160,687	1,842,291	706,983	766,511
14	Oct-06	1,259,147,272	6,528,099	16,805,283	15,810,250	1,900,708	732,912	904,087
15	Nov-06	1,209,681,232	7,201,392	15,912,881	15,037,688	1,616,008	644,782	1,062,240
16	Dec-06	1,162,937,909	7,972,270	14,621,618	15,830,033	2,010,746	560,679	1,070,390
17	Jan-07	1,111,549,066	8,568,690	16,722,143	15,359,264	1,689,346	501,787	1,135,939
18	Feb-07	1,065,028,595	9,173,674	15,026,514	13,226,876	1,359,848	562,065	1,102,583
19	Mar-07	1,013,545,816	9,669,399	17,800,474	13,880,164	1,355,170	528,318	1,145,649
20	Apr-07	963,702,616	10,235,452	18,498,065	14,979,118	1,409,516	602,295	1,175,507
21	May-07	915,473,655	10,697,732	17,352,239	15,736,268	1,697,383	492,244	1,203,074
22	Jun-07	869,514,606	11,160,061	16,702,343	14,794,229	1,802,154	583,265	1,298,405
23	Jul-07	823,616,062	11,673,965	16,008,245	15,727,872	2,053,754	585,774	1,383,607
24	Aug-07	779,324,158	12,274,971	15,330,996	14,185,286	1,608,928	600,769	1,539,524
25	Sep-07	740,483,394	12,848,504	12,916,056	14,695,277	2,061,747	593,620	1,428,074
26	Oct-07	698,311,997	13,462,502	13,241,105	15,599,676	1,651,027	448,284	1,436,071
27	Nov-07	661,507,149	14,080,626	10,684,445	14,892,614	1,839,715	678,595	1,475,807
28	Dec-07	626,625,324	14,709,488	9,414,328	17,755,523	2,429,175	499,815	1,561,757
29	Jan-08	591,048,151	15,209,436	10,347,309	14,820,858	2,135,628	713,893	1,589,206
30	Feb-08	557,581,384	15,736,966	9,016,091	13,041,696	1,776,781	577,146	1,652,328
31	Mar-08	522,429,436	16,186,455	10,873,619	13,155,411	1,527,121	674,913	1,725,109
32	Apr-08	489,790,164	16,725,494	9,647,486	12,403,700	1,729,281	385,055	1,871,059
33	May-08	458,987,305	17,253,336	8,762,665	11,983,644	1,827,896	512,612	1,589,212
34	Jun-08	429,029,641	17,849,599	8,291,836	12,121,883	2,069,507	509,153	1,637,118
35	Jul-08	400,708,044	18,373,437	7,304,244	10,878,066	1,326,850	563,892	1,665,552
36	Aug-08	375,468,327	18,922,783	6,109,010	10,508,815	1,706,047	376,695	1,623,462
37	Sep-08	351,162,482	19,387,137	5,505,095	9,964,773	1,841,781	537,066	1,707,140
38	Oct-08	327,342,046	20,012,093	4,788,546	10,551,558	1,179,248	576,995	1,691,173
39	Nov-08	306,900,484	20,519,556	3,982,693	10,042,961	1,716,302	425,728	1,682,688
40	Dec-08	284,786,536	21,019,050	4,195,360	10,839,562	1,662,914	633,397	1,698,153
41	Jan-09	264,275,399	21,467,484	3,595,979	9,254,721	1,441,566	337,386	1,770,788
42	Feb-09	244,775,918	21,978,999	3,654,291	8,137,251	1,082,926	250,678	1,830,738
43	Mar-09	222,973,990	22,327,842	4,389,752	8,535,995	937,328	200,456	1,587,809
44	Apr-09	203,782,389	22,634,418	3,740,048	6,697,488	1,074,264	355,782	1,530,120

Final Payment Date:  May 15, 2009
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2006-A
Original Pool Characteristics
Closing Date	February 22, 2006	Scheduled Weighted Average Life(3)	2.32 years
Cutoff Date	February 1, 2006	Weighted Average Months After Origination (Seasoning)	8.5 months
Number of Receivables	187,903	Percentage New Vehicle(2)	82.19%
Initial Pool Balance	$3,164,999,892	Percentage Car(2)(4)	16.64%
Principal Balance		Percentage Light Truck(2)(4)	45.16%
Average	$16,844	Percentage Utility(2)(4)	26.30%
Highest	$99,213	Percentage Other(2)(4)	11.90%
Lowest	$252	Percentage of Top 10 Makes/Models(2)	64.40%
Original Amount Financed		Ford F-150	21.74%
Average	$22,473	Ford Explorer	8.31%
Highest	$120,887	Ford F-250	6.64%
Lowest	$1,016	Ford Expedition	6.08%
Annual Percentage Rate (APR)		Ford F-350	5.80%
Weighted average(1)	6.65%	Ford Escape	4.13%
Highest	29.99%	Ford Focus	3.22%
Lowest	0.00%	Ford Ranger	3.04%
APR greater than or equal to 20 percent(2)	0.42%	Ford Five Hundred	2.73%
Original Term		Ford Mustang	2.71%
Weighted average(1)	60.5 months	Percentage in Top 5 States(2)(5)	39.44%
Original term greater than 60 months(2)	28.58%	California	11.87%
Longest	72 months	Texas	10.02%
Shortest	4 months	Florida	9.72%
Remaining Term		Georgia	4.10%
Weighted average(1)	52.0 months	Illinois	3.73%
Remaining term greater than 60 months(2)	22.68%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	707
Shortest	1 month	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	701
______________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Feb-06	$3,035,610,528	$10,153	$59,722,354	$13,986,233	$ —	$ —	$ —
2	Mar-06	2,897,305,654	163,332	62,183,923	14,950,824	760,151	—	19,399
3	Apr-06	2,787,043,508	451,419	47,396,814	17,254,975	820,754	177,684	—
4	May-06	2,669,434,126	926,774	48,829,430	21,582,015	1,378,169	180,122	80,081
5	Jun-06	2,563,284,996	1,617,571	41,833,076	18,878,767	2,027,401	238,802	154,493
6	Jul-06	2,464,617,008	2,291,024	37,989,897	24,912,283	1,873,811	605,751	218,760
7	Aug-06	2,366,393,179	3,167,604	37,917,017	22,073,480	2,211,698	450,505	408,855
8	Sep-06	2,273,707,447	4,093,338	37,013,927	24,184,908	2,256,410	522,799	540,748
9	Oct-06	2,186,322,844	5,044,226	28,559,097	23,687,491	1,874,944	826,756	578,474
10	Nov-06	2,106,231,732	5,934,411	26,718,417	22,829,374	2,438,884	338,680	948,482
11	Dec-06	2,029,762,218	7,218,427	26,093,639	25,093,891	2,695,725	749,212	669,868
12	Jan-07	1,947,875,714	8,204,399	27,713,107	24,034,974	2,509,560	720,584	820,351
13	Feb-07	1,874,421,613	9,171,587	24,327,664	21,881,524	2,196,502	716,921	888,013
14	Mar-07	1,791,416,038	10,067,955	29,962,753	23,021,570	2,278,991	853,928	969,808
15	Apr-07	1,711,992,503	10,980,159	29,587,160	22,331,514	2,572,691	910,625	1,060,698
16	May-07	1,636,570,531	11,786,210	26,938,118	24,697,387	2,592,517	750,183	1,138,582
17	Jun-07	1,563,154,967	12,668,497	27,529,566	25,032,043	3,377,740	835,709	1,297,970
18	Jul-07	1,490,434,823	13,581,524	25,779,287	26,921,199	2,961,472	1,104,137	1,376,457
19	Aug-07	1,419,596,364	14,739,373	24,757,330	24,173,553	2,779,856	846,750	1,609,766
20	Sep-07	1,357,822,168	15,748,810	21,484,006	25,785,149	3,942,010	934,713	1,750,111
21	Oct-07	1,290,081,880	17,021,146	21,695,208	25,872,432	2,748,151	1,161,750	2,028,405
22	Nov-07	1,229,511,832	18,044,346	19,705,313	26,025,033	3,124,828	885,980	2,306,301
23	Dec-07	1,172,987,461	19,288,479	16,224,217	28,665,424	3,718,627	973,950	2,303,124
24	Jan-08	1,114,432,065	20,517,551	17,969,537	25,245,374	2,949,170	837,645	2,336,881
25	Feb-08	1,058,456,660	21,589,714	17,388,305	23,414,417	2,586,312	1,102,532	2,237,543
26	Mar-08	1,001,534,735	22,568,364	17,802,291	23,339,640	2,750,276	941,592	2,402,967
27	Apr-08	947,332,827	23,540,535	17,872,880	21,924,790	2,974,185	864,780	2,234,592
28	May-08	896,479,787	24,610,265	14,787,857	23,471,542	2,623,830	1,010,696	2,245,494
29	Jun-08	847,427,951	25,660,450	13,170,855	23,025,537	3,395,507	920,887	2,338,243
30	Jul-08	798,906,815	26,982,339	12,815,344	21,146,915	3,543,920	1,022,196	2,453,893
31	Aug-08	756,419,172	27,999,067	10,966,063	20,726,108	3,240,853	1,195,568	2,540,951
32	Sep-08	712,379,243	29,174,995	10,966,178	20,481,872	2,997,078	997,627	2,868,404
33	Oct-08	670,237,218	30,544,319	10,126,358	19,455,882	2,603,152	895,281	2,945,451
34	Nov-08	635,976,711	31,303,702	6,661,244	20,009,176	2,936,984	878,546	2,974,312
35	Dec-08	598,139,953	32,623,950	7,455,006	21,863,223	3,482,207	971,293	2,896,634
36	Jan-09	562,022,304	33,692,817	7,565,576	18,835,215	3,142,767	826,885	3,052,489
37	Feb-09	527,424,376	35,115,473	6,957,799	16,326,114	2,148,747	633,106	2,953,892
38	Mar-09	490,011,644	36,088,883	7,582,072	15,900,299	2,412,350	591,978	2,886,510
39	Apr-09	455,907,432	36,926,655	7,176,305	14,613,105	2,036,900	744,072	2,756,131
40	May-09	425,491,139	37,711,367	6,083,637	13,974,318	2,428,055	673,972	2,831,580
41	Jun-09	392,364,438	38,515,442	6,395,568	14,059,385	2,098,945	839,685	2,836,482
42	Jul-09	361,676,611	39,287,846	5,809,888	14,211,956	2,033,448	628,259	2,821,539
43	Aug-09	332,548,007	40,072,397	5,655,645	13,839,905	1,815,246	539,530	2,830,589
44	Sep-09	305,820,116	40,506,354	5,001,636	12,846,131	1,469,087	501,734	2,897,329
45	Oct-09	279,954,790	41,130,322	4,922,578	12,207,532	1,150,551	467,962	2,881,338
46	Nov-09	256,365,237	41,609,515	4,205,631	12,244,967	1,425,806	446,912	2,857,153
47	Dec-09	233,393,042	42,223,427	3,615,037	12,368,167	1,259,383	278,662	2,890,317
48	Jan-10	212,612,620	42,561,359	3,569,528	10,381,301	1,230,526	228,810	2,928,587
49	Feb-10	192,891,654	42,676,913	3,493,668	6,993,637	1,003,382	285,140	2,893,299
50	Mar-10	171,084,261	42,817,099	4,273,509	6,824,596	726,513	377,455	2,782,268
51	Arp-10	152,957,163	42,833,196	3,485,862	5,989,438	669,343	232,547	2,882,638

Final Payment Date:  May 17, 2010
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2006-B
Original Pool Characteristics
Closing Date	August 29, 2006	Scheduled Weighted Average Life(3)	2.51 years
Cutoff Date	August 1, 2006	Weighted Average Months After Origination (Seasoning)	5.3 months
Number of Receivables	154,834	Percentage New Vehicle(2)	82.77%
Initial Pool Balance	$3,149,999,910	Percentage Car(2)(4)	20.15%
Principal Balance		Percentage Light Truck(2)(4)	43.12%
Average	$20,344	Percentage Utility(2)(4)	28.18%
Highest	$99,006	Percentage Other(2)(4)	8.54%
Lowest	$255	Percentage of Top 10 Makes/Models(2)	68.90%
Original Amount Financed		Ford F-150	20.52%
Average	$23,575	Ford Explorer	8.02%
Highest	$130,658	Ford F-250	6.88%
Lowest	$914	Ford Expedition	6.79%
Annual Percentage Rate (APR)		Ford Escape	6.31%
Weighted average(1)	5.80%	Ford F-350	6.12%
Highest	29.90%	Ford Focus	3.94%
Lowest	0.00%	Ford Fusion	3.73%
APR greater than or equal to 20 percent(2)	0.45%	Ford Mustang	3.30%
Original Term		Ford Five Hundred	3.29%
Weighted average(1)	61.7 months	Percentage in Top 5 States(2)(5)	39.73%
Original term greater than 60 months(2)	35.29%	California	11.08%
Longest	72 months	Texas	11.04%
Shortest	6 months	Florida	9.24%
Remaining Term		Georgia	4.20%
Weighted average(1)	56.4 months	Illinois	4.17%
Remaining term greater than 60 months(2)	31.66%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	706
Shortest	1 month	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	691
___________________
 (1)(2)(3)(4)(5)(6) See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Aug-06	$3,038,975,492	$3,352	$50,238,249	$16,918,692	$66,253	$ —	$ —
2	Sep-06	2,941,511,036	235,653	41,384,333	22,144,705	1,519,949	72,831	—
3	Oct-06	2,847,578,366	807,996	33,667,238	24,419,023	1,737,293	492,465	53,531
4	Nov-06	2,763,390,987	1,644,421	28,593,516	25,312,393	2,024,481	535,300	219,067
5	Dec-06	2,684,134,557	3,143,076	25,206,193	28,524,871	2,766,667	340,539	151,078
6	Jan-07	2,599,405,503	4,266,221	26,699,144	27,364,600	2,943,150	812,062	250,772
7	Feb-07	2,520,418,973	5,427,608	25,792,528	22,840,719	2,111,838	887,345	549,570
8	Mar-07	2,433,465,480	6,874,406	28,910,565	25,447,349	1,897,947	633,117	548,432
9	Apr-07	2,352,366,966	7,870,793	27,859,388	27,252,170	3,183,527	808,696	830,784
10	May-07	2,270,898,982	9,018,379	28,511,225	30,372,415	2,993,884	1,036,628	942,868
11	Jun-07	2,191,579,389	10,241,657	27,576,371	29,356,013	3,621,755	1,203,884	1,131,619
12	Jul-07	2,111,462,689	11,586,431	27,499,662	33,261,848	3,799,150	1,255,376	1,623,177
13	Aug-07	2,031,105,211	13,400,479	28,398,272	30,582,448	4,417,334	1,149,160	1,714,088
14	Sep-07	1,961,595,329	14,962,038	23,083,201	34,346,030	4,580,250	1,399,146	1,820,307
15	Oct-07	1,883,925,145	17,099,076	24,592,759	33,309,763	4,443,548	1,153,748	1,823,262
16	Nov-07	1,814,320,013	18,978,909	21,503,379	34,594,772	4,511,959	1,374,079	2,097,946
17	Dec-07	1,749,729,372	21,075,444	17,421,191	41,256,926	5,110,858	1,387,103	2,191,026
18	Jan-08	1,680,847,754	22,977,926	20,920,992	35,760,290	4,140,185	1,275,328	2,493,135
19	Feb-08	1,613,917,003	25,091,348	20,323,527	30,807,387	3,617,698	1,090,403	2,541,177
20	Mar-08	1,544,360,634	26,984,125	22,427,910	33,354,028	3,651,840	1,182,891	2,459,477
21	Apr-08	1,478,310,336	28,737,643	21,452,057	29,648,002	4,165,772	1,121,361	2,745,168
22	May-08	1,415,207,472	30,673,200	18,955,702	33,761,664	4,480,714	1,299,116	2,550,692
23	Jun-08	1,355,648,992	32,585,502	15,885,532	34,651,158	5,514,515	1,194,320	2,463,872
24	Jul-08	1,295,260,041	34,727,459	16,490,214	29,442,273	4,495,142	1,882,089	2,522,482
25	Aug-08	1,241,219,182	37,002,447	13,398,681	31,322,861	4,645,302	1,449,185	2,714,118
26	Sep-08	1,185,609,063	39,140,181	13,634,538	29,565,578	4,878,998	1,631,444	2,697,025
27	Oct-08	1,131,660,880	41,287,434	12,533,653	29,798,894	4,112,444	1,399,292	3,223,456
28	Nov-08	1,087,334,584	43,009,655	8,468,243	30,260,033	4,887,159	1,437,670	3,488,927
29	Dec-08	1,037,859,125	45,260,234	9,363,474	35,058,565	5,566,484	1,434,470	3,585,185
30	Jan-09	990,262,068	47,143,644	9,157,675	29,066,357	5,313,461	1,755,429	3,547,144
31	Feb-09	943,611,517	49,122,838	9,344,427	23,815,470	3,498,348	1,575,241	3,826,673
32	Mar-09	892,102,062	51,286,124	10,307,042	26,761,012	3,184,166	1,287,070	3,777,041
33	Apr-09	845,012,275	52,744,917	10,147,883	23,513,465	4,058,056	1,070,394	3,655,565
34	May-09	801,541,108	54,190,105	9,764,806	23,294,626	3,489,043	1,340,180	3,668,733
35	Jun-09	754,269,161	55,532,744	10,202,907	23,650,518	3,654,728	980,290	3,877,109
36	Jul-09	709,298,932	56,795,467	10,010,369	24,127,430	2,986,709	1,318,980	3,749,290
37	Aug-09	668,044,053	58,153,601	8,400,228	24,673,033	3,151,696	1,045,561	3,930,000
38	Sep-09	629,284,196	59,007,519	7,990,445	23,353,193	2,529,414	966,400	3,940,391
39	Oct-09	590,526,135	60,267,320	8,089,805	22,906,830	2,677,227	802,966	3,830,633
40	Nov-09	554,325,088	61,340,403	7,313,328	23,208,567	3,339,238	969,922	3,851,624
41	Dec-09	518,500,074	62,671,998	6,880,334	22,301,326	2,643,320	974,800	3,931,583
42	Jan-10	484,989,285	63,611,747	6,609,232	19,423,435	2,212,520	882,989	4,215,171
43	Feb-10	452,492,938	64,046,805	6,453,930	13,699,533	1,293,041	786,601	4,451,938
44	Mar-10	415,232,490	64,628,272	8,429,901	13,099,384	1,738,587	537,019	4,553,224
45	Apr-10	383,661,507	65,151,915	6,723,257	12,443,516	1,199,202	664,526	4,255,958
46	May-10	355,544,530	65,310,203	6,135,979	12,072,184	1,053,000	458,269	4,379,658
47	Jun-10	325,875,473	65,395,039	6,306,568	12,412,999	1,551,691	498,592	4,371,765
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2006-C
Original Pool Characteristics
Closing Date	November 22, 2006	Scheduled Weighted Average Life(3)	2.55 years
Cutoff Date	November 1, 2006	Weighted Average Months After Origination (Seasoning)	5.1 months
Number of Receivables	153,149	Percentage New Vehicle(2)	86.27%
Initial Pool Balance	$3,299,999,280	Percentage Car(2)(4)	20.94%
Principal Balance		Percentage Light Truck(2)(4)	45.72%
Average	$21,548	Percentage Utility(2)(4)	26.47%
Highest	$99,170	Percentage Other(2)(4)	6.88%
Lowest	$250	Percentage of Top 10 Makes/Models(2)	71.96%
Original Amount Financed		Ford F-150	21.40%
Average	$25,149	Ford Explorer	8.67%
Highest	$180,341	Ford F-250	8.62%
Lowest	$1,005	Ford F-350	6.45%
Annual Percentage Rate (APR)		Ford Expedition	6.31%
Weighted average(1)	4.40%	Ford Escape	5.20%
Highest	29.99%	Ford Mustang	4.95%
Lowest	0.00%	Ford Fusion	4.31%
APR greater than or equal to 20 percent(2)	0.31%	Ford Focus	3.04%
Original Term		Ford Five Hundred	3.01%
Weighted average(1)	63.5 months	Percentage in Top 5 States(2)(5)	39.28%
Original term greater than 60 months(2)	46.19%	Texas	11.15%
Longest	72 months	California	10.58%
Shortest	6 months	Florida	9.31%
Remaining Term		Georgia	4.20%
Weighted average(1)	58.4 months	Illinois	4.04%
Remaining term greater than 60 months(2)	43.25%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	708
Shortest	1 month	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	701
___________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-06	$3,206,380,649	$47,913	$32,731,717	$16,045,762	$76,716	$21,033	$ —
2	Dec-06	3,120,417,478	176,493	27,801,329	21,614,112	1,373,327	24,684	21,033
3	Jan-07	3,027,138,886	706,990	29,710,886	23,658,958	2,267,312	294,900	24,684
4	Feb-07	2,943,048,795	1,565,202	25,685,415	20,605,134	2,167,017	769,580	60,582
5	Mar-07	2,852,651,970	2,615,226	27,018,828	22,787,379	1,711,334	645,972	340,405
6	Apr-07	2,766,264,132	3,818,518	26,201,327	24,690,048	2,179,585	514,063	506,353
7	May-07	2,681,692,646	4,682,730	26,254,426	27,552,891	2,328,493	703,442	471,850
8	Jun-07	2,601,354,373	5,798,102	24,094,912	27,468,239	3,121,465	681,876	675,192
9	Jul-07	2,516,821,005	7,149,527	26,098,401	31,291,959	3,685,978	1,050,670	763,758
10	Aug-07	2,433,625,869	8,475,601	26,228,723	29,469,764	3,747,450	992,005	1,042,991
11	Sep-07	2,361,719,542	10,032,069	21,051,716	33,085,721	4,551,687	1,287,568	1,011,453
12	Oct-07	2,281,115,117	12,199,196	23,289,195	33,132,728	3,763,099	1,222,051	1,130,734
13	Nov-07	2,208,467,412	14,409,759	19,793,615	33,087,201	5,005,113	777,046	1,459,495
14	Dec-07	2,138,905,277	16,330,350	18,539,282	41,507,595	4,896,713	1,321,344	1,278,430
15	Jan-08	2,066,210,654	18,349,202	19,679,838	35,567,485	4,814,959	1,319,637	1,603,522
16	Feb-08	1,995,420,819	20,619,329	19,146,008	30,633,564	3,808,624	1,237,966	1,624,263
17	Mar-08	1,922,117,654	22,426,860	22,581,172	31,939,523	3,774,005	1,025,862	1,844,119
18	Apr-08	1,851,730,807	24,633,753	20,704,300	31,907,374	3,866,860	1,147,157	1,797,647
19	May-08	1,784,408,599	26,498,860	19,058,619	33,982,644	4,529,048	1,156,202	1,883,626
20	Jun-08	1,719,795,157	28,327,933	16,754,360	35,043,074	5,295,300	1,344,683	1,857,346
21	Jul-08	1,654,790,176	30,534,564	16,360,649	30,959,756	4,367,623	1,651,546	2,041,590
22	Aug-08	1,594,700,073	32,628,035	15,084,172	33,095,933	4,189,682	1,541,552	2,104,907
23	Sep-08	1,533,008,895	34,737,621	15,023,641	32,501,411	4,491,577	1,505,499	2,299,612
24	Oct-08	1,473,602,989	37,288,009	12,328,482	32,158,851	4,157,206	1,523,802	2,249,589
25	Nov-08	1,422,849,206	39,565,596	9,248,722	32,160,548	5,214,832	1,522,124	2,221,249
26	Dec-08	1,367,111,694	42,396,763	9,507,160	37,751,370	5,203,432	1,949,723	2,358,592
27	Jan-09	1,313,422,037	44,372,745	10,379,225	31,741,801	5,433,744	1,626,443	2,832,405
28	Feb-09	1,261,115,970	46,892,889	10,013,234	29,729,136	4,008,951	1,489,335	2,788,887
29	Mar-09	1,202,002,989	49,254,802	12,281,215	29,378,411	3,986,224	1,288,898	2,914,656
30	Apr-09	1,146,425,570	51,543,201	12,368,951	26,622,486	4,217,431	1,564,036	2,786,948
31	May-09	1,094,951,079	53,449,947	11,440,556	27,212,834	3,876,445	1,485,105	3,034,881
32	Jun-09	1,040,925,905	55,135,107	11,755,670	28,464,918	3,957,630	1,441,149	3,185,415
33	Jul-09	986,362,249	56,761,838	12,618,268	27,604,722	3,626,003	1,527,390	3,453,390
34	Aug-09	936,685,557	58,190,199	10,908,860	28,447,758	3,645,243	1,245,487	3,601,198
35	Sep-09	889,223,909	59,403,968	10,053,495	27,877,931	3,008,544	1,314,176	3,720,380
36	Oct-09	842,082,300	61,005,277	10,191,576	27,879,313	3,014,157	1,305,691	3,974,755
37	Nov-09	797,729,475	62,282,399	9,925,213	27,462,602	3,926,517	1,154,011	4,195,029
38	Dec-09	753,074,805	63,589,364	9,636,826	26,482,610	3,129,407	1,160,466	4,300,848
39	Jan-10	711,910,572	64,640,752	8,717,324	24,429,480	2,707,154	929,044	4,524,076
40	Feb-10	671,328,180	65,694,960	8,637,702	16,864,868	1,960,861	1,037,875	4,413,684
41	Mar-10	625,530,125	66,365,568	10,483,033	16,095,765	1,380,429	773,796	4,450,042
42	Apr-10	586,002,172	66,744,084	9,202,283	15,668,313	1,536,688	761,149	4,421,047
43	May-10	550,549,441	66,976,605	7,996,892	14,946,211	1,487,318	753,588	4,447,100
44	Jun-10	511,358,724	67,452,870	9,354,797	15,956,734	1,991,960	639,253	4,700,046
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2007-A
Original Pool Characteristics
Closing Date	June 27, 2007	Scheduled Weighted Average Life(3)	2.48 years
Cutoff Date	June 1, 2007	Weighted Average Months After Origination (Seasoning)	6 months
Number of Receivables	102,246	Percentage New Vehicle(2)	86.95%
Initial Pool Balance	$2,224,998,964	Percentage Car(2)(4)	18.07%
Principal Balance		Percentage Light Truck(2)(4)	46.52%
Average	$21,761	Percentage Utility(2)(4)	26.65%
Highest	$99,573	Percentage Other(2)(4)	8.76%
Lowest	$263	Percentage of Top 10 Makes/Models(2)	69.60%
Original Amount Financed		Ford F-150	22.29%
Average	$25,884	Ford F-250	8.55%
Highest	$178,058	Ford Explorer	7.32%
Lowest	$799	Ford F-350	6.52%
Annual Percentage Rate (APR)		Ford Escape	5.62%
Weighted average(1)	4.39%	Ford Expedition	5.57%
Highest	29.90%	Ford Fusion	4.25%
Lowest	0.00%	Ford Mustang	4.10%
APR greater than or equal to 20 percent(2)	0.27%	Ford Focus	3.09%
Original Term		Ford Five Hundred	2.29%
Weighted average(1)	62.5 months	Percentage in Top 5 States(2)(5)	40.91%
Original term greater than 60 months(2)	39.51%	Texas	11.82%
Longest	72 months	California	10.88%
Shortest	12 months	Florida	9.44%
Remaining Term		Georgia	4.40%
Weighted average(1)	56.5 months	Illinois	4.37%
Remaining term greater than 60 months(2)	35.50%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	705
Shortest	2 months	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	688
___________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-07	$2,163,725,231	$8,264	$18,779,943	$12,807,206	$10,234	$ —	$ —
2	Jul-07	2,101,470,055	130,121	18,200,360	14,993,834	1,130,849	—	11,952
3	Aug-07	2,041,066,208	487,333	17,789,819	18,004,514	1,741,524	198,733	—
4	Sep-07	1,987,203,304	1,136,765	15,416,313	20,855,007	2,155,732	532,181	109,713
5	Oct-07	1,926,777,827	2,294,941	16,599,195	19,876,520	1,864,063	520,894	188,106
6	Nov-07	1,870,708,807	3,162,973	16,934,418	21,258,738	2,362,637	555,630	259,968
7	Dec-07	1,817,761,586	4,464,678	13,751,438	27,069,063	3,678,180	661,512	322,176
8	Jan-08	1,762,635,335	5,644,505	15,516,300	24,012,410	3,380,777	889,898	569,922
9	Feb-08	1,708,922,116	7,010,713	14,564,251	23,028,249	2,761,667	988,180	574,048
10	Mar-08	1,652,349,888	8,275,012	17,118,099	22,642,268	2,823,053	746,683	893,883
11	Apr-08	1,597,982,475	9,937,439	15,465,975	21,241,840	2,859,032	540,002	918,737
12	May-08	1,545,898,208	11,542,418	14,194,391	25,576,568	2,710,339	769,002	723,642
13	Jun-08	1,496,016,847	13,134,709	11,759,335	24,745,690	3,851,782	780,986	932,793
14	Jul-08	1,445,436,170	15,009,332	12,679,679	24,439,105	2,898,731	1,177,873	928,078
15	Aug-08	1,398,391,153	17,072,802	11,454,089	26,224,797	3,587,842	834,485	1,295,016
16	Sep-08	1,349,204,021	18,803,547	11,770,104	22,866,485	4,186,795	984,633	1,221,542
17	Oct-08	1,300,645,955	21,223,789	10,761,523	24,425,868	3,336,459	1,252,721	1,414,950
18	Nov-08	1,259,882,517	23,244,438	7,882,873	24,673,522	4,240,826	964,203	1,595,783
19	Dec-08	1,215,273,311	25,347,811	8,307,458	29,379,458	4,656,925	1,594,219	1,504,634
20	Jan-09	1,171,410,083	27,392,365	8,653,404	27,807,653	3,651,052	1,340,954	1,909,098
21	Feb-09	1,127,281,670	30,036,773	8,950,146	21,822,370	3,083,197	717,590	1,715,349
22	Mar-09	1,078,263,166	32,303,552	10,486,246	24,202,056	2,681,266	915,366	1,653,757
23	Apr-09	1,033,548,176	33,834,579	10,476,596	20,506,984	3,221,392	1,128,526	1,749,322
24	May-09	991,772,075	35,319,514	9,667,691	22,882,773	3,188,680	1,087,747	1,906,428
25	Jun-09	947,067,954	36,625,399	10,352,525	22,226,383	3,369,116	1,095,319	1,722,026
26	Jul-09	901,547,961	37,989,906	10,584,263	22,661,492	3,254,069	1,147,278	1,934,346
27	Aug-09	860,733,951	39,288,583	8,567,061	25,104,030	3,095,721	958,254	2,202,118
28	Sep-09	820,215,324	40,555,555	9,034,493	23,839,681	2,622,997	872,276	2,269,770
29	Oct-09	779,527,603	41,803,013	9,618,545	23,598,463	2,691,380	920,282	2,455,535
30	Nov-09	741,823,819	43,241,812	8,533,140	24,482,780	3,023,485	962,253	2,541,431
31	Dec-09	703,517,097	44,543,696	8,731,984	23,522,807	2,920,013	938,397	2,688,033
32	Jan-10	667,291,543	45,698,451	8,174,334	22,366,314	2,333,592	952,141	3,015,072
33	Feb-10	633,143,392	46,583,770	7,203,866	14,479,029	1,669,365	739,127	3,091,945
34	Mar-10	593,397,964	47,295,156	10,192,635	14,765,574	1,726,924	726,433	2,979,985
35	Apr-10	558,473,851	48,034,932	9,470,134	13,343,281	1,679,218	840,153	2,911,158
36	May-10	527,056,823	48,432,739	8,593,202	12,593,627	1,450,893	941,477	2,910,634
37	Jun-10	494,151,445	48,862,629	8,344,235	15,101,319	1,464,046	723,865	3,201,206
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2007-B
Original Pool Characteristics
Closing Date	October 17, 2007	Scheduled Weighted Average Life(3)	2.17 years
Cutoff Date	October 1, 2007	Weighted Average Months After Origination (Seasoning)	12.2 months
Number of Receivables	199,541	Percentage New Vehicle(2)	86.89%
Initial Pool Balance	$3,369,998,998	Percentage Car(2)(4)	17.94%
Principal Balance		Percentage Light Truck(2)(4)	43.20%
Average	$16,889	Percentage Utility(2)(4)	28.81%
Highest	$99,827	Percentage Other(2)(4)	10.06%
Lowest	$254	Percentage of Top 10 Makes/Models(2)	66.55%
Original Amount Financed		Ford F-150	21.68%
Average	$25,169	Ford Explorer	8.88%
Highest	$166,323	Ford F-250	6.64%
Lowest	$951	Ford Expedition	6.07%
Annual Percentage Rate (APR)		Ford F-350	5.37%
Weighted average(1)	4.36%	Ford Escape	4.63%
Highest	29.99%	Ford Mustang	4.04%
Lowest	0.00%	Ford Fusion	3.37%
APR greater than or equal to 20 percent(2)	0.21%	Ford Focus	3.14%
Original Term		Mazda Mazda 3	2.73%
Weighted average(1)	61.5 months	Percentage in Top 5 States(2)(5)	38.81%
Original term greater than 60 months(2)	34.82%	California	10.80%
Longest	72 months	Texas	10.57%
Shortest	6 months	Florida	8.19%
Remaining Term		New York	4.95%
Weighted average(1)	49.3 months	Pennsylvania	4.30%
Remaining term greater than 60 months(2)	21.87%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	712
Shortest	2 months	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	692
____________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Oct-07	$3,248,778,394	$6,087	$32,890,112	$20,231,273	$174,881	$21,535	$ —
2	Nov-07	3,139,676,846	153,918	27,178,509	23,263,694	1,921,351	57,464	—
3	Dec-07	3,034,073,235	643,845	25,048,789	30,554,608	2,771,262	568,150	—
4	Jan-08	2,926,961,406	1,627,926	25,099,027	27,448,534	2,748,230	788,546	230,921
5	Feb-08	2,820,626,761	3,228,200	26,424,263	24,726,631	2,231,668	816,367	598,944
6	Mar-08	2,711,275,391	4,716,001	28,760,310	25,815,228	2,602,080	827,186	714,450
7	Apr-08	2,605,898,968	6,161,609	29,243,953	25,521,881	2,865,155	699,200	830,875
8	May-08	2,507,168,116	8,012,225	24,146,894	30,322,361	3,384,689	881,442	898,092
9	Jun-08	2,412,719,152	9,593,927	21,317,031	31,481,691	4,959,764	1,234,630	999,601
10	Jul-08	2,318,322,239	12,000,568	20,926,219	30,615,349	3,836,222	1,474,939	1,095,705
11	Aug-08	2,232,882,840	14,110,350	18,322,408	31,581,953	4,620,779	1,305,078	1,403,941
12	Sep-08	2,143,528,477	16,635,580	19,680,201	30,419,245	4,075,106	1,619,984	1,498,929
13	Oct-08	2,058,093,283	19,077,417	17,853,456	31,576,475	4,651,066	1,138,919	1,837,857
14	Nov-08	1,986,953,361	21,189,905	12,248,911	31,875,563	4,932,227	1,173,212	1,957,777
15	Dec-08	1,907,812,570	24,066,531	13,138,523	37,430,396	5,365,984	1,895,588	1,974,386
16	Jan-09	1,832,530,390	26,435,164	12,932,119	33,113,606	5,950,440	1,459,589	2,647,240
17	Feb-09	1,759,998,637	29,215,264	13,019,695	29,034,153	4,043,385	1,876,711	2,367,560
18	Mar-09	1,678,273,926	32,062,589	16,301,994	32,124,976	3,683,938	1,516,649	2,814,710
19	Apr-09	1,603,407,797	34,301,763	15,616,532	28,427,538	4,541,290	1,449,580	2,931,152
20	May-09	1,534,602,894	36,602,517	13,679,884	29,874,568	4,205,709	1,632,674	2,832,431
21	Jun-09	1,460,652,817	38,753,857	16,400,109	29,456,197	4,413,974	1,312,562	2,853,265
22	Jul-09	1,387,913,692	40,555,751	16,235,217	31,889,532	3,788,912	1,341,223	2,866,518
23	Aug-09	1,321,457,196	42,354,769	13,798,146	32,472,534	3,781,954	1,516,167	2,843,656
24	Sep-09	1,256,472,688	44,220,682	13,854,325	31,356,292	3,745,857	1,331,482	2,735,974
25	Oct-09	1,193,994,108	45,675,582	13,867,436	31,501,970	3,394,047	1,522,774	2,845,472
26	Nov-09	1,134,068,007	47,522,912	13,482,750	32,995,588	4,038,006	1,756,063	2,997,166
27	Dec-09	1,075,122,849	49,391,654	12,441,395	32,707,057	3,748,406	1,105,834	3,230,402
28	Jan-10	1,021,117,636	50,725,288	11,504,132	28,701,266	4,107,244	1,106,731	3,315,877
29	Feb-10	967,506,305	51,809,194	11,226,312	20,850,253	2,691,667	1,146,842	3,263,471
30	Mar-10	904,819,778	52,854,453	16,146,486	20,582,249	2,138,845	978,795	3,246,639
31	Arp-10	851,480,214	53,602,140	13,862,955	20,042,603	2,466,630	934,880	3,273,047
32	May-10	803,998,440	54,060,723	12,135,373	19,258,822	2,434,474	948,304	3,288,455
33	Jun-10	753,109,764	54,743,703	13,203,480	20,028,194	2,552,062	1,148,700	3,535,651
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-A
Original Pool Characteristics
Closing Date	January 23, 2008	Scheduled Weighted Average Life(3)	2.18 years
Cutoff Date	January 1, 2008	Weighted Average Months After Origination (Seasoning)	11.9 months
Number of Receivables	140,730	Percentage New Vehicle(2)	86.15%
Initial Pool Balance	$2,399,999,233	Percentage Car(2)(4)	17.83%
Principal Balance		Percentage Light Truck(2)(4)	42.65%
Average	$17,054	Percentage Utility(2)(4)	29.03%
Highest	$99,625	Percentage Other(2)(4)	10.50%
Lowest	$253	Percentage of Top 10 Makes/Models(2)	66.48%
Original Amount Financed		Ford F-150	21.65%
Average	$25,368	Ford Explorer	8.34%
Highest	$176,269	Ford F-250	6.40%
Lowest	$1,347	Ford Expedition	5.80%
Annual Percentage Rate (APR)		Ford F-350	5.12%
Weighted average(1)	4.51%	Ford Escape	4.51%
Highest	29.99%	Ford Mustang	4.32%
Lowest	0.00%	Ford Edge	3.57%
APR greater than or equal to 20 percent(2)	0.23%	Ford Fusion	3.43%
Original Term		Ford Focus	3.34%
Weighted average(1)	61.3 months	Percentage in Top 5 States(2)(5)	39.79%
Original term greater than 60 months(2)	34.83%	California	12.53%
Longest	72 months	Texas	10.52%
Shortest	9 months	Florida	7.99%
Remaining Term		New York	4.66%
Weighted average(1)	49.4 months	Illinois	4.09%
Remaining term greater than 60 months(2)	22.64%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	711
Shortest	2 months	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	689
_____________________
 (1)(2)(3)(4)(5)(6) See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-08	$2,319,126,566	$7,928	$20,990,186	$16,942,607	$117,305	$ —	$3,712
2	Feb-08	2,240,142,290	97,101	20,379,165	16,407,551	984,832	—	—
3	Mar-08	2,158,686,354	536,671	21,868,956	17,946,484	1,817,168	301,124	—
4	Apr-08	2,080,126,968	1,100,473	21,424,413	17,989,318	1,471,405	563,301	112,555
5	May-08	2,005,243,063	2,168,214	18,620,037	22,575,349	2,150,495	376,740	487,300
6	Jun-08	1,932,218,984	3,410,284	17,267,480	22,657,143	2,962,440	562,982	258,420
7	Jul-08	1,860,761,139	5,003,648	16,195,010	21,565,833	3,142,387	946,018	300,613
8	Aug-08	1,796,620,701	6,271,085	13,660,223	23,917,995	2,797,993	1,007,832	645,386
9	Sep-08	1,729,598,870	8,041,286	13,966,900	23,002,710	3,644,357	1,169,102	729,143
10	Oct-08	1,664,101,274	10,027,727	13,107,548	23,948,162	3,005,992	1,118,448	818,329
11	Nov-08	1,609,684,073	11,810,074	9,117,073	25,644,522	3,194,358	1,200,696	960,675
12	Dec-08	1,548,567,113	14,177,585	10,295,137	29,206,253	4,286,737	1,315,853	1,517,254
13	Jan-09	1,491,069,457	15,772,703	10,236,098	27,456,993	4,082,969	1,233,892	1,855,288
14	Feb-09	1,434,418,803	18,208,534	10,193,509	23,376,176	3,266,916	871,750	1,629,624
15	Mar-09	1,371,083,520	20,511,313	12,440,457	23,880,783	3,247,956	1,135,991	1,619,862
16	Apr-09	1,313,061,296	22,487,669	12,450,165	23,150,668	3,623,150	1,384,565	1,693,082
17	May-09	1,259,525,718	24,193,604	11,054,408	23,188,129	3,838,455	1,292,779	2,066,438
18	Jun-09	1,202,445,581	26,341,819	11,752,681	24,518,433	3,294,434	1,253,387	2,011,373
19	Jul-09	1,146,962,173	27,911,164	12,244,472	25,354,863	2,933,007	1,296,689	2,084,040
20	Aug-09	1,095,134,913	29,259,423	11,240,863	27,412,868	3,242,482	1,184,310	2,289,346
21	Sept-09	1,044,770,997	30,289,560	11,027,977	25,464,375	3,150,655	938,649	2,451,070
22	Oct-09	993,965,181	31,911,123	11,387,458	24,510,212	2,811,427	935,036	2,531,815
23	Nov-09	947,707,044	33,398,945	9,955,450	26,517,406	3,305,331	956,784	2,531,448
24	Dec-09	900,864,068	34,858,780	10,587,538	27,443,439	2,255,783	840,300	2,820,014
25	Jan-10	857,213,825	35,987,533	9,613,374	23,968,083	2,959,961	903,309	2,944,569
26	Feb-10	815,311,104	36,920,260	8,987,163	17,358,179	2,126,723	952,855	2,938,947
27	Mar-10	764,885,402	38,093,320	12,611,719	16,703,891	1,850,264	804,209	2,997,363
28	Apr-10	721,983,286	39,006,212	10,793,666	16,241,523	1,977,119	756,613	2,976,619
29	May-10	684,018,829	39,510,413	9,519,356	15,497,607	1,737,910	587,887	2,832,274
30	Jun-10	642,733,618	40,225,679	10,401,041	17,470,343	1,781,502	814,124	2,893,395
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-B
Original Pool Characteristics
Closing Date	April 22, 2008	Scheduled Weighted Average Life(3)	2.31 years
Cutoff Date	April 1, 2008	Weighted Average Months After Origination (Seasoning)	9.2 months
Number of Receivables	94,331	Percentage New Vehicle(2)	84.61%
Initial Pool Balance	$1,739,998,150	Percentage Car(2)(4)	17.94%
Principal Balance		Percentage Light Truck(2)(4)	43.78%
Average	$18,446	Percentage Utility(2)(4)	27.16%
Highest	$95,916	Percentage Other(2)(4)	11.12%
Lowest	$250	Percentage of Top 10 Makes/Models(2)	68.06%
Original Amount Financed		Ford F-150	21.45%
Average	$25,185	Ford F-250	7.09%
Highest	$159,246	Ford Explorer	6.56%
Lowest	$542	Ford F-350	5.71%
Annual Percentage Rate (APR)		Ford Expedition	5.67%
Weighted average(1)	4.84%	Ford Escape	4.83%
Highest	29.99%	Ford Focus	4.81%
Lowest	0.00%	Ford Edge	4.46%
APR greater than or equal to 20 percent(2)	0.30%	Ford Mustang	4.23%
Original Term		Mazda Mazda 3	3.25%
Weighted average(1)	61.3 months	Percentage in Top 5 States(2)(5)	40.36%
Original term greater than 60 months(2)	35.26%	Texas	12.76%
Longest	72 months	California	11.35%
Shortest	12 months	Florida	7.99%
Remaining Term		Illinois	4.20%
Weighted average(1)	52.1 months	New York	4.06%
Remaining term greater than 60 months(2)	26.03%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	707
Shortest	1 month	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	685
___________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Apr-08	$1,680,758,046	$1,008	$19,616,367	$10,299,666	$22,718	$ —	$ —
2	May-08	1,625,363,479	184,917	16,282,132	14,321,995	967,582	—	—
3	Jun-08	1,571,852,847	550,610	14,547,766	14,675,145	1,737,930	156,495	—
4	Jul-08	1,518,880,370	1,365,688	13,855,508	16,172,489	1,894,700	694,888	13,859
5	Aug-08	1,471,709,473	2,142,488	11,382,912	17,011,281	2,131,901	567,799	321,327
6	Sep-08	1,423,390,941	2,941,920	10,797,149	17,309,528	2,634,553	582,879	447,372
7	Oct-08	1,375,848,307	4,507,540	9,768,385	18,355,195	2,054,564	585,809	559,742
8	Nov-08	1,335,987,937	5,951,803	6,657,025	18,723,269	2,827,562	585,572	321,727
9	Dec-08	1,292,372,906	7,322,143	7,321,902	24,608,746	4,046,463	742,411	592,312
10	Jan-09	1,249,611,494	8,478,376	8,651,854	21,765,206	3,289,733	1,014,332	693,272
11	Feb-09	1,207,847,025	10,364,374	7,223,810	18,307,923	2,684,936	1,016,215	851,672
12	Mar-09	1,160,341,497	12,059,472	9,956,916	20,445,946	1,944,822	610,637	1,226,001
13	Apr-09	1,117,052,795	13,497,790	9,518,142	18,841,738	3,000,676	737,130	1,167,355
14	May-09	1,077,932,857	14,676,701	7,720,442	19,575,231	2,757,183	983,036	896,004
15	Jun-09	1,034,970,995	16,167,421	9,211,752	20,811,456	3,679,410	837,184	1,199,608
16	Jul-09	991,616,366	17,659,645	9,835,608	23,108,750	2,940,483	1,129,236	1,107,105
17	Aug-09	951,503,201	19,014,448	8,678,597	22,915,444	3,670,352	1,075,836	1,335,194
18	Sep-09	912,169,252	20,223,009	8,919,854	22,172,006	2,834,970	1,322,590	1,508,301
19	Oct-09	872,956,535	21,772,333	9,061,129	21,613,706	2,631,343	1,081,490	1,781,427
20	Nov-09	836,009,643	23,258,684	8,710,113	23,657,273	3,404,052	889,673	1,987,929
21	Dec-09	799,606,689	24,485,970	7,946,802	23,730,603	2,746,394	1,052,859	1,952,026
22	Jan-10	765,302,495	25,385,380	7,813,967	21,946,891	2,764,020	863,110	2,116,807
23	Feb-10	732,061,890	26,365,023	6,599,913	14,684,671	2,182,177	727,811	2,134,213
24	Mar-10	692,185,706	27,297,936	10,440,948	14,828,689	1,750,365	878,843	2,215,825
25	Apr-10	657,333,513	28,188,917	9,570,137	14,679,405	1,913,937	654,140	2,172,042
26	May-10	625,902,686	28,871,231	8,201,633	13,607,625	1,465,902	549,887	2,257,269
27	Jun-10	592,063,863	29,171,405	9,298,584	15,675,795	2,371,103	448,144	2,325,802
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-C
Original Pool Characteristics
Closing Date	May 22, 2008	Scheduled Weighted Average Life(3)	2.32 years
Cutoff Date	May 1, 2008	Weighted Average Months After Origination (Seasoning)	8.7 months
Number of Receivables	338,143	Percentage New Vehicle(2)	84.14%
Initial Pool Balance	$6,254,185,031	Percentage Car(2)(4)	18.73%
Principal Balance		Percentage Light Truck(2)(4)	43.00%
Average	$18,496	Percentage Utility(2)(4)	26.83%
Highest	$99,897	Percentage Other(2)(4)	11.44%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	67.92%
Original Amount Financed		Ford F-150	21.33%
Average	$24,921	Ford F-250	6.87%
Highest	$202,640	Ford Explorer	6.45%
Lowest	$669	Ford Expedition	5.58%
Annual Percentage Rate (APR)		Ford Focus	5.55%
Weighted average(1)	4.93%	Ford F-350	5.37%
Highest	29.99%	Ford Escape	4.78%
Lowest	0.00%	Ford Edge	4.43%
APR greater than or equal to 20 percent(2)	0.34%	Ford Mustang	4.30%
Original Term		Mazda Mazda 3	3.26%
Weighted average(1)	61.5 months	Percentage in Top 5 States(2)(5)	39.89%
Original term greater than 60 months(2)	35.68%	Texas	12.74%
Longest	72 months	California	10.91%
Shortest	6 months	Florida	8.01%
Remaining Term		Illinois	4.22%
Weighted average(1)	52.8 months	New York	4.01%
Remaining term greater than 60 months(2)	26.96%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	707
Shortest	2 months	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	686
____________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-08	$6,038,271,227	$14,542	$74,596,681	$42,891,482	$160,246	$26,263	$ —
2	Jun-08	5,839,791,912	545,514	57,860,207	49,900,305	5,237,580	147,651	—
3	Jul-08	5,642,737,137	1,925,802	57,501,333	52,694,387	5,824,907	1,490,671	31,530
4	Aug-08	5,469,313,096	4,525,094	44,717,340	57,571,768	6,049,139	1,741,848	593,539
5	Sep-08	5,292,827,902	7,824,054	41,677,853	60,351,971	7,593,317	1,923,763	1,016,898
6	Oct-08	5,123,292,521	11,971,889	35,241,645	65,757,608	7,520,820	2,244,413	1,320,719
7	Nov-08	4,979,407,994	15,907,993	26,020,111	67,861,589	9,098,079	2,241,619	1,972,622
8	Dec-08	4,819,961,431	20,917,643	28,859,432	86,617,072	11,507,078	3,127,377	2,072,293
9	Jan-09	4,665,780,175	25,832,191	28,717,879	78,264,573	12,774,503	3,476,867	2,657,605
10	Feb-09	4,515,356,944	32,015,353	28,201,289	68,975,292	8,901,208	3,139,939	3,187,494
11	Mar-09	4,346,325,946	37,844,485	33,975,858	72,996,243	9,549,917	3,103,186	3,692,708
12	Apr-09	4,188,725,878	43,422,041	34,188,203	67,309,714	11,614,309	2,676,213	4,317,934
13	May-09	4,042,965,219	48,966,756	29,586,611	71,802,260	10,465,445	3,648,327	3,971,070
14	Jun-09	3,885,639,137	54,331,810	33,749,951	77,178,364	10,531,666	3,348,345	4,743,345
15	Jul-09	3,730,343,014	59,709,174	34,287,188	80,753,887	10,445,195	3,916,508	4,625,582
16	Aug-09	3,585,843,483	64,700,007	31,479,632	81,915,363	11,904,375	3,663,502	5,112,529
17	Sep-09	3,443,664,759	69,268,403	31,604,097	79,660,738	10,457,173	3,306,256	4,805,911
18	Oct-09	3,301,398,498	74,319,705	31,800,548	84,628,710	9,030,091	2,993,008	5,509,717
19	Nov-09	3,167,329,687	79,288,980	30,886,910	86,899,544	12,331,112	3,681,476	6,194,489
20	Dec-09	3,032,119,940	84,811,285	29,614,137	85,512,576	10,677,785	3,966,332	6,368,258
21	Jan-10	2,905,385,717	88,971,637	28,896,231	79,966,803	9,029,586	3,457,686	7,376,151
22	Feb-10	2,783,339,285	92,490,749	26,499,493	56,212,935	7,162,312	3,043,592	7,578,657
23	Mar-10	2,636,689,960	96,724,704	38,569,743	56,822,334	6,085,143	2,451,454	7,623,266
24	Apr-10	2,509,777,585	99,083,161	35,823,914	53,600,762	7,557,832	2,123,736	7,648,780
25	May-10	2,394,924,492	100,767,594	31,289,106	53,776,961	6,882,167	2,553,109	7,417,395
26	Jun-10	2,269,903,520	102,743,839	34,353,523	58,672,431	6,907,431	2,556,277	7,685,274
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-A
Original Pool Characteristics
Closing Date	March 25, 2009	Scheduled Weighted Average Life(3)	2.53 years
Cutoff Date	March 1, 2009	Weighted Average Months After Origination (Seasoning)	5 months
Number of Receivables	179,524	Percentage New Vehicle(2)	74.69%
Initial Pool Balance	$3,483,283,176	Percentage Car(2)(4)	22.22%
Principal Balance		Percentage Light Truck(2)(4)	36.39%
Average	$19,403	Percentage Utility(2)(4)	32.21%
Highest	$99,540	Percentage Other(2)(4)	9.18%
Lowest	$254	Percentage of Top 10 Makes/Models(2)	67.49%
Original Amount Financed		Ford F-150	18.17%
Average	$22,549	Ford Edge	6.93%
Highest	$161,331	Ford Escape	6.66%
Lowest	$1,099	Ford F-250	5.99%
Annual Percentage Rate (APR)		Ford Focus	5.94%
Weighted average(1)	7.00%	Ford Explorer	5.52%
Highest	29.99%	Ford Fusion	5.32%
Lowest	0.00%	Ford Expedition	4.73%
APR greater than or equal to 20 percent(2)	0.62%	Ford Mustang	4.17%
Original Term		Ford F-350	4.06%
Weighted average(1)	61.4 months	Percentage in Top 5 States(2)(5)	37.97%
Original term greater than 60 months(2)	40.56%	California	10.24%
Longest	72 months	Texas	9.70%
Shortest	3 months	Florida	7.73%
Remaining Term		Michigan	5.68%
Weighted average(1)	56.4 months	New York	4.62%
Remaining term greater than 60 months(2)	36.91%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	706
Shortest	2 months	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	692
______________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Mar-09	$3,322,091,387	$16,546	$83,451,913	$21,991,768	$414,527	$69,930	$ —
2	Apr-09	3,193,003,219	254,408	61,490,144	22,825,433	2,619,665	42,622	69,930
3	May-09	3,088,632,491	1,075,167	41,088,162	24,955,844	3,313,794	833,341	32,966
4	Jun-09	2,988,737,164	2,241,602	32,685,079	29,968,441	3,956,919	740,920	253,678
5	Jul-09	2,892,901,179	4,116,081	29,463,182	38,038,637	3,621,516	1,023,115	583,918
6	Aug-09	2,807,676,814	5,824,184	23,058,608	41,056,389	5,833,208	1,490,469	783,947
7	Sep-09	2,721,050,011	7,643,166	24,290,246	41,232,435	4,804,362	2,179,081	1,052,192
8	Oct-09	2,635,513,243	10,002,357	23,134,805	44,930,175	4,677,485	1,958,505	1,723,828
9	Nov-09	2,554,970,899	12,844,228	20,073,006	48,918,412	6,337,117	1,686,377	1,988,874
10	Dec-09	2,473,152,717	15,756,666	19,649,445	53,311,255	6,135,094	1,693,838	2,511,855
11	Jan-10	2,395,975,694	18,123,206	20,119,105	48,507,397	5,394,641	2,127,303	2,819,542
12	Feb-10	2,317,622,017	20,023,127	20,105,153	32,193,664	3,543,630	2,043,319	3,022,160
13	Mar-10	2,224,835,637	22,276,007	27,023,117	37,052,469	3,488,652	1,612,665	3,234,832
14	Apr-10	2,146,234,707	23,680,061	22,557,571	35,626,317	4,169,122	1,638,174	3,162,608
15	May-10	2,072,815,567	25,387,974	21,029,813	34,041,275	4,014,351	1,265,448	3,131,682
16	Jun-10	1,990,494,869	27,014,359	25,202,853	40,273,586	4,676,853	1,455,122	3,359,586
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-B
Original Pool Characteristics
Closing Date	June 9, 2009	Scheduled Weighted Average Life(3)	2.54 years
Cutoff Date	May 1, 2009	Weighted Average Months After Origination (Seasoning)	4.9 months
Number of Receivables	114,709	Percentage New Vehicle(2)	79.38%
Initial Pool Balance	$2,308,504,669	Percentage Car(2)(4)	26.66%
Principal Balance		Percentage Light Truck(2)(4)	33.49%
Average	$20,125	Percentage Utility(2)(4)	32.62%
Highest	$99,933	Percentage Other(2)(4)	7.24%
Lowest	$250	Percentage of Top 10 Makes/Models(2)	70.36%
Original Amount Financed		Ford F-150	18.73%
Average	$23,340	Ford Escape	8.39%
Highest	$160,055	Ford Fusion	8.20%
Lowest	$1,126	Ford Edge	7.30%
Annual Percentage Rate (APR)		Ford Focus	6.24%
Weighted average(1)	5.81%	Ford Mustang	5.19%
Highest	29.99%	Ford F-250	5.13%
Lowest	0.00%	Ford Explorer	4.27%
APR greater than or equal to 20 percent(2)	0.43%	Ford Expedition	3.75%
Original Term		Ford F-350	3.14%
Weighted average(1)	62.3 months	Percentage in Top 5 States(2)(5)	38.06%
Original term greater than 60 months(2)	42.95%	California	10.74%
Longest	72 months	Texas	9.70%
Shortest	12 months	Florida	6.85%
Remaining Term		Michigan	6.22%
Weighted average(1)	57.4 months	Illinois	4.55%
Remaining term greater than 60 months(2)	39.36%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	709
Shortest	2 months	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	698
_____________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-09	$2,215,107,287	$19,033	$47,451,933	$9,330,901	$39,398	$ —	$ —
2	Jun-09	2,139,289,398	104,166	29,886,054	14,762,865	994,481	39,398	—
3	Jul-09	2,065,003,145	382,178	30,447,277	17,716,945	2,028,572	378,713	50,346
4	Aug-09	2,000,671,232	1,193,868	22,348,337	21,853,885	2,431,870	680,251	182,372
5	Sep-09	1,942,178,305	2,049,873	16,892,236	22,696,591	2,707,818	829,067	353,188
6	Oct-09	1,887,313,551	2,982,607	14,017,182	24,593,258	2,346,687	952,631	665,460
7	Nov-09	1,834,209,768	4,327,030	13,262,024	26,895,260	2,685,128	836,723	804,656
8	Dec-09	1,780,500,610	5,903,968	12,723,364	27,424,606	2,878,095	756,725	946,802
9	Jan-10	1,728,621,979	7,351,539	13,034,146	27,589,049	2,740,732	792,654	1,039,439
10	Feb-10	1,678,947,368	8,523,548	11,280,683	20,467,903	1,992,584	732,083	1,026,129
11	Mar-10	1,618,410,601	9,904,567	16,309,660	20,269,328	1,807,487	723,568	1,287,258
12	Apr-10	1,564,334,112	11,023,393	15,770,110	19,882,587	2,503,340	481,782	1,150,190
13	May-10	1,514,779,389	11,830,931	13,931,532	21,428,070	2,096,019	968,248	1,196,007
14	Jun-10	1,460,520,590	12,467,343	16,040,681	23,102,455	2,617,767	681,631	1,856,120
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-C
Original Pool Characteristics
Closing Date	July 14, 2009	Scheduled Weighted Average Life(3)	2.55 years
Cutoff Date	June 1, 2009	Weighted Average Months After Origination (Seasoning)	5.2 months
Number of Receivables	67,817	Percentage New Vehicle(2)	84.83%
Initial Pool Balance	$1,231,827,946	Percentage Car(2)(4)	24.79%
Principal Balance		Percentage Light Truck(2)(4)	33.52%
Average	$18,164	Percentage Utility(2)(4)	37.90%
Highest	$99,779	Percentage Other(2)(4)	3.80%
Lowest	$251	Percentage of Top 10 Makes/Models(2)	73.43%
Original Amount Financed		Ford F-150	20.92%
Average	$24,547	Ford Escape	11.32%
Highest	$169,899	Ford Edge	9.01%
Lowest	$500	Ford Fusion	7.64%
Annual Percentage Rate (APR)		Ford Mustang	5.20%
Weighted average(1)	5.28%	Ford F-250	4.56%
Highest	29.99%	Ford Focus	4.28%
Lowest	0.00%	Ford Flex	4.00%
APR greater than or equal to 20 percent(2)	0.37%	Ford Explorer	3.60%
Original Term		Ford Expedition	2.90%
Weighted average(1)	62.6 months	Percentage in Top 5 States(2)(5)	39.32%
Original term greater than 60 months(2)	44.34%	Texas	13.80%
Longest	72 months	California	8.58%
Shortest	3 months	Michigan	6.44%
Remaining Term		Florida	6.11%
Weighted average(1)	57.4 months	New York	4.39%
Remaining term greater than 60 months(2)	40.28%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	716
Shortest	1 month	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	707
_____________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-09	$1,160,575,828	$2,721	$37,716,333	$4,442,718	$ —	$7,897	$ —
2	Jul-09	1,111,253,840	61,991	20,469,229	8,371,574	457,743	—	—
3	Aug-09	1,066,250,784	242,682	19,056,210	9,486,948	1,052,655	134,253	—
4	Sep-09	1,024,618,543	538,233	16,099,668	12,080,115	1,053,791	424,387	113,077
5	Oct-09	989,259,025	1,093,428	10,607,453	13,185,744	1,361,962	397,654	262,252
6	Nov-09	957,833,134	1,722,387	7,466,317	13,446,144	1,462,541	510,432	343,351
7	Dec-09	927,053,845	2,464,492	6,758,952	13,588,191	1,100,996	563,130	361,204
8	Jan-10	899,746,226	2,937,308	5,369,412	14,114,557	1,320,927	548,515	531,827
9	Feb-10	871,737,884	3,519,308	6,194,493	9,756,296	1,088,825	466,165	627,780
10	Mar-10	839,472,551	3,957,862	7,803,110	9,159,708	1,065,208	476,355	705,957
11	Apr-10	811,946,688	4,514,184	6,363,865	10,666,658	1,147,346	413,157	627,968
12	May-10	786,633,520	4,976,711	6,366,079	10,603,578	1,292,909	409,588	662,734
13	Jun-10	758,869,296	5,219,712	7,742,545	12,907,418	1,202,664	506,409	925,678
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-D
Original Pool Characteristics
Closing Date	September 11, 2009	Scheduled Weighted Average Life(3)	2.33 years
Cutoff Date	August 1, 2009	Weighted Average Months After Origination (Seasoning)	8.6 months
Number of Receivables	132,807	Percentage New Vehicle(2)	84.06%
Initial Pool Balance	$2,499,998,528	Percentage Car(2)(4)	23.21%
Principal Balance		Percentage Light Truck(2)(4)	35.38%
Average	$18,824	Percentage Utility(2)(4)	33.41%
Highest	$99,239	Percentage Other(2)(4)	8.00%
Lowest	$252	Percentage of Top 10 Makes/Models(2)	70.72%
Original Amount Financed		Ford F-150	22.18%
Average	$23,923	Ford Escape	9.86%
Highest	$177,864	Ford Edge	7.65%
Lowest	$1,000	Ford Focus	6.44%
Annual Percentage Rate (APR)		Ford Fusion	5.75%
Weighted average(1)	5.11%	Ford Mustang	4.59%
Highest	29.99%	Ford F-250	4.14%
Lowest	0.00%	Ford Explorer	3.89%
APR greater than or equal to 20 percent(2)	0.24%	Ford Expedition	3.33%
Original Term		Ford F-350	2.89%
Weighted average(1)	61.4 months	Percentage in Top 5 States(2)(5)	40.74%
Original term greater than 60 months(2)	39.42%	Texas	16.63%
Longest	72 months	California	8.14%
Shortest	4 months	Florida	5.88%
Remaining Term		Michigan	5.63%
Weighted average(1)	52.8 months	New York	4.46%
Remaining term greater than 60 months(2)	24.57%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	720
Shortest	2 months	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	702
______________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Aug-09	$2,399,349,661	$1,816	$44,034,576	$10,003,338	$105,277	$ —	$ —
2	Sep-09	2,312,916,319	107,703	31,464,382	12,520,417	646,512	49,657	—
3	Oct-09	2,229,714,229	422,507	31,325,473	14,789,244	1,331,670	149,681	—
4	Nov-09	2,155,490,264	971,277	23,612,454	18,532,391	2,034,082	593,832	81,607
5	Dec-09	2,084,840,687	1,875,628	18,951,233	20,126,922	1,950,567	749,377	293,871
6	Jan-10	2,021,271,186	2,627,349	16,061,457	20,181,343	1,730,663	921,393	452,779
7	Feb-10	1,957,883,271	3,554,845	15,230,801	15,042,489	1,758,868	513,727	703,118
8	Mar-10	1,882,142,930	4,540,672	20,710,601	15,711,719	1,430,997	747,733	630,799
9	Apr-10	1,815,044,327	5,484,414	19,272,098	14,781,925	2,029,275	708,860	685,411
10	May-10	1,753,808,537	5,906,718	17,399,933	16,475,060	1,577,382	730,552	602,861
11	Jun-10	1,685,552,261	6,646,872	19,683,117	18,200,908	1,814,213	873,286	893,462
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2009-E
Original Pool Characteristics
Closing Date	November 30, 2009	Scheduled Weighted Average Life(3)	2.36 years
Cutoff Date	November 1, 2009	Weighted Average Months After Origination (Seasoning)	6.5 months
Number of Receivables	91,401	Percentage New Vehicle(2)	84.94%
Initial Pool Balance	$1,849,663,230	Percentage Car(2)(4)	25.31%
Principal Balance		Percentage Light Truck(2)(4)	36.81%
Average	$20,237	Percentage Utility(2)(4)	32.36%
Highest	$94,966	Percentage Other(2)(4)	5.52%
Lowest	$253	Percentage of Top 10 Makes/Models(2)	72.67%
Original Amount Financed		Ford F-150	22.52%
Average	$23,917	Ford Escape	10.37%
Highest	$181,294	Ford Focus	7.41%
Lowest	$1,268	Ford Edge	6.87%
Annual Percentage Rate (APR)		Ford Fusion	6.53%
Weighted average(1)	5.05%	Ford Mustang	4.89%
Highest	29.79%	Ford F-250	4.70%
Lowest	0.00%	Ford Explorer	3.31%
APR greater than or equal to 20 percent(2)	0.29%	Ford F-350	3.12%
Original Term		Ford Expedition	2.95%
Weighted average(1)	59.9 months	Percentage in Top 5 States(2)(5)	40.35%
Original term greater than 60 months(2)	37.17%	Texas	13.86%
Longest	72 months	California	8.93%
Shortest	6 months	Michigan	6.90%
Remaining Term		Florida	5.92%
Weighted average(1)	53.4 months	New York	4.74%
Remaining term greater than 60 months(2)	27.16%	Weighted average(1) FICO® score(6) at
Longest	72 months	origination	719
Shortest	2 months	Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	697
_______________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Nov-09	$1,784,032,423	$ 3,546	$27,083,172	$9,095,736	$49,025	$ —	$ —
2	Dec-09	1,722,893,159	53,468	22,611,126	12,721,511	642,734	17,335	—
3	Jan-10	1,670,006,531	330,270	17,024,358	13,541,061	1,064,656	146,180	—
4	Feb-10	1,620,376,017	623,468	14,023,092	10,088,667	895,934	310,106	130,919
5	Mar-10	1,562,772,152	1,300,566	16,405,867	10,027,351	1,119,178	226,092	188,681
6	Apr-10	1,512,588,430	1,832,095	14,169,325	10,709,108	1,222,170	269,400	259,717
7	May-10	1,467,338,071	2,133,535	12,411,564	10,499,254	1,151,801	257,131	299,873
8	Jun-10	1,416,257,308	2,598,972	14,246,312	12,706,496	1,289,639	382,857	449,342
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trust 2010-A
Original Pool Characteristics
Closing Date	April 28 ,2010	Scheduled Weighted Average Life(3)	2.44 years
Cutoff Date	April 1, 2010	Weighted Average Months After Origination (Seasoning)	5.3 months
Number of Receivables	56,457	Percentage New Vehicle(2)	86.06%
Initial Pool Balance	$1,199,999,886	Percentage Car(2)(4)	22.88%
Principal Balance		Percentage Light Truck(2)(4)	38.28%
Average	$21,255	Percentage Utility(2)(4)	35.52%
Highest	$99,146	Percentage Other(2)(4)	3.32%
Lowest	$256	Percentage of Top 10 Makes/Models(2)	76.33%
Original Amount Financed		Ford F-150	21.78%
Average	$25,246	Ford Escape	11.33%
Highest	$158,338	Ford Edge	7.87%
Lowest	$1,500	Ford F-250	6.30%
Annual Percentage Rate (APR)		Ford Fusion	6.27%
Weighted average(1)	4.73%	Ford Focus	5.34%
Highest	29.99%	Ford Mustang	5.07%
Lowest	0.00%	Ford Expedition	4.14%
Original Term		Ford Explorer	4.12%
Weighted average(1)	60.4 months	Ford F-350	4.11%
Original term greater than 60 months(2)	38.04%	Percentage in Top 5 States(2)(5)	39.31%
Longest	72 months	Texas	13.37%
Shortest	6 months	California	8.35%
Remaining Term		Michigan	7.25%
Weighted average(1)	55.1 months	Florida	6.03%
Remaining term greater than 60 months(2)	32.41%	Ohio	4.31%
Longest	72 months	Weighted average(1) FICO® score(6) at
Shortest	1 month	origination	720
		Weighted average(1) FICO® score(6) at origination
		for original term greater than 60 months	698
_______________________
 (1)(2)(3)(4)(5)(6)  See page A-1 for footnotes

Month	Date	End-of-Month Pool Balance(7)	Cumulative Net Losses(8)	Prepayments(9)	Delinquencies(10)
					31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Apr-10	$1,147,064,010	$ 452	$25,597,820	$3,141,495	$ —	$ —	$ —
2	May-10	1,106,051,713	41,680	16,626,387	4,638,004	50,368	—	—
3	Jun-10	1,063,743,278	224,009	16,807,471	6,323,925	529,378	39,733	—
_______________
(7)(8)(9)(10)  See page A-1 for footnotes

Ford Credit Auto Owner Trusts

Asset Backed Notes

Ford Credit Auto Receivables Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page 7 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.

The issuing entities:

A new trust will be formed to be the issuing entity for each securitization transaction.
The assets of each trust will consist of:

•  a pool of retail installment sale contracts secured by new and used cars, trucks and utility vehicles,
•  collections on the receivables represented by those contracts,
•  security interests in the financed vehicles,
•  proceeds from claims on related insurance policies, and
•  any other property identified in the prospectus supplement.

Each trust will issue asset-backed securities consisting of notes in one or more classes.

The notes:

•  will be asset-backed securities payable only from the assets of the trust,
•  may benefit from one or more forms of credit or payment enhancement, and
•  will be debt obligations of the trust.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2010

READING THIS PROSPECTUS
AND A PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes to be issued by the Ford Credit Auto Owner Trusts, some of which may not apply to notes issued by a particular trust.

You should rely only on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the SEC for any particular offering of notes.

This prospectus begins with the following brief introductory sections:

·	Summary — provides an overview of the terms of the notes.

·	Risk Factors — describes some of the risks of investing in the notes.

The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue your notes.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement.  The Table of Contents on the preceding page contains references to key topics.

An index of defined terms is at the end of this prospectus.

SUMMARY

This summary provides an overview of the most important terms of the notes.  It does not contain all of the information that may be important to you.  To understand fully the terms of the notes, you should read this prospectus, especially the "Risk Factors" beginning on page 7, and the prospectus supplement completely.

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or "Ford Credit," is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or "Ford."

Depositor

Ford Credit Auto Receivables Two LLC is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.

Issuing Entity

The depositor will form a separate issuing entity, or "trust" for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.  Initially, the depositor will be the beneficiary of the trust.

Indenture Trustee and Owner Trustee

The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for the notes.

The Notes

The trust will issue one or more classes of notes under an indenture between the trust and the indenture trustee.

The terms of the notes will be described in the prospectus supplement, including, for each class of notes, its:

●	principal amount,

●	interest rate or method of determining the interest rate, and

●	final scheduled payment date.

The notes of one class may differ from the notes of another class in certain respects, including:

●	the timing and priority of payments, and

●	whether interest and principal payments may be delayed or further subordinated upon the occurrence of certain events of default and the related consequences.

The priority of payments among the different classes of notes will be described in the prospectus supplement.

The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.

For a more detailed description of the features of the notes you should read "Description of the Notes" in this prospectus and the prospectus supplement.

Trust Assets

The primary asset of the trust will be a pool of retail installment sale contracts secured by new and used cars, trucks and utility vehicles.  These contracts are the "receivables" and the vehicles securing them are "financed vehicles."  The purchasers of the financed vehicles who are responsible for making payments on the receivables are the "obligors."

Ford Credit regularly purchases from motor vehicle dealers retail installment sale contracts that meet its credit underwriting standards.  For each securitization transaction, Ford Credit, as the sponsor, will sell a pool of receivables it has selected to the depositor and the depositor will then immediately sell those receivables to the trust.  The prospectus supplement will describe the criteria used to select the receivables.

In addition to the receivables, the trust assets will include:

●	collections on the receivables applied on or after the cutoff date,

●	funds and investments held in bank accounts of the trust,

●	security interests in the financed vehicles,

●	proceeds from claims on any insurance policies covering the financed vehicles or the obligors, and

●	all of the trust's rights under the transaction documents, including any credit or payment enhancements.

For a more detailed description of the trust assets, you should read "Receivables" in this prospectus and the prospectus supplement.

Credit and Payment Enhancement

The prospectus supplement will describe the features designed to protect noteholders against losses on the receivables and consequent delays or defaults in payments on the notes.  These features are called credit enhancement and may include:

●	reserve accounts,

●	excess spread,

●	overcollateralization,

●	yield supplement discount arrangements for low-APR receivables, or

●	subordination of other notes issued by the trust.

The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders.  These features are called payment enhancement and may include:

●	interest rate swaps, caps or floors,

●	surety bonds,

●	letters of credit, or

●	liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read "Description of the Notes — Credit and Payment Enhancement" in this prospectus.

Servicing of the Receivables

Ford Credit will act as the "servicer" for the receivables.  The servicer is responsible for collecting payments on the receivables, administering payoffs, defaults and delinquencies, and repossessing and liquidating financed vehicles.  Ford Credit will also act as custodian and maintain custody of the receivables files.  The trust will pay the servicer a monthly servicing fee specified in the prospectus supplement.

For a more detailed description of the servicing of the receivables, you should read "Servicing the Receivables and the Securitization Transaction" in this prospectus.

Optional Redemption or "Clean Up Call" Option

The servicer will have the option to redeem the notes by purchasing all the receivables owned by the trust on any payment date that the pool balance is less than an amount specified in the prospectus supplement.  This option is referred to as the servicer's "clean up call" option.  The prospectus supplement will describe how the clean up call option works, the purchase price for the receivables and any conditions to its exercise by the servicer.

For a more detailed description of the servicer's clean up call option, you should read "Description of the Notes — Optional Redemption or 'Clean Up Call' Option" in the prospectus supplement.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

The trust's tax counsel identified in the prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:

●	the notes will be treated as debt, and

●	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read "Tax Matters" in this prospectus and the prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes could limit your ability to resell them
The absence of a secondary market for your notes could limit your ability to resell them.  This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes
The trust will not have any assets or sources of funds other than the receivables and related property it owns and any external credit or payment enhancement described in the prospectus supplement.  Any credit or payment enhancement is limited.  Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person.  If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Performance of the receivables is uncertain
The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, Ford Credit's underwriting standards at origination and the success of Ford Credit's servicing and collection strategies.  Consequently, no accurate prediction can be made of how the receivables will perform.

The timing of principal payments on your notes is uncertain
Faster than expected rates of prepayments on the receivables will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes.  Prepayments on the receivables may occur as a result of:

·prepayments of receivables by obligors in whole or in part,
·liquidations due to default,
·receipts of proceeds from claims on any physical damage, credit life or other insurance policies covering the financed vehicles or the obligors,
·purchases by the servicer of receivables modified by the servicer or impaired by the servicer, and
·purchases of ineligible receivables by either the depositor or Ford Credit.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including marketing incentives offered by vehicle manufacturers and the fact that the financed vehicle may not be sold without the consent of the servicer.  No prediction can be made as to the actual prepayment rates that will be experienced on the receivables.

If you receive principal payments on your notes earlier than expected due to prepayments on the receivables at a time when interest rates are lower than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes.  Similarly, if principal payments on your notes are made later than expected due to slower than expected prepayments or payments on the receivables, you may lose reinvestment opportunities.  In addition, if the notes were purchased at a discount and prepayments are slower than expected, your yield may be reduced.  You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.
For more information about the timing of repayment and other sources of prepayments, you should read "Maturity and Prepayment Considerations" in this prospectus and the prospectus supplement.
Interests of other persons in the receivables or the related financed vehicles could reduce funds available to pay your notes
If another person acquires an interest in a receivable or a related financed vehicle that is superior to the trust's interest, the collections on that receivable or the proceeds from the sale of that financed vehicle may not be available to make payments on your notes.  If the trust does not have a perfected security interest in a receivable or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted receivable may be adversely affected.  Another person could acquire an interest in a receivable or a financed vehicle that is superior to the trust's interest if:

·the trust does not have a perfected security interest in the receivable or the financed vehicle because Ford Credit's security interest in the receivable or in the financed vehicle was not properly perfected,

·the trust does not have a perfected security interest in the financed vehicle in certain states because the servicer will not amend the certificate of title to identify the trust as the new secured party,

·the trust's security interest in the receivable or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanic's liens, may have priority over the trust's security interest, or a financed vehicle is confiscated by a government agency, or

·the trust does not have a perfected security interest in receivables that are electronic contracts because Ford Credit is not considered to have established "control" of the contract.

Subordination will cause some classes of notes to bear additional credit risk
The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as interest rate hedging counterparties.  If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes.  Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date
The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date.  Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur
The trust will pledge the receivables to the indenture trustee to secure payment of the notes.  The Controlling Class will be entitled to declare an event of default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest).  The Controlling Class may, in certain circumstances, direct the indenture trustee to sell the receivables after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full.  If your notes cannot be repaid in full with the proceeds of a sale of the receivables, you will suffer a loss.

The Controlling Class may terminate the servicer following an Event of Servicing Termination and may waive Events of Servicing Termination.

Holders of notes that are not part of the Controlling Class will have no right to take any of these actions.  Only the Controlling Class will have these rights.  The Controlling Class may have different interests from the holders of other classes of the notes and will not be required to consider the effect of its actions on the holders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read "Description of the Notes — Events of Default — Remedies Following Acceleration" and "Servicing the Receivables and the Securitization Transaction — Resignation and Termination of the Servicer" in this prospectus.

You may suffer losses on your notes because the servicer may commingle collections with its own funds
The servicer will be required to deposit collections on the receivables in the trust's collection account within two business days of applying such amounts to the obligor's account or on a monthly basis, depending on its credit ratings.  Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the receivables with its own funds.  If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer
If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed.  This could cause payments on your notes to be delayed.  Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in this prospectus in "Servicing the Receivables and the Securitization Transaction — Resignation and Termination of the Servicer."

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes
If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your notes.  A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables because the sale of the receivables to the depositor was not a "true sale" or the assets and liabilities of the depositor should be consolidated with those of Ford Credit for bankruptcy purposes.  If a court were to reach this conclusion, payments on your notes could be reduced or delayed due to:

·the "automatic stay" provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

·tax or government liens on Ford Credit's property that arose prior to the transfer of the receivables to the trust having a claim on collections that are senior to your notes, or
·the trust not having a perfected security interest in the financed vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of receivables by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust.  If a court were to conclude that such transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit's bankruptcy, the notes would benefit from a security interest in the receivables but the receivables would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could adversely affect the amount and timing of payments on the notes.

For more information about the effects of a bankruptcy on your notes, you should read "Some Important Legal Issues Relating to the Receivables — Bankruptcy Limitations" in this prospectus.

The servicing fee may be insufficient to attract a replacement servicer
If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the pool balance, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the receivables because the amount of the servicing fee declines each month as the pool balance declines but the servicing costs on each account remain essentially fixed.  This risk is greatest toward the end of a securitization transaction when the pool balance has declined significantly.  A delay or inability to find a replacement servicer would delay collection activities on the receivables and could delay payments and reports to the noteholders and the indenture trustee, have an adverse impact on amounts collected on defaulted receivables and ultimately lead to a loss of principal on the notes.

Ford Credit's failure to repurchase receivables that do not comply with consumer protection laws could result in losses on your notes
If any receivable does not comply with Federal and state consumer protection laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable.  Also, some of these laws may provide that the assignee of a consumer contract (such as the trust) is liable to the obligor for any failure of the contract to comply with these laws.  Ford Credit must repurchase receivables that do not comply in all material respects with applicable laws.  If Ford Credit fails to repurchase such receivables, payments on your notes could be reduced or delayed.

For a more detailed description of consumer protection laws relating to the receivables, you should read "Some Important Legal Issues Relating to the Receivables — Consumer Protection Laws" in this prospectus.

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is an indirect wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world.  Ford Credit's primary financing products are:

·
Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

·	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

·	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

·	payments on retail installment sale contracts and leases that it purchases,

·	interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

·	payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued.  Ford Credit will be the servicer of the receivables and the securitization transaction and the administrator for the trust.  Ford Credit will be responsible for structuring each securitization transaction and selecting the transaction parties.  Ford Credit will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs.

Ford Credit purchases retail installment sale contracts from motor vehicle dealers in the United States in the ordinary course of its business and selects the pool of receivables for each securitization transaction.  The criteria used by Ford Credit to select the receivables for securitization will be described in the prospectus supplement.

Ford Credit will make representations about the characteristics of the receivables sold to the depositor and sold by the depositor to the trust.  If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.

For more information about the representations and repurchase obligations, see "Transfers of the Receivables" in the prospectus supplement.

General Securitization Experience

Ford Credit has been securitizing its assets since 1988.

Ford Credit's securitization programs are diversified among asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related vehicles.  Ford Credit regularly participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in Japan and Australia.

In the U.S., Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions.  In addition to selling receivables to trusts making registered public offerings or private placements of asset-backed securities, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other purchasers and to special purpose entities that sell asset-backed securities to Ford Credit's single-seller asset-backed commercial paper program.

Ford Credit securitizes its assets because the market for securitization of financial assets provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

For more information about Ford Credit's securitization programs and its funding strategy, please read Ford Credit's Annual Report on Form 10-K which is available on Ford Credit's website at www.fordcredit.com.

U.S. Securitization Program for Retail Installment Sale Contracts

Ford Credit has had an active publicly registered securitization program for retail installment sale contracts since 1989 and has issued asset-backed securities in more than 50 transactions under this program.  The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program.  Ford Credit has never received a demand to repurchase or replace any of the receivables underlying the asset-backed securities offered in this program due to a breach of representations relating to such receivables.  Repurchases of receivables due to Ford Credit’s discovery of a breach of representations have been immaterial in this program.  None of the asset-backed securities offered in this program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.

Origination, Purchasing and Underwriting

Ford Credit purchases retail installment sale contracts entered into between retail customers and motor vehicle dealers for the financing of purchased vehicles.  When a customer purchases a vehicle from a dealer, the customer and the dealer negotiate the purchase price of the vehicle and the acquisition of any insurance, service contract or other products.  The customer and the dealer also decide the contract amount, term, payment terms and interest rate to be charged on the retail installment sale contract, subject to Ford Credit's approval.  Ford Credit purchases contracts with terms up to 72 months.  Most contracts purchased by Ford Credit are for new vehicles and are with individuals who use the financed vehicle for personal use.

Ford Credit establishes a "dealer discount rate" that is used to calculate Ford Credit's purchase price for the contract.  If the customer's interest rate exceeds the dealer discount rate by more than the limits established by Ford Credit, then Ford Credit either will not purchase the contract or will reduce the customer's interest rate to meet Ford Credit guidelines.  In the case of low-APR contracts, the dealer discount rate will match the low-APR rate established by the manufacturer.

Ford Credit finances the negotiated purchase price of the vehicle, less vehicle trade-in and/or down payment plus taxes, insurance, service contracts, dealer installed accessories, prior balances on trade-in vehicles and other fees and charges.  Ford Credit pays the dealer a purchase price for the contract generally equal to the amount financed on the contract plus a set fee, a percentage of the amount financed or a portion of the finance charge on the contract.  The portion of the finance charge earned by the dealer is generally calculated using the difference between the dealer discount rate set by Ford Credit and the APR on the contract.

Ford Credit's purchasing decisions are made independently of Ford, and Ford cannot require Ford Credit to purchase contracts that do not satisfy Ford Credit's underwriting standards.  Ford Credit's underwriting standards and purchasing criteria emphasize the applicant's ability to pay and creditworthiness.  The creditworthiness of any co-applicant or guarantor is also considered.  Each applicant completes a credit application.  Dealers typically submit applications electronically to Ford Credit together with information about the proposed terms of the retail installment sale contract.  Ford Credit generally obtains a credit report on the applicant from a national credit bureau.  Ford Credit generally selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant's geographic area.  In a limited number of cases, a credit report is not available because an applicant does not have an established credit history.

To set the dealer discount rate for standard rate contracts, Ford Credit uses scoring models to assess the creditworthiness of an applicant using the information provided on the applicant's credit application, the proposed terms of the retail installment sale contract and the applicant's credit bureau data.  If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant's credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation.  FICO® is a registered trademark of Fair Isaac Corporation.  Ford Credit uses FICO® scores designed specifically for automotive financing.  The FICO® score measures the likelihood an applicant will repay an obligation, and it is the most significant factor in Ford Credit's consumer scoring models.  The highest FICO® score used by Ford Credit is 900, and the lowest FICO® score is 250.  Ford Credit frequently reviews its models to confirm the continued business significance and statistical predictability of the factors and updates its models to incorporate new factors that improve their statistical predictability.

Credit applications are automatically evaluated and some are either approved or rejected based on Ford Credit's electronic decisioning models.  A credit analyst judgmentally evaluates each application that is not electronically approved or rejected.  The credit analyst considers the same information used in the electronic decisioning models and also weighs other factors, such as Ford Credit's relationship with the dealer, then makes an individual credit decision based on the analyst's assessment of the strengths and weaknesses of the application.  The credit analyst may condition approval of a credit application on the addition of a qualified co-obligor or guarantor or on modifications to the financing terms in order to lower the total monthly payment on the contract, such as a higher cash down payment or a less expensive vehicle.  When necessary, the analyst will verify the identity, employment and other applicant data before the decision is made.

For credit applications not electronically approved or rejected, Ford Credit typically makes a credit decision within 20 minutes of receipt of an application.  Higher risk applicants may require additional investigation.  Over 95% of Ford Credit's credit decisions are made within one hour of receipt of an application.

Each Ford Credit analyst is assigned a specific dollar approval level for retail installment contracts.  These levels are based on an applicant's total outstanding contract balances with Ford Credit.  More experienced analysts are assigned higher approval levels.  More senior personnel must approve any contract that exceeds the analyst's approval level.  In addition, more senior personnel periodically review the purchase decisions of analysts to ensure they are consistent with Ford Credit's underwriting guidelines.  More senior personnel also may have to approve any application for a contract having an APR lower than Ford Credit's dealer discount rate.  These "rate concessions" generally are granted to allow dealers to offer lower APRs to qualified applicants who could obtain lower rates from other financing providers or to resolve a discrepancy in the originally quoted dealer rate.  Ford Credit also offers programs where the dealer discount rate is determined primarily on the basis of certain applicant or contract characteristics rather than exclusively on the scoring models.  These programs are generally offered to attract certain types of applicants or to promote sales of certain Ford vehicles.

Dealers must submit contracts on forms approved by Ford Credit.  After the dealer submits a completed contract, Ford Credit checks it for specific errors apparent in the disclosures made by the dealer, such as the calculation of APR.  If the contract contains minor errors, Ford Credit may purchase the contract and send a correction notice to the obligor, or obtain a signed modification from the obligor.  A contract with a more significant error is returned to the dealer for correction or a new contract.  Each dealer signs an assignment agreement representing that all disclosures made by the dealer are correct.  For disclosures that Ford Credit cannot review because the error would not be apparent in the contract, it relies on the representations made by the dealer in the assignment agreement.  The assignment agreement requires the dealer to apply immediately for a title that includes Ford Credit's lien.  Ford Credit tracks titles to determine if its lien has been noted.

Ford Credit purchases a limited number of contracts under its military sales finance plan from a company that specializes in selling vehicles to military personnel stationed on United States military bases outside the United States who purchase vehicles for delivery in the United States or abroad.  Ford Credit generally underwrites these contracts in the same manner as it underwrites standard retail contracts and obtains a full guaranty on contracts for vehicles delivered abroad.

Purchased contracts and related documents are electronically imaged.  For electronic contracts, a separate image of the original is created for servicing purposes.  Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted.  Additional documents obtained during servicing are also added to the imaged file.

The obligor agrees to maintain physical damage insurance on the financed vehicle, and typically is required to provide proof of insurance at the time the contract is signed.  Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.  Ford Credit does not track whether the obligor maintains the required insurance.

The obligor pays the amount financed over a specified number of months with interest at the APR.  The obligor is allowed to choose the date on which the monthly payments will be due as long as the first payment is due within 45 days of the date the contract is signed.  Sometimes Ford Credit offers marketing programs that allow the obligor to defer payments for a limited time before beginning to make monthly payments.

Ford Credit classifies financed vehicles into categories.  The car category includes sedans, hatchbacks and coupes.  The light truck category includes vans, mini-vans and light pick-up trucks.  The truck category includes medium and heavy trucks with specialty bodies.  The utility category includes wagons, SUVs and cross-overs.

Ford Credit purchases contracts for new vehicles and used vehicles, including certified pre-owned vehicles.  A certified pre-owned vehicle must satisfy mileage limits, condition requirements and routine maintenance standards and typically is still covered by the manufacturer's warranty.  Certified pre-owned vehicles are eligible for manufacturer sponsored incentive marketing programs.  About half of Ford Credit's used vehicle retail contracts are for certified pre-owned vehicles.

A specific auditing group within Ford Credit performs regular audits to monitor compliance with purchasing policies and procedures and legal requirements.

Ford Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines, scoring models and purchasing criteria.  If external economic factors, credit loss or delinquency experience, market conditions, obligor characteristics or other factors change, Ford

Credit may adjust its underwriting guidelines, scoring models and purchasing criteria in order to change the quality of its portfolio or to achieve other goals and objectives.

Commercial Accounts

Some of the retail contracts purchased by Ford Credit are for obligors who are either individuals or business entities who use the financed vehicles for commercial purposes.  Commercial obligors may have multiple vehicles financed with Ford Credit.  Ford Credit's scoring models for commercial applicants that are business entities include factors relevant to business entities and data available through commercial credit bureaus.  While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO® scores.  Commercial credit bureau scores, when available, have been used in Ford Credit's scoring models since the second quarter of 2008.  Commercial applicants who are individuals are scored using the scoring models for individual customers, including the individual's FICO® score.  Similar to credit decisions for personal use contracts, credit decisions for commercial contracts emphasize the applicant's ability to pay and creditworthiness, but also recognize that commercial use vehicles may have specialty bodies or equipment added and are often put to more demanding uses, which may reduce the resale value of the financed vehicle.  For these reasons, underwriting standards are often different for commercial contracts, such as requiring larger down payments and shorter terms.  Occasionally, Ford Credit will make a direct loan to a dealer to purchase a vehicle for dealership use, such as transporting parts or customers whose vehicles are being serviced.  Although Ford Credit generally underwrites these loans in the same manner as it underwrites other commercial contracts, they are documented in a note and security agreement directly between Ford Credit and the dealer rather than a retail installment sale contract purchased from the dealer.  A portion of commercial use customers have lines of credit that allow the customer to finance multiple vehicles up to the approved amount under preestablished credit terms such as APR.  Credit decisions for lines of credit are performed on at least an annual basis and include review of financial statements and may require guaranties of the contracts financed under the line of credit as a condition of approval.

The most significant difference between commercial and other contracts is that commercial contracts may be included in a separate cross collateral agreement.  These agreements allow Ford Credit to enforce collection and repossession rights against some or all contracts and financed vehicles with the same obligor even if payments for some contracts are current.  Payments or other amounts received that relate to a specific contract generally are applied first to that contract.  Excess amounts collected for one contract, such as repossession sale proceeds, may be applied to other contracts with the same obligor to reduce losses.

Servicing Experience

Ford Credit will service the receivables and the securitization transactions.  Ford Credit has been the servicer for its U.S. public retail securitization program since its inception.  None of the asset-backed securities in this program have experienced any losses or events of default and there have been no instances of material noncompliance with the servicing criteria in this program.

Ford Credit services all the receivables it originates, including receivables sold in securitizations, other structured financings and in whole loan sales.  Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices are used for all receivables.  These policies and procedures are described in "— Servicing and Collections" below.  Servicing personnel do not know if a receivable they are servicing has been sold in a securitization transaction or otherwise.

Ford Credit's servicing and collections systems maintain records for all receivables, track application of payments and maintain relevant information on the obligors and account status.  The systems also capture communications with obligors and allow management to review collection personnel activities.

Ford Credit will be responsible for all servicing functions for the receivables.  As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform certain servicing processes.  These processes include processing monthly lockbox payments from customers, providing telephonic payment systems, monitoring notation of lien on title for financed vehicles, imaging customer documents, storing paper and electronic contracts, handling certain inbound customer service calls and early stage collections support and performing data entry and administrative functions.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to obligor accounts.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services from locations outside of the U.S.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts.  Ford Credit uses web-based auctions and auction houses engaged by Ford to prepare and sell repossessed vehicles at auction.  These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established Ford Credit procedures.

As servicer of the securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

Ford Credit services the receivables from its centralized business centers and specialty servicing centers in the U.S. Ford Credit's servicing operations are divided into three areas — collections, account services and vehicle liquidations.  The collections area has two main functions — account maintenance and loss prevention.  The account services area has three main functions — credit re-analysis, titles and customer services — that are responsible for non-collection related customer requests such as payment reschedules, title follow-up and payment misapplications.  Ford Credit has specialty service centers for contracts with bankrupt obligors and charged off accounts.  Ford Credit also has a centralized customer service center for inbound customer inquiries and early stage collections support.  Ford Credit uses specialty teams in its servicing operations for certain functions such as total loss insurance claims, account redemptions and vehicle skip tracing.  One or more of these functions may be consolidated in a single center.

Ford Credit encourages obligors to make payments electronically, including through direct debit or telephonic or online payment systems.  Obligors may enroll in a variety of recurring and one-time automated clearinghouse or "ACH" programs that debit funds directly from their bank accounts.  Obligors who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.  Most banks convert checks into ACH items, which speeds up processing time.

Ford Credit applies almost all payments that are received prior to the designated processing time on each business day to an obligor's account on the day payment is received.  By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account.  A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

Most of the receivables are paid without any additional servicing or collection efforts.  As each obligor develops a payment history, Ford Credit uses a behavior scoring model to assess the probability of payment default for all receivables and implements collection efforts based on its determination of the credit risk associated with each obligor.  This model assesses a number of variables including origination characteristics, customer history, payment patterns and updated credit bureau information.  Based on data from this scoring model, contracts are grouped by risk category for collection.  These categories determine how soon an obligor will be contacted after a payment becomes delinquent, how often the obligor will be contacted during the delinquency and how long the account will remain in account maintenance before it is transferred to loss prevention where a more experienced customer service representative follows the account until the delinquency is resolved.  Ford Credit frequently reviews its behavior scoring model and may make adjustments to improve its performance.  Ford Credit's collection operations are supported by auto dialing technology and collection and workflow operating systems.

A customer service representative will attempt to contact an obligor with a delinquent account to determine the reason for the delinquency and identify the obligor's plans to resolve the delinquency.  Most delinquent accounts are resolved because the obligor makes the past due payments.  If the obligor cannot make the past due payments, Ford Credit frequently will extend the contract to allow an obligor to continue to make the normal monthly payment.  A payment extension defers a past due payment for one or more months.  The length of the payment extension is typically one month, however extensions of up to three months may be granted and multiple payment extensions may be given over the term of the contract.  Following a payment extension, the account generally is no longer considered delinquent.  Ford Credit guidelines for granting payment extensions generally require the customer service representative to determine that the obligor's payment problem is temporary, that the obligor has an income source for making the next payment and that the obligor has made at least one payment since contract inception and at least six payments between payment extensions.  Payment extensions that do not comply with these guidelines must be approved by servicing managers and exceptions to the guidelines are reviewed regularly.  When allowed by state law, Ford Credit usually collects a fee on extensions and additional interest will be earned on the receivables as a result of the extension.

Alternatively, Ford Credit may rewrite a contract if the obligor cannot make the past due payments.  A rewrite is a refinancing of the obligor's outstanding balance typically with a longer contract term and sometimes a different interest rate.  Ford Credit's guidelines for granting rewrites include requirements that all original parties remain on the contract and sign an amendment to the contract unless special approval is obtained and that the obligor has a stable source of income.  Ford Credit may reschedule an obligor's payments if the obligor makes a large prepayment or a large insurance payment is received.  A reschedule generally means a reduction of the amount of the monthly payment over the same contract term.

From time to time Ford Credit may provide a "promotional" or administrative extension to certain obligors.  For example, an extension of up to 90 days may be allowed to obligors who live in an area affected by a natural disaster.  These extensions are not provided to obligors whose contracts are more than 61 days delinquent.

An obligor may be allowed to change the monthly payment due date typically by not more than 30 days, if, for example, the day on which the obligor gets paid changes.  Due date changes are not allowed for accounts more than 30 days delinquent.

Occasionally, a new obligor may assume the obligations under a retail installment sale contract with the original obligor either still liable or released from the terms of the contract.  In rare instances, substitution of the financed vehicle is permitted.

Ford Credit uses periodic management reports on delinquencies, extensions, rewrites and other measurements and operating audits to maintain control over the use of collection actions.

Ford Credit's servicing policies and procedures may change over time.  Ford Credit regularly tests new servicing procedures on controlled portions of its receivables to develop and refine its servicing procedures.  Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the obligor.  If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.

Repossession and Charge Off

Ford Credit makes reasonable efforts to collect on delinquent contracts and to keep contracts current.  Repossession is considered only after other collection efforts have failed.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle.  On average, Ford Credit repossesses the financed vehicle when the contract is between 60 and 70 days delinquent, but may repossess earlier or later depending on the risk of the contract or other circumstances.

The vast majority of repossessed vehicles are sold at a physical or on-line auction and the proceeds are applied to the outstanding balance of the receivable.  Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net auction proceeds, which equals gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicle to auction.  On average, vehicles are sold at auction within 40 to 50 days of repossession.  A small number of repossessed vehicles are sold through other means.  For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.  Also, some vehicles with a limited resale market, such as some medium and heavy trucks and vehicles with specialty equipment, may be sold through a targeted bidding process to maximize proceeds from the sale.

After standard collection efforts are exhausted and all collections, including auction proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the obligor.  In a limited number of cases, an obligor or a financed vehicle cannot be located after skip tracing and the account is charged off as a skip account.  Ford Credit may charge off the remaining balance on an account if the cost of collection exceeds the balance owed by the obligor and will not pursue further collection of the account.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off accounts.  Collection activities generally are continued until the contract is paid or settled in full, the contract is determined to be uncollectible due to bankruptcy of the obligor or for other reasons, the obligor dies without a collectible estate or the applicable statute of limitations expires.  Ford Credit may sell charged off receivables as a final effort to realize value.

Ford Credit may release the security interest to an insurer in order to receive proceeds from insurance covering the financed vehicle or following repossession of the vehicle, discounted settlement of the receivable or abandonment of its rights in the financed vehicle, in each case in accordance with its policies and procedures.

Bankruptcy Accounts

When Ford Credit is notified that an obligor has filed for bankruptcy, the account is moved to its specialty service center for bankrupt accounts.  Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit Ford Credit from taking any collection action against the obligor or the financed vehicle without court approval.  In a Chapter 7 bankruptcy, the most common form of bankruptcy, the obligor is generally required to reaffirm its obligations, redeem the financed vehicle for a lump sum or return the financed vehicle.  If a contract is reaffirmed by the obligor, it will be returned to normal servicing.  In a Chapter 13 bankruptcy, the plan of reorganization usually requires the obligor to make payments over a two to five year period.  The payments required will be based on either the full contract balance or the value of the financed vehicle at the time of bankruptcy, depending on the time between the obligor's purchase of the financed vehicle and the bankruptcy filing and whether the debt was incurred for personal or other use.  When the payments required under the plan of reorganization are completed, the obligor will receive a discharge from liability for any remaining balance under the contract.  Ford Credit will charge off any such remaining balance.

DEPOSITOR

Ford Credit Auto Receivables Two LLC, or the "depositor," is a Delaware limited liability company created in January 2001.  Ford Credit is the sole member of the depositor.  The depositor was created for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to trusts for securitization transactions.

The depositor will make representations about the characteristics of the receivables sold to the trust.  In addition, the depositor will represent that it owns the receivables free of any liens or claims.  If any of the depositor's representations proves to have been untrue when made and the breach has a material adverse effect on any receivable, the depositor must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.  In addition, the depositor must enforce Ford Credit's repurchase obligation described above under "Sponsor and Servicer — General."  The prospectus supplement will contain a more detailed description of the representations made by the depositor and its obligation to repurchase receivables.

The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust's security interest in the receivables and other trust assets.

The depositor will pay the administrator's annual fees and indemnify the underwriters against certain civil liabilities as described in this prospectus in "Plan of Distribution."  If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.

Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.  The depositor may also retain all or a portion of any class of notes issued by a trust.

ISSUING ENTITY

The depositor will create a separate issuing entity for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.

The purposes of the trust will be to:

●	acquire and hold the receivables and other trust assets,

●	issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

●	make payments on the notes,

●	issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

●	engage in other related activities to accomplish these purposes.

The trust may not engage in any other activities and may not invest in any other securities or make loans to any persons.

The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest provides a legal opinion to the indenture trustee that the amendment will not have a material adverse effect on the notes.  If no opinion is delivered, the amendment will require the consent of the holders of a majority of the principal balance of the notes.

The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages caused by the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

Ford Credit will be the administrator of the trust under an administration agreement.  The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.  These obligations include obtaining and preserving the trust's qualification to do business where necessary, notifying the rating agencies and the indenture trustee of events of default, preparing and filing reports with the SEC, inspecting the indenture trustee's books and records, monitoring the trust's obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the sale and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The depositor will pay the administrator an annual administration fee.

The administrator may resign at any time by giving 60 days' notice to the trust, the indenture trustee and the owner trustee and, in certain circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of the Controlling Class, may terminate the administrator.  No resignation or termination of the administrator will become effective until a successor administrator is in place.

OWNER TRUSTEE

The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.

The owner trustee's main duties will be:

●	creating the trust by filing a certificate of trust with the Delaware Secretary of State,

●	maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

●	executing documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee's performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the owner trustee amounts in excess of the limit only after all other fees and expenses of the trust, and all required interest and principal payments on the notes on that payment date, are paid in full.  Following an Event of Default, however, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not otherwise paid by the trust, the depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

The trust agreement will terminate when:

●	the last receivable has been paid in full, settled, sold or charged off and all collections have been applied, or

●	the trust has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

INDENTURE TRUSTEE

The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

The indenture trustee's main duties will be:

●	holding the security interest in the receivables and other trust assets on behalf of the noteholders,

●	administering the trust bank accounts,

●	enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

●	acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

●	acting as note paying agent to make payments from the trust bank accounts to the noteholders and others, and

●	notifying the noteholders of an Event of Default.

Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of the Controlling Class must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the receivables.

The indenture trustee's standard of care changes depending on whether an Event of Default has occurred.  Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee.  Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any interest rate hedging counterparties.

For a description of the rights and duties of the indenture trustee after an Event of Default and upon acceleration of the notes you should read "Description of the Notes — Events of Default and Remedies" in this prospectus.

The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.

The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee's performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture.  The servicer will indemnify the indenture trustee for damages caused by the servicer's willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositor or administrator.  The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the indenture trustee amounts in excess of the limit only after all other fees and expenses of the trust, and all required interest and principal payments on the notes on that payment date, are paid in full.  Following an Event of Default, however, all indenture trustee fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the receivables.

The indenture trustee may resign at any time by notifying the trust.  The holders of a majority of the note balance of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place.  If not otherwise paid by the trust, the depositor will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.

RECEIVABLES

Trust Assets

The primary assets of the trust will be a pool of receivables consisting of retail installment sale contracts secured by new and used cars, trucks and utility vehicles.  On the closing date for a securitization transaction, Ford Credit will sell the receivables and other related assets to the depositor, and the depositor will sell the receivables and other related assets to the trust.  The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any interest rate hedging counterparties.

The trust assets will be:

●	the receivables and collections on the receivables applied on or after the cutoff date,

●	funds and investments in bank accounts of the trust,

●	security interests in the financed vehicles,

●	proceeds from claims on any insurance policies covering the financed vehicles or the obligors,

●	rights under the transaction documents, including rights to any credit or payment enhancements described in the prospectus supplement,

●	any rebates of costs or premiums on cancelled extended warranty protection plans, physical damage, credit life or disability insurance policies or similar products included in the amount financed, and

●	all proceeds of the above.

Additional Information About the Receivables

The prospectus supplement will contain additional information about the receivables, including:

●	the number, aggregate principal balance and average principal balance of the receivables,

●	the weighted average APR, original and remaining terms,

●	the scheduled weighted average life, and

●	the geographic distribution, credit score distribution, make, model and vehicle type distribution, interest rate distribution and other composition characteristics for the receivables.

The "initial pool balance" for each trust will be the aggregate principal balance of the receivables on the cutoff date.  The "pool balance" as of the last day of any month will be the aggregate principal balance of the receivables on such day excluding purchased receivables.  The "principal balance" of a receivable as of the cutoff date or the last day of any month means the amount financed, less:

●	collections applied to reduce the principal balance of the receivable, and

●	any amounts charged off on the receivable.

Static Pool Information — Prior Securitized Pools

Ford Credit will provide static pool information about its prior securitized pools of retail installment sale contracts in an appendix to the prospectus supplement.

Types of Receivables

All of the receivables will be simple interest receivables.  A "simple interest receivable" amortizes the amount financed or principal of the receivable over a series of payments.  Payments under a simple interest receivable are applied first to interest accrued to the date of payment and then to reduce the principal balance.  Each payment consists of interest and a portion of the principal.  The interest amount of any payment is calculated by multiplying the unpaid principal balance of the receivable by its APR and by the period elapsed (as a fraction of a calendar year) since the preceding payment was paid.  The principal amount of any payment will be equal to the remainder of the payment.  A simple interest receivable may be prepaid without penalty.  The obligor will be required to pay interest on the receivable only to the date of prepayment.

If an obligor pays an payment before its scheduled due date, the portion of the payment allocable to interest will be less than it would have been had the payment been made as scheduled because less interest will have accrued, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an obligor pays an payment after its scheduled due date, the portion of the payment allocable to interest will be greater than it would have been had the payment been made as scheduled because more interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly less.

All of the receivables will require equal monthly payments.  The obligor pays a fixed monthly payment until the final scheduled payment date, at which time the amount of the final payment is increased or decreased as necessary to repay the then unpaid principal balance due to the timing of payments made over the term of the contract, payment extensions or partial prepayments.

Bankruptcy Considerations

Sale of Receivables by Ford Credit to the Depositor.  The sale of the receivables by Ford Credit to the depositor will be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit will adversely affect the trust's rights in the receivables.  Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will constitute a "true sale." The depositor will have no recourse to Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.

On the closing date for the notes, Ford Credit and the depositor will receive a reasoned legal opinion that in a bankruptcy of Ford Credit:

●	the receivables and the collections on the receivables would not be property of Ford Credit's bankruptcy estate under U.S. federal bankruptcy laws, and

●	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositor or the trust.

This opinion will be subject to certain assumptions and qualifications and a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.

Structure of Depositor; Risk of Substantive Consolidation.  The depositor is organized as a special purpose entity and is restricted by its limited liability company agreement to activities designed to make it "bankruptcy-remote." These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that the depositor will have any creditors.  This agreement also restricts the depositor from commencing a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers, including independent managers who are specifically instructed to take into account the interests of creditors of the depositor and the trusts created by the depositor, as well as the interests of the depositor, in any vote to allow the depositor to file for bankruptcy.  The limited liability company agreement also contains covenants meant to preserve the separate identity of the depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and the depositor.  The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself as liable for debts of the other and not commingle the depositor's assets with the assets of Ford Credit or its affiliates.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the depositor in connection with any obligations under the notes or the transaction documents.

On the closing date for the notes, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor so as to cause substantive consolidation of the assets and liabilities of the depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders.  This opinion will be subject to certain assumptions and qualifications, including an assumption that the depositor and Ford Credit comply with its limited liability company agreement.  A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit's creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as "substantive consolidation."

Sale of Receivables by the Depositor to the Trust; Perfection of Security Interests.  The transfer of the receivables by the depositor to the trust will also be structured as a sale.  Unlike the sale by Ford Credit to the depositor, the depositor initially will retain an interest in the receivables it sells in the form of a residual interest in the trust.  Because of this retained interest, this sale may not constitute a "true sale" that removes the receivables from the bankruptcy estate of the depositor.  The depositor will grant a back-up security interest in the receivables to the trust and will file Uniform Commercial Code financing statements to perfect the trust's ownership interest and security interest in the receivables.  The trust agreement contains provisions similar to those in the depositor's limited liability company agreement designed to make it "bankruptcy-remote" by limiting the trust's activities and requiring creditors to agree not to institute a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositor is a "true sale," the depositor is not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor is not in bankruptcy, the trust's perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced).  The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file Uniform Commercial Code financing statements to perfect and maintain the perfection of the security interest.

SERVICING THE RECEIVABLES AND THE SECURITIZATION TRANSACTION

Servicing Duties

Under the sale and servicing agreement, the servicer's main duties will be:

●	collecting and applying all payments made on the receivables,

●	investigating delinquencies,

●	sending invoices and responding to inquiries of obligors,

●	processing requests for extensions and modifications,

●	administering payoffs, defaults and delinquencies,

●	repossessing and then selling financed vehicles,

●	maintaining accurate and complete accounts and computer systems for the servicing of the receivables,

●	furnishing monthly investor reports and instructions to the indenture trustee, and

●	providing the custodian with updated records for the receivable files.

Servicing Fees

The servicer will earn a servicing fee each month equal to 1% of the pool balance as of the first day of such month, unless another percentage is specified in the prospectus supplement.  In addition, the servicer will retain any late fees, extension fees and other administrative fees received from obligors and receive investment earnings on funds in the trust bank accounts.  If specified in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged off receivables.  The servicer will be entitled to reimbursement for fees and expenses paid to third parties related to the repossession and disposition of financed vehicles as well as for continued collection activities on charged off accounts.  The servicer may net these fees and expenses from collections deposited to the collection account.

Servicer Modifications and Obligation to Purchase Certain Receivables

The servicer will follow its policies and procedures in servicing the receivables.  As part of its normal collection efforts, the servicer may waive or modify the terms of any receivable, including granting payment extensions and rewriting, rescheduling or amending any contract or waiving late fees, extension fees or other administrative fees.  The servicer will purchase a receivable from the trust if it makes certain modifications including if it grants payment extensions that extend the final payment date of the receivable beyond six months past the last scheduled payment date of any receivable in the securitized pool.  The servicer will also purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled due dates of the receivable.  However, the servicer will not be obligated to replace any modified receivables, and the servicer will not be required to purchase any modified receivable if such modification was required by law or court order, including by a bankruptcy court.  Ford Credit's servicing systems identify these types of modifications and will automatically repurchase the modified receivable at the end of the month in which the modification is made.  The purchase price for such repurchase will be equal to the principal balance of the receivable plus 30 days of interest at the applicable APR prior to the modification, which will be deposited by the servicer to the collection account.  For modifications or waivers that do not result in a purchase of the receivable, Ford Credit does not expect that these changes or waivers will affect materially the cash flows on the receivables as a whole.

For more information about the servicer's policies and procedures for servicing the receivables, including extensions and rewrites, you should read "Sponsor and Servicer — Servicing and Collections" in this prospectus.

The servicer must maintain perfection of the trust's security interest in each receivable and Ford Credit's security interest in the related financed vehicle until the receivable is paid in full or repurchased, except in certain limited circumstances.  For a charged off receivable, the servicer may release the security interest in a sale of charged off receivables and as permitted by the servicer's policies and procedures.  If the servicer fails to maintain perfection of the trust's security interest in the financed vehicle or otherwise impairs the rights of the trust or the noteholders in the receivable (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month that an employee of the servicer who is responsible for the securitization transaction, or a "responsible person," obtained actual knowledge or was notified of the impairment, the servicer must purchase the receivable from the trust.  The purchase price will generally be the principal balance of the receivable plus 30 days of interest at the applicable APR, which will be deposited by the servicer to the collection account.

For more information about the servicer's policies and procedures for releasing the security interest in the receivable, you should read "Sponsor and Servicer — Repossession and Charge Off" in this prospectus.

Trust Bank Accounts

For each trust, the servicer will establish a collection account and will deposit all collections on the receivables and the purchase price for any receivable purchased by the servicer in the collection account.  The servicer may also establish additional bank accounts, including a reserve account or accounts from which payments to the noteholders will be made.  All trust bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the collection account will be invested in highly rated short-term investments that mature on or before the payment date on which such collections are to be distributed.  Funds in a reserve account will be invested in these highly rated short-term investments.  Investment earnings on funds deposited in the trust bank accounts will be paid to the servicer each month as a supplement to the servicing fee.  The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default.  The trust may invest the funds in the trust bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.

The servicer will have no access to the funds in the trust bank accounts.  Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the noteholders or to pay investment earnings to the servicer.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Deposit of Collections

On or before each payment date, the servicer will deposit all collections on the receivables for the preceding month in the collection account.  In general, Ford Credit will deposit all collections in the collection account within two business days of applying such collections to the obligors' accounts, except that net recoveries on charged off accounts will generally be deposited on a monthly basis.  If Ford Credit's short-term unsecured debt is rated equal to or higher than a specified level by each rating agency rating the notes (such specified ratings being "R-1 (middle)" by DBRS, "F1" by Fitch, "P-1" by Moody's or "A-1" by S&P, as applicable), and provided that no Event of Servicing Termination has occurred, Ford Credit may deposit collections in the collection account on the business day preceding each payment date.  For each month, "collections" will consist of (a) all principal and interest collected on the receivables and applied by the servicer during the month, (b) all amounts received under physical damage, credit life and disability insurance policies relating to the financed vehicles or obligors, (c) rebates of cancelled service contracts, insurance and similar products, (d) net auction proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts, and (e) net recoveries on charged off accounts.

If Ford Credit is not the servicer, the servicer must deposit collections within two business days of receiving and applying the collections.  Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

As an administrative convenience, the servicer may deposit collections and other amounts in the collection account each month net of the servicing fee payable to the servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.

Reporting Obligations of the Servicer

Monthly Investor Report.  The servicer will prepare a monthly investor report containing information about payments to be made on the notes and the performance of the receivables, as described in the prospectus supplement.

Annual Compliance Reports.  The servicer will prepare a number of reports, statements or certificates for each trust as described in the prospectus supplement.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the trust and the indenture trustee and will maintain possession of a receivable file for each receivable.  A receivable file will consist of originals or copies of the retail installment sale contract, credit application, certificate of title and other documents relating to the receivable, obligor and financed vehicle.  Copies typically will be electronically imaged copies.  The custodian will hold these documents in safekeeping with originals maintained in secured areas or facilities with limited access.  Imaged copies of the documents will be accessible as "read only." Each receivable file is maintained separately, but will not be physically segregated from other similar receivable files that are in Ford Credit's possession or stamped or marked to reflect the sale to the trust so long as Ford Credit is servicing the receivables.

Delegation of Duties

As long as Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or certain affiliates of Ford.  The servicer or custodian may perform any of its duties through subcontractors.  No such delegation or subcontracting will relieve Ford Credit of its responsibilities regarding its duties and Ford Credit will remain responsible for such duties.  Ford Credit will be responsible for paying the fees of any subcontractors it employs except for fees and expenses charged to obligor accounts or netted from collections.

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it constitutes willful misconduct, bad faith or negligence in the performance of its duties.  The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities and that may cause it to incur any expense or liability.  The servicer, will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer's willful misconduct, bad faith or negligence in the performance of its duties as servicer.

Amendments to the Sale and Servicing Agreement

The sale and servicing agreement may be amended without the consent of the noteholders if the depositor, the servicer or the issuing entity (a) certifies that the amendment will not materially and adversely affect the notes and (b) delivers a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, or adversely affect the treatment of the notes as debt for federal income tax purposes.  The sale and servicing agreement may also be amended with the consent of a majority of each class of notes outstanding (with each class voting separately).

No amendment to the sale and servicing agreement may, without the consent of all affected noteholders,

●	change the amount, timing, or priority of distributions required to be made to the noteholders,

●	reduce the percentage of noteholders that are required to consent to an amendment, or

●	change the amount required to be held in the reserve account.

Resignation and Termination of the Servicer

Ford Credit may not resign as servicer for the trust that will issue the notes unless it is no longer permitted to perform its duties under law.  No resignation will become effective until a successor servicer has assumed Ford Credit's servicing obligations.

Each of the following events will be an "Event of Servicing Termination" under the sale and servicing agreement:

●
failure by the servicer to deposit any collections, payments or other amounts that continues for five business days after it receives notice of the failure from the owner trustee or the indenture trustee or a responsible person of the servicer learns of the failure, unless:

—
the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to remedy it, or

—
the failure relates to an amount no greater than 0.05% of the outstanding amount of notes issued by the trust and does not continue for more than (a) if the servicer's long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of such failure or (b) if the servicer's long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.

●
failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the notes and continues for 90 days after it receives notice of such failure from the owner trustee, the indenture trustee or the holders of at least 25% of the note balance of the Controlling Class,

●	bankruptcy of the servicer, and

●	any other event described in the prospectus supplement.

The holders of a majority of the note balance of the Controlling Class may waive any Event of Servicing Termination.

As long as an Event of Servicing Termination remains unremedied, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may terminate the servicer for the trust.  If a successor servicer is not appointed by the date indicated in the notice of termination, the indenture trustee automatically will become the successor servicer and will be entitled to the original servicer's compensation arrangements.  If the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle receivables.  The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the sale and servicing agreement.

If a bankruptcy trustee or similar official is appointed for the servicer and no other Event of Servicing Termination has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from replacing the servicer.

The servicer will agree to cooperate to effect a servicing transfer and make available its records on payments on the receivables and the receivable files.  The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the receivables from Ford Credit and for any other purpose described in the prospectus supplement.  The use of the net proceeds from the sale of any notes issued by the trust after the original closing date will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes generally will be determined by the rate at which the principal balances of the receivables are paid.  An increase in prepayments on the receivables will decrease the weighted average life of the notes.  "Prepayments" on the receivables will occur in the following circumstances:

●	Prepayments on receivables — obligors may prepay their retail installment sale contracts in full or in part at any time without penalty,

●	Rebates for cancelled items — rebates on cancelled service contracts, insurance and similar products included in the amount financed of the receivable may be received,

●	Defaults — liquidation proceeds on defaulted receivables may be received,

●	Insurance proceeds — proceeds from claims on any insurance policies covering the financed vehicles or the obligors may be received,

●
Repurchases of receivables by Ford Credit and the depositor — Ford Credit and the depositor may be required to repurchase ineligible receivables from the trust upon breaches of representations as described in the prospectus supplement in "Transfers of the Receivables — Obligation to Repurchase Ineligible Receivables Upon Breach,"

●
Purchases of receivables by the servicer — the servicer may be required to purchase receivables if the servicer fails to maintain the security interest of the trust in the financed vehicles or otherwise impairs the rights of the trust or the noteholders in the receivables or if the servicer makes certain modifications to the receivables as described in the prospectus supplement in "Servicing the Receivables and the Securitization Transaction — Servicer Modifications and Obligation to Purchase Certain Receivables," and

●
Clean up call option — the servicer will have the option to purchase the receivables from the trust on any payment date on which the pool balance has declined to the amount specified in the prospectus supplement.

No assurance can be made of the amount of principal payments that will be made on the notes on each payment date because that amount will depend primarily on the amount of principal payments, including prepayments, on the receivables during the preceding month

In Ford Credit's experience, prepayments on retail installment sale contracts occur primarily when obligors decide to purchase new vehicles, defaulted contracts are liquidated or insurance proceeds are received after the financed vehicle is damaged beyond repair.  Unlike certain other asset classes, such as residential mortgage loans, retail installment sale contracts for the purchase of cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.  The short-term nature and smaller principal amount of retail installment sale contracts makes the benefit of refinancing smaller.  In addition, the use of low APR financing to increase sales of new cars, trucks and utility vehicles limits the situations in which an obligor could take advantage of lower rates by refinancing.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read "Risk Factors – The timing of principal payments on your notes is uncertain" in this prospectus.

DESCRIPTION OF THE NOTES

The following summary describes certain terms of the notes and the indenture.  The trust will issue one or more classes of notes pursuant to the indenture between the trust and the indenture trustee specified in the prospectus supplement.  A form of the indenture is included as an exhibit to the registration statement filed with the U.S. Securities Exchange Commission, the "SEC," that includes this prospectus.

Fixed and Floating Rate Notes

Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement.  Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may specify a different day count basis.

Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or "LIBOR," plus a spread specified in the prospectus supplement.  The trust will appoint a calculation agent identified in the prospectus supplement to determine LIBOR for each interest period and each class of floating rate notes.  The calculation agent will determine LIBOR for each interest period on the second London business day preceding such interest period but the prospectus supplement may specify a different LIBOR determination date.  All determinations of LIBOR by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the noteholders.  Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may specify a different day count basis.

If the trust issues floating rate notes, it may enter into interest rate swaps, caps and/or floors with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes.  The material terms of these hedging arrangements and information about the counterparties will be described in the prospectus supplement.

Principal and Interest Payments on the Notes

Each class of notes will have a stated principal amount and will bear interest at the interest rate specified in the prospectus supplement.  The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement.  Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes.  Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.

Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class.  One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call option to purchase the receivables.

The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the preceding month).

Credit and Payment Enhancement

Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and payment enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of the notes.  If losses on receivables exceed the credit enhancement available, noteholders will bear their allocable share of the loss.  The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.

"Credit enhancements" may include:

●
A reserve account available to cover trustee fees and expenses, servicing fees, interest payments on the notes, priority principal payments and final principal payments if collections on the receivables were insufficient.  Any amounts remaining on deposit after payment of all fees and expenses owing by the trust and amounts owing on the notes and on any other securities issued by the trust will be released to the depositor.

●
"Excess spread," which is generally equal to the amount of interest collections and principal collections relating to the yield supplement discount remaining after paying trustee fees and expenses, servicing fees, senior amounts owing to any hedge counterparty, interest on the notes and any required deposits in any reserve account.  The amount of excess spread will depend on factors such as APRs, interest rates on the notes, prepayments, yield supplement overcollateralization amounts and losses.

●	"Overcollateralization," which is the amount by which the pool balance exceeds the principal balance of the notes.

●
Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

●	Subordination of classes that causes more junior classes of securities to absorb losses before more senior classes.

●
"Turbo" payments for a class of notes, where excess spread is used in addition to principal collections from the receivables to repay the principal of such class and no amounts are released to the holder of the residual interest until such class is paid.

"Payment enhancements" include:

●
Interest rate swaps where the trust makes fixed payments on a monthly or other basis to a hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to a hedge counterparty and receives a payment on a monthly or other basis to the extent LIBOR or another referenced rate specified in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

●	Third party payments, guarantees, surety bonds or letters of credit that would pay amounts specified in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.

Events of Default and Remedies

Events of Default.  Each of the following events will be an "Event of Default" under the indenture:

●	failure to pay interest due on notes of the Controlling Class within the time period specified in the prospectus supplement,

●	failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

●
failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the Controlling Class, or

●	bankruptcy or dissolution of the trust.

If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days.  Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an Event of Default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the issuer knows of an Event of Default.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.

The "Controlling Class" for a securitization transaction will be all outstanding classes voting as a single class, unless otherwise specified in the prospectus supplement.

The holders of a majority of the note balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (a) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due only because of the acceleration of the notes) or (b) in respect of a covenant or provision of the Indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

Acceleration of the Notes.  If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.  If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

The holders of a majority of the note balance of the Controlling Class may rescind any declaration of acceleration if:

●	notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

●
the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

●
all Events of Default (other than the nonpayment of amounts only because of the acceleration of the notes) are cured or waived by the holders of a majority of the note balance of the Controlling Class.

Any rescission of acceleration could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes and gain or loss could be recognized.

Remedies Following Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of the holders of a majority of the note balance of the Controlling Class, may:

●	file a lawsuit for the collection of the notes and enforce any judgment obtained,

●	institute foreclosure proceedings on the receivables, and

●	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee, the noteholders and any interest rate hedging counterparties.

However, the indenture trustee is only permitted to sell the receivables if the following conditions are met, which depend on which Event of Default has occurred:

●
If an Event of Default occurs due to the late payment of interest or principal of any note, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as they are received, except that the indenture trustee will sell the receivables if directed by the holders of a majority of the note balance of the Controlling Class.

●	If an Event of Default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the receivables unless:

—	all of the noteholders of the Controlling Class consent to the sale,

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to interest rate hedging counterparties, or

—
the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedging counterparties as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of the holders of 66-2/3% of the note balance of the Controlling Class.

●	If an Event of Default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the receivables unless:

—	all of the noteholders consent to the sale, or

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedging counterparties.

The indenture trustee will notify the noteholders at least 15 days before any sale of the receivables.  Any noteholder, the depositor, the servicer and any interest rate hedging counterparty may submit a bid to purchase the receivables and may purchase the receivables at any sale proceeding.

Payments Following Certain Accelerations and Any Sale of the Receivables.  Following an acceleration of the notes or any sale of the receivables, any amounts collected by the indenture trustee will be paid in accordance with the "post-acceleration" priority of payments described in the prospectus supplement.

Standard of Care of the Indenture Trustee Following an Event of Default.  If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the note balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an Event of Default and acceleration of the notes.

Limitation on Suits.  No noteholder will have the right to institute any legal proceeding for any remedy under the indenture unless:

●	the noteholder gives notice to the indenture trustee of a continuing Event of Default,

●	the holders of at least 25% of the note balance of the Controlling Class request the indenture trustee to institute such legal proceeding,

●	the requesting noteholders offer reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

●	the indenture trustee fails to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

●	the holders of a majority of the note balance of the Controlling Class do not give the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and such right may not be impaired without the consent of such noteholder.

The indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties

Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document.

List of Noteholders

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

●	the indenture trustee receives all notes for cancellation or, with certain limitations, funds sufficient to pay all notes in full,

●	the trust pays all other amounts payable by it under the transaction documents, and

●	the trust delivers an officer's certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to the Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

●	further protect the indenture trustee's interest in the receivables and other trust assets subject to the lien of the indenture,

●	add to the covenants of the trust for the benefit of the noteholders,

●	transfer or pledge any trust assets to the indenture trustee,

●
cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture, so long as such action will not materially adversely affect the notes or the rights of any hedge counterparty, and

●	modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.

Except as provided below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders' rights under the indenture (1) without the consent of the noteholders if (a) the administrator certifies that the amendment will not have a material adverse effect on the notes and (b) each rating agency (i) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes, or (ii) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes or (2) with the consent of the holders of a majority of the note balance of the Controlling Class.  In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged or cause the trust to be treated as an association or publicly traded partnership taxable as a corporation.

The prior consent of all adversely affected noteholders will be required for any amendment that:

●	changes the provisions for amending the indenture or voting or consent under the indenture,

●
changes the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial pool balance at which such option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

●	impairs the right of noteholders to institute suits to enforce the indenture,

●	changes the definition of Controlling Class, or

●	permits the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.

Residual Interest; Issuance of Additional Securities

The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make payments on the notes, or to make any other required payments or deposits in accordance with the priority of payments described in the prospectus supplement.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:

●	the depositor delivers an officer's certificate that the issuance of the additional notes or certificates will not adversely affect in any material respect the interest of any noteholder, and

●
the depositor delivers a legal opinion to the indenture trustee, the owner trustee and the rating agencies that the issuance of the additional notes or certificates will not (1) cause any outstanding note to be deemed sold or exchanged, (2) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, or (3) adversely affect the treatment of the outstanding notes as debt, in each case, for federal income tax purposes.

The depositor may register the additional notes or certificates and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described under "— Definitive Notes Only in Limited Circumstances" in this prospectus.  All notes will be held in book-entry form by The Depository Trust Company, or "DTC," in the name of Cede & Co., as nominee of DTC.  Investors' interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Investors who hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no "lock-up" or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC's procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes Only in Limited Circumstances

Notes will be issued in physical form to noteholders only if:

●
the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

●	the administrator terminates the book-entry system through DTC, or

●
after the occurrence of an Event of Default or an Event of Servicing Termination, the holders of a majority of the note balance of the Controlling Class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Computing the Outstanding Principal Amount of the Notes

The monthly investor report described in the prospectus supplement will include a note factor for each class of notes that can be used to compute the portion of the principal amount outstanding on that class of notes each month.  The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in Receivables and Financed Vehicles

The transfer of the receivables to the trust, the perfection of the security interest in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state.

All retail installment sale contracts acquired by Ford Credit are assigned to Ford Credit by the dealer under the terms of an assignment agreement.  Each retail installment sale contract includes a grant by the obligor of a security interest in the financed vehicle.  Ford Credit either takes physical possession, in the case of paper contracts, or takes and maintains control, in the case of electronic contracts, to obtain a perfected security interest in the contract against the dealer.  The assignment of the receivables evidenced by the contract from Ford Credit to the depositor and from the depositor to the trust and the pledge of the receivables from the trust to the indenture trustee, is perfected, at each stage, by filing under the Uniform Commercial Code, and Ford Credit will mark its accounting records and computer systems to reflect such assignments and pledge.

Ford Credit follows procedures to perfect its security interest in the financed vehicle usually by notation of its lien on the certificate of title for the financed vehicle.  Generally, these procedures require the dealer to apply for a title that includes Ford Credit's lien immediately after Ford Credit's purchase of a contract.  The vehicle titling laws of most states also allow Ford Credit to retain possession of the certificate of title until the contract is paid in full.  The procedures to perfect Ford Credit's lien on the financed vehicle depend on the actions of third parties, including dealers, vehicle owners and state and local motor vehicle registration authorities.  If Ford Credit obtains a validly perfected security interest in the financed vehicle on a timely basis, the trust, as assignee of the receivable, will also have the benefits of this security interest in most states.  To avoid the administrative burden and costs, no financed vehicles are re-registered to identify the trust as the new secured party on the certificate of title and the obligors will not be notified that their contracts have been sold.  If Ford Credit does not obtain a perfected security interest in the financed vehicle due to fraud, forgery, negligence or administrative error of any third party, its security interest and, therefore, that of the trust, could be subordinated to subsequent purchasers of the financed vehicle and subsequent lenders with a perfected security interest.  If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle following an obligor default would be adversely affected.  Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interest in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In most states, a perfected security interest in a financed vehicle continues for four months after the vehicle is moved to a new state from the state where it is registered and thereafter until the vehicle owner re-registers the vehicle in the new state.  Ford Credit, as secured party, must surrender possession if it holds the certificate of title to the financed vehicle, or would receive notice of surrender if its security interest is noted on the certificate of title.  In either case, Ford Credit would have the opportunity to continue its security interest in the financed vehicle in the new state.  Similarly, when an obligor sells a financed vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a lienholder and will have an opportunity to require repayment of the receivable before release of the lien.  Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interests in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In certain circumstances, the trust's security interest in the receivable or the financed vehicle may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic's liens, priority over even the properly perfected lien of other secured parties.  In addition, if a financed vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a "hold harmless" agreement.  Unless Ford Credit has failed to follow its policies and procedures, Ford Credit will not be required to purchase any receivable in these circumstances.

Repossession; Notice of Sale and Cure Rights

If an obligor defaults on its retail installment sale contract, the trust will have all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws.  These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless prohibited by state law.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle.  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If an obligor is in default on its contract, some states require that the secured party notify the obligor of the default and give the obligor a time period to cure the default prior to repossession.  In Ford Credit's experience, this right to cure is exercised by only a limited number of defaulted obligors.

Upon repossession of a vehicle, the Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held.  The obligor has the right to redeem the vehicle prior to sale by paying the secured party the unpaid balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney's fees when allowed by law.  In some states, the obligor has the right to reinstate the contract by payment of past due amounts and other specified amounts instead of all amounts due under the contract.

Deficiency Judgments

Ford Credit generally is required to apply the proceeds of sale of the repossessed vehicles to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable.  If the net proceeds from sale do not cover the full amount of the obligation, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit such judgments.  Because a deficiency judgment is an unsecured personal judgment against the obligor for the shortfall, in many cases it is not useful to seek a deficiency judgment.  If a deficiency judgment is obtained, it may be settled at a significant discount.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantial requirements upon dealers, finance companies, lenders and servicers involved in consumer finance, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions.  The most significant consumer protection laws regulating the receivables include the federal Truth-in-Lending Act and state motor vehicle retail installment sales acts that mandate financing disclosures that must be made to consumers; the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models; the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports and actions creditors must take to prevent identity theft; and the Gramm Leach Bliley Act and state privacy laws that require protection of certain consumer data and communication of privacy rights with consumers.  State motor vehicle retail installment sales acts and other state laws regulate fees, finance charges, collection processes and licensing requirements.  In some cases, these laws could affect the trust's ability to enforce the receivables or subject the trust to claims and defenses of the obligor including claims the obligor may assert against the motor vehicle dealer who sold the financed vehicle.  In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances.  These equitable principles may relieve an obligor from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each receivable complies in all material respects with applicable requirements of law and that each receivable is not subject to claims or defenses of the obligor.  This representation is based on Ford Credit's review of form contract terms, its review of completed contracts for errors apparent in the contract, and dealer representations of contract disclosure accuracy in agreements between Ford Credit and the dealer.  If an obligor has a claim against the trust for any violation of law with respect to a receivable, such violation would constitute a breach by Ford Credit and the depositor and if such breach has a material adverse effect on any receivable, Ford Credit and the depositor would have to repurchase the receivable unless the breach is cured in all material respects by the end of any applicable grace period.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, an obligor who enters military service after the origination of a retail installment sale contract may be entitled to relief on finance charges in excess of 6%, and Ford Credit must suspend any attempts to self-help repossess the vehicle.  Application of this law would affect adversely the ability of the servicer to collect the full finance charge on affected receivables and to repossess the related financed vehicle during the obligor's active military duty and sometimes even after active duty has ended.  If a receivable subject to these laws goes into default, there may be delays in pursuing remedies for default and losses on the receivable.  Receivables with obligors who are in the military or who subsequently enter the military may be included in the receivables owned by the trust and neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to these laws.

Bankruptcy Limitations

U.S. bankruptcy laws affect the ability of the trust to realize upon collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.  Neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to a bankruptcy proceeding after the cutoff date.

TAX MATTERS

General

Set forth below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or "IRS," rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  We cannot assure you that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.

This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective investors who:

●	purchase notes in the initial distribution of the notes,

●	are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

●	hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

As used in this discussion, the term "U.S. noteholder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

●	a citizen or resident of the United States,

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

The term "U.S. noteholder" also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this discussion, the term "non-U.S. noteholder" means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership.  Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Trusts

At the time that one or more classes of notes are issued by a trust, tax counsel to the depositor identified in the prospectus supplement will opine that, assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be treated as debt for U.S. federal income tax purposes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor.  Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders.  For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt.  For class or classes of notes, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the class or classes of notes will be treated as debt for U.S. federal income tax purposes.  The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read "— Tax Characterization of the Trusts" above.

Treatment of Stated Interest.  Based on tax counsel's opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or "OID," the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder's method of tax accounting.

Original Issue Discount.  If the prospectus supplement states that a class of notes is to be treated as issued with OID, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder's regular method of accounting, under a constant yield method.

Disposition of Notes.  If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder's adjusted tax basis in the note.  The holder's adjusted tax basis will equal the holder's cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

●	is signed under penalties of perjury by the beneficial owner of the note,

●	certifies that such owner is not a U.S. noteholder, and

●	provides the beneficial owner's name and address.

A "withholding agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder files IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent.  However, in such case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

●	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

●	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.

State Tax Matters

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective investors are encouraged to consult their tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or "ERISA," and the Internal Revenue Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as "plans," and certain entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of that plan.  In accordance with ERISA's general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

●	whether the investment is permitted under the plan's governing documents,

●	whether the fiduciary has the authority to make the investment,

●	whether the investment is consistent with the plan's funding objectives,

●	the tax effects of the investment,

●
whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of a trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio, and

●	whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase or holding of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read "ERISA Considerations" in both this prospectus and the prospectus supplement regarding any restrictions on the purchase and/or holding of the notes offered by this prospectus and the prospectus supplement.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be "plan assets" of a plan investing in notes issued by the trust.  Pursuant to a regulation issued by the U.S. Department of Labor, or the "plan assets regulation," a plan's assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an "equity interest" is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  However, without regard to whether the notes are treated as debt for ERISA purposes, the purchase and holding of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their respective affiliates, including Ford Credit, is or becomes a "party in interest" under ERISA or a "disqualified person" under Section 4975 of the Internal Revenue Code with respect to the plan.  In such case, exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note.  Included among these exceptions are:

●	prohibited transaction class exemption, or "PTCE," 84-14, regarding transactions effected by qualified professional asset managers,

●	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

●	PTCE 91-38, regarding transactions entered into by bank collective investment funds,

●	PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

●	PCTE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for certain transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or a relationship with such a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases and holds notes of any class will be deemed to have represented that its purchase and holding of the notes does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  However, such plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.  Each plan that is subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases and holds notes will be deemed to have represented that its purchase and holding of the notes does not constitute and will not result in a violation of such similar laws or regulations.

PLAN OF DISTRIBUTION

The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement.  In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.

The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.  After the initial public offering of the notes, the public offering prices and the concessions may be changed.

The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date.

The depositor and Ford Credit will indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its trust bank accounts in obligations issued by the underwriters or their affiliates.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

●	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

●	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

●	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

●
penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if commenced, may be discontinued at any time.

LEGAL OPINIONS

Counsel identified in the prospectus supplement will review or provide legal opinions on certain legal matters relating to the notes of the trust for the trust, the depositor and the servicer including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability.  Counsel identified in the prospectus supplement will review or provide legal opinions on certain legal matters for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-167489 under the Securities Act of 1933, for the notes offered by this prospectus.  You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

For the time period that each trust is required to report under the Securities Exchange Act of 1934, the servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The trust "incorporates by reference" certain information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.

Requests for such copies should be directed to:

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone number:  (313) 594-3495
Fax number:  (313) 390-4133

INDEX OF DEFINED TERMS IN THE PROSPECTUS

clean up call	5
collections	28
Controlling Class	34
credit enhancement	33
depositor	19
DTC	38
ERISA	45
Event of Default	34
Event of Servicing Termination	30
excess spread	33
financed vehicles	4
Ford	4
Ford Credit	4
initial pool balance	24
IRS	42
LIBOR	32
obligors	4
OID	44
overcollateralization	33
payment enhancement	33
plans	45
pool balance	24
Prepayments	31
principal balance	24
PTCE	46
receivables	4
responsible person	28
servicer	5
simple interest receivable	25
trust	4

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus.  Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on its date.  Ford Credit is not offering the notes in any states where it is not permitted.

________________

Ford Credit Auto
Receivables Two LLC
Depositor

Ford Motor

Credit Company LLC

Sponsor and Servicer

________________

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Ford Credit Auto

Owner Trust 2010-B

Issuing Entity or Trust

$273,300,000 Class A-2 0.65%

Asset Backed Notes

$473,400,000 Class A-3 0.98%

Asset Backed Notes

$192,840,000 Class A-4 1.58%

Asset Backed Notes

$40,810,000 Class B 2.54%

Asset Backed Notes

________________

PROSPECTUS SUPPLEMENT
________________

BofA Merrill Lynch
BNP PARIBAS
Credit Agricole Securities

Deutsche Bank Securities

Goldman, Sachs & Co.
HSBC
Scotia Capital
Wells Fargo Securities